CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY “[***]”, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Exhibit 10.33

RESEARCH COLLABORATION AGREEMENT

by and among

PIONEERING MEDICINES 08, INC.
a Delaware corporation,

OMEGA THERAPEUTICS, INC.
a Delaware corporation,

PIONEERING MEDICINES (NN), LLC
a Delaware limited liability company,

PM (NN) EXPLORATIONS, INC.
a Delaware corporation,

and

NOVO NORDISK A/S
a corporation organized and existing under the laws of Denmark

Dated as of December 31, 2023

TABLE OF CONTENTS

1. DEFINITIONS	2
2. GOVERNANCE	30
2.1 JRC	30
2.2 JSC	31
2.3 Membership; Meetings	32
2.4 Decision-Making; Limitations	32
2.5 Agenda; Minutes	33

2.6 Subcommittees		34
2.7 Project Team		34
2.8 Alliance Managers		34
2.9 Discontinuation of the Committees; Discontinuation of the Project Team		35
3. PROGRAM		35
3.1 Program Research and Development Activities		35
3.2 Development Candidate Criteria and Designation; IND-Enabling Criteria and Designation		37
3.3 Program Target Replacement; Identification of the Backup Target; Initial Backup Target Studies; Backup Target Validation Studies		39
3.4 Discontinued Targets; Discontinued Epigenomic Controllers; Epigenomic Controller-LNP Candidate		40
3.5 Records		41
3.6 Performance by Independent Contractors or Affiliates		41
3.7 Compliance with Novo Nordisk Principles for the Use of Animals		41
3.8 Materials Transfer		42
3.9 Information Security		43
4.	DEVELOPMENT, MANUFACTURING AND COMMERCIALIZATION	43
4.1	Development Diligence; Development Responsibilities	43
4.2	Manufacturing	44
4.3	Commercialization	45
5. LICENSES; TECHNOLOGY TRANSFER		45
5.1 Program Research and Development Licenses		45
5.2 License to PlatformCo Licensed IP		46
5.3 Novo Nordisk’s Right to Sublicense		47
5.4 Reservation of Rights		47
5.5 Whitehead Licenses and FPIV License		47
5.6 Transfer of PlatformCo Licensed Know-How Following Program Handoff Date		49

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6. EXCLUSIVITY		50
6.1 Exclusivity		50
6.2 Exceptions to Exclusivity		50
7. OPTION		52
8. FINANCIAL TERMS		52
8.1 Upfront Payment		52
8.2 R&D Budget Reports; Reimbursement of Costs		52
8.3 Development Milestone Payment		53
8.4 Sales Milestone Payments		55
8.5 Royalties		56
8.6 Financial Audits		58
8.7 Taxes		59
8.8 Currency of Payments		60
8.9 Late Payments		60
8.10	Licensed Program Buyout	60
8.11 Right to Offset		60
9. REPRESENTATIONS, WARRANTIES AND COVENANTS; DISCLAIMERS; LIMITATION OF LIABILITY		61
9.1 Mutual Representations and Warranties		61
9.2 Representations and Warranties of PlatformCo		61
9.3 Representations and Warranties of PM SpinCo		63
9.4 PlatformCo Covenants		65
9.5 PM SpinCo Covenants		65
9.6 Representations and Warranties of Novo Nordisk		66
9.7 Covenants of Novo Nordisk		66
9.8 Disclaimers		66
9.9 Other Agreements; Cooperation		67
10. INTELLECTUAL PROPERTY		67
10.1 Inventions Generally		67

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10.2 Ownership of Background IP		67
10.3 Ownership of Developed IP		67
10.4 Prosecution and Maintenance of Patents		71
10.5 Enforcement and Defense of Patents		76
10.6 Defense of Claims Brought by Third Parties		79
10.7 Patent Marking		80
10.8 Common Interest Disclosures		80
10.9 Upstream Licenses		80
10.10 In-Licenses		81
10.11 Joint Patent Committee		85
10.12 New PlatformCo Patents		85
11. CONFIDENTIALITY AND PUBLICITY		85
11.1 Confidential Information		85
11.2 Publicity		87
11.3 Publications		88
11.4 Injunctive Relief		89
11.5 Residual Information		89
12. INDEMNITY; LIMITATION OF LIABILITY; INSURANCE		89
12.1 Indemnification of PlatformCo by PM SpinCo and Shareholder		89
12.2	Indemnification of PM SpinCo by PlatformCo	90
12.3 Indemnification of Novo Nordisk by PlatformCo		90
12.4 Indemnification of Novo Nordisk by PM SpinCo and Shareholder		90
12.5 Joint Indemnification of Novo Nordisk		91
12.6 Indemnification of RCA PM Parties by Novo Nordisk		91
12.7 Notice of Claims		92
12.8 Defense		92
12.9 Cooperation		92
12.10 Settlement		92

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12.11 No Duplication of Recovery		93
12.12 No Consequential or Punitive Damages		93
12.13	Insurance	93
12.14	Indemnification under the Whitehead Licenses	93
13. TERM AND TERMINATION		94
13.1 Term		94
13.2 Early Termination		94
13.3 Effects of Termination		98
13.4 Cooperation		101
13.5 Accrued Obligations		101
13.6 Survival		101
14. DISPUTE RESOLUTION		101
14.1 Generally		101
14.2 Dispute Escalation		101
14.3 Arbitration		101
14.4 Injunctive Relief		102
14.5 Interpretation; Final Decision		102
15. MISCELLANEOUS		102
15.1 Governing Law		102
15.2 Entire Agreement		102
15.3 Waivers and Modifications		102
15.4 Severability		103
15.5 Assignment		103
15.6 Notices		104
15.7 Force Majeure		106
15.8 Relationship of the Parties		106
15.9 Compliance with Exports Controls Laws		107
15.10 Affiliates and Contractors		107

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15.11 Cumulative Remedies	107
15.12 Interpretation	107
15.13 Counterparts	108

RESEARCH COLLABORATION AGREEMENT

This Research COLLABORATION AGREEMENT (this “Agreement”) is made and entered into as of December 31, 2023 (the “Effective Date”), by and among Pioneering Medicines 08, Inc., a Delaware corporation located at 55 Cambridge Pkwy, Suite 800E, Cambridge, MA 02142 (“PM SpinCo”), Omega Therapeutics, Inc., a Delaware corporation located at 140 First Street, Suite 501, Cambridge, Massachusetts 02140 (“PlatformCo,” and together with PM SpinCo, each an “RCA PM Party” and collectively, the “RCA PM Parties”) and Novo Nordisk A/S, a corporation organized and existing under the laws of Denmark located at Novo Allé 1, 2880 Bagsvaerd, Denmark (“Novo Nordisk” and, together with the RCA PM Parties, the “Parties,” and individually each a “Party”). In addition, Pioneering Medicines (NN), LLC, a Delaware limited liability company (“Shareholder”) shall be a party to this Agreement (and therefore a Party) solely for purposes of Sections 6.1.1, 6.2, 11.1, 11.4, 11.5, 12.1, 12.4, 12.5, 12.6.1, 12.7 through 12.12, 15.1 through 15.4, 15.5.1, 15.6 through 15.8 and 15.10 through 15.13, and PM (NN) Explorations, Inc., a Delaware corporation (“PMCo”) shall be a party to this Agreement (and therefore a Party) solely for purposes of Sections 6.1.1, 6.2, 11.1, 11.4, 11.5, 12.1, 12.4, 12.6.1, 12.7 through 12.12, 13.3.3(c), 13.3.3(d), 13.3.3(g), 15.1 through 15.4, 15.5.1, 15.6 through 15.8 and 15.10 through 15.13.

RECITALS

WHEREAS, PlatformCo has developed a proprietary platform for discovering and developing epigenetic/epigenomic controllers that directly or indirectly regulate the expression of one or more Genes (as defined below) via epigenetic/epigenomic modification of an Insulated Genomic Domain (as defined below) for use in the treatment of human diseases;

WHEREAS, Novo Nordisk is a pharmaceutical company with expertise in research, development and commercialization of pharmaceutical products;

WHEREAS, in connection with the execution of this Agreement, Novo Nordisk, PM SpinCo and Shareholder (as defined below) have executed a separate Shareholder Option Agreement of even date herewith (the “Option Agreement”) pursuant to which Shareholder has granted to Novo Nordisk an exclusive, irrevocable option to purchase from Shareholder one hundred percent (100%) of the issued and outstanding shares of capital stock of PM SpinCo (the “Option”), subject to the terms and conditions set forth in the Option Agreement and the Share Purchase Agreement (as defined below); and

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WHEREAS, Novo Nordisk desires to enter into an arrangement with the RCA PM Parties pursuant to which the Parties shall conduct the Program (as defined below) in accordance with the R&D Plan and R&D Budget (as each term is defined below) for the purpose of assisting Novo Nordisk in determining whether to exercise the Option pursuant to the terms and conditions of the Option Agreement and the Share Purchase Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth below, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. DEFINITIONS.

The terms in this Agreement with initial letters capitalized, whether used in the singular or the plural, shall have the meanings set forth below.

1.1 “Accounting Standards” means International Financial Reporting Standards (“IFRS”), United States generally accepted accounting principles (“US GAAP”), or any other internationally recognized accounting standards, in each case as generally and consistently applied.

1.2 “Acquired Competing Product” has the meaning set forth in Section 6.2.1.

1.3 “Acquisition Transaction” has the meaning set forth in Section 6.2.1.

1.4 “Action” means any claim, action, cause of action or suit (whether in contract or tort or otherwise), litigation (whether at law or in equity, whether civil or criminal), assessment, arbitration, investigation, hearing, charge, complaint, demand, notice or proceeding of, to, from, by or before any Governmental Authority.

1.5 “Affiliate” means, with respect to any Person, any entity controlling, controlled by or under common control with such first Person, at the time that the determination of affiliation is made and for as long as such control exists. For purposes of this definition, “control” means (a) direct or indirect ownership of more than fifty percent (50%) of the stock or shares having the right to vote for the election of directors of such Person (or if the jurisdiction where such Person is domiciled prohibits foreign ownership of such entity, the maximum foreign ownership interest permitted under Applicable Laws; provided, however, that such ownership interest provides actual control over such Person), (b) status as a general partner in any partnership, or (c) the possession, directly or indirectly, of the power to direct, or cause the direction of, the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise. Affiliates of a Party exclude Persons who are financial investors of such Party or under common control with such financial investors other than such Party and its Subsidiaries. Further, for the

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purposes of this definition, (i) Novo Holdings A/S, the Novo Nordisk Foundation and their respective Affiliates (other than Novo Nordisk and its Subsidiaries, including PM SpinCo after the Closing Date) shall not be considered Affiliates of Novo Nordisk, (ii) Flagship Affiliates shall not be considered Affiliates of PlatformCo, PM SpinCo, PMCo or Shareholder (or any of such Persons’ Subsidiaries), and (iii) PlatformCo or its Subsidiaries shall not be considered Affiliates of PM SpinCo or its Subsidiaries, or of PMCo or its Subsidiaries or of Shareholder or its Subsidiaries.

1.6 “Affiliate Core IP” means any Core IP that is Controlled by a Flagship Affiliate, PMCo or any of its Subsidiaries, or Shareholder or any of its Subsidiaries.

1.7 “Affiliate Core Patents” means the Core Patents constituting Affiliate Core IP.

1.8 “Agreement” has the meaning set forth in the preamble.

1.9 “Alliance Manager(s)” has the meaning set forth in Section 2.8.

1.10 “Antitrust Clearance Date” has the meaning set forth in the Share Purchase Agreement.

1.11 “Antitrust Filings” has the meaning set forth in the Share Purchase Agreement.

1.12 “Applicable Laws” means any applicable federal, state, local or other domestic or foreign or supranational law (including common law), statute, ordinance, rule, regulation, judgment, order, writ, decree or other court orders, or other requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

1.13 “Audited Party” has the meaning set forth in Section 8.6.1.

1.14 “Auditing Party” has the meaning set forth in Section 8.6.1.

1.15 “Auditor” has the meaning set forth in Section 8.6.1.

1.16 “Background IP” has the meaning set forth in Section 10.2.

1.17 “Background Licensed Product-Specific Patents” has the meaning set forth in Section 10.4.4(a).

1.18 “Backup Target” means the Proposed Backup Target that Novo Nordisk has elected to become a Backup Target in accordance with Section 3.3.1.

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1.19 “Backup Target Validation Studies” means R&D Activities that validate the Proposed Backup Targets against the criteria set forth in Schedule 1.19.

1.20 “Backup Target Validation Studies Data Package” means a data package containing the subject matter set forth in Schedule 1.20.

1.21 “Bankruptcy Event” has the meaning set forth in Section 13.2.4.

1.22 “Base Term” has the meaning set forth in Section 1.273.

1.23 “Baseball Arbitrator” has the meaning set forth in Schedule 13.3.3(d).

1.24 “BLA” has the meaning set forth in the definition of MAA.

1.25 “Breaching Party” has the meaning set forth in Section 13.2.3(c).

1.26 “Breaching PM Party” has the meaning set forth in Section 13.2.3(a).

1.27 “Business Day” means a day other than Saturday, Sunday or any day on which commercial banks located in New York, New York or Copenhagen, Denmark are authorized or obligated by Applicable Laws to close.

1.28 “Calendar Quarter” means each of the three (3) month periods ending on March 31, June 30, September 30, and December 31 of any Calendar Year; provided, however: (a) the first Calendar Quarter of the Term shall extend from the Effective Date to the end of the Calendar Quarter in which the Effective Date occurs; and (b) the last Calendar Quarter shall extend from the beginning of the Calendar Quarter in which this Agreement expires or terminates until the effective date of such expiration or termination.

1.29 “Calendar Year” means, for the first Calendar Year, the period beginning on the Effective Date and ending on December 31, 2023, and for each Calendar Year thereafter each twelve (12)-month period commencing on January 1, and ending on December 31, except that the last Calendar Year shall commence on January 1 of the year in which this Agreement expires or terminates and end on the effective date of such expiration or termination.

1.30 [***].

1.31 “Chairperson” has the meaning set forth in Section 2.3.

1.32 “Change of Control” means, with respect to a Party: (a) a merger or consolidation of such Party with a Third Party that results in the voting securities of such Party outstanding immediately prior thereto, or any securities into which such voting securities have been converted or exchanged, ceasing to represent more than fifty percent (50%) of the combined voting power of

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the surviving entity or the parent of the surviving entity immediately after such merger or consolidation; (b) a transaction or series of related transactions in which a Third Party, together with its Affiliates, becomes the beneficial owner of more than fifty percent (50%) of the combined voting power of the outstanding securities of such Party; or (c) the sale, exchange, lease, contribution, disposition, or other transfer to a Third Party of all or substantially all of such Party’s business to which the subject matter of this Agreement relates. Notwithstanding the foregoing, with respect to a Party, the term “Change of Control” shall not include any sale of shares of capital stock of such Party, in a single transaction or series of related transactions in which such Party issues new securities solely to institutional investors for cash or the cancellation or conversion of indebtedness or a combination thereof where such transaction(s) are conducted for bona fide Equity Financing purposes.

1.33 “Claim Notice” has the meaning set forth in Section 12.7.

1.34 “Clinical Trials” means human clinical trials, including any Phase I Clinical Trials, Phase II Clinical Trials, Phase III Clinical Trials, Registrational Clinical Trials, post-Regulatory Approval trials or variations, combinations or subsets of such trials (for example, Phase I/II or Phase IB clinical trials).

1.35 “Closing Date” means (a) the Closing Date or (b) the SPA License Effective Date, as applicable, in each case ((a) or (b)), as defined in the Share Purchase Agreement.

1.36 “Closing Time” means immediately prior to (a) the Closing Date or (b) the SPA License Effective Date, in each case ((a) or (b)), as defined in the Share Purchase Agreement.

1.37 “Collaboration Epigenomic Controller” means any mRNA encoding an epigenetic editing protein that directly or indirectly regulates expression of one or more Gene(s) via epigenetic modification of an Insulated Genomic Domain that includes the Gene(s), an enhancer sequence, a promoter sequence, a coding sequence, a non-coding sequence, a CTCF-binding site, a cis regulatory element sequence, or any combination of the aforementioned elements.

1.38 “Collaboration Epigenomic IP” means the Collaboration Epigenomic Know-How and Collaboration Epigenomic Patents.

1.39 “Collaboration Epigenomic Know-How” means any Know-How, excluding Excluded Know-How, that (a) is conceived, discovered, developed, or otherwise made solely by or on behalf of any Party (or its Affiliates, independent contractors or sublicensees (including Sublicensees)) in the conduct of activities under the R&D Plan or jointly by or on behalf of any of the Parties (or their respective Affiliates, independent contractors or sublicensees (including Sublicensees)) in the conduct of activities under the R&D Plan and (b) relates to the identification, Development or process of making of Collaboration Epigenomic Controllers or any component

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thereof, but does not relate to the identification, Development or process of making of any other Epigenomic Controllers or any component thereof.

1.40 “Collaboration Epigenomic Patents” means Patents that Cover any Collaboration Epigenomic Know-How (and no Know-How that is excluded from the Collaboration Epigenomic Know-How).

1.41 “Combination Product” means a Licensed Product sold in combination with a device (such combination can be a non-integral drug-device combination or cross-labelled drug device combination) or one or more other therapeutically or prophylactically active ingredient(s) that is not the IND-Enabling Candidate (in each case under express exclusion of buffers, fillers, bulking agents and diluents) whether combined in a single formulation or package, as applicable, or formulated separately but packaged under a single label approved by a Regulatory Authority and sold together for a single price.

1.42 “Commercialization” or “Commercialize” means, with respect to a product, activities directed to obtaining Pricing and Reimbursement approvals, securing and maintaining market access and reimbursement, marketing, advertising, promoting, distributing, importing, exporting, selling (and offering for sale or contracting to sell), providing product support, otherwise commercially exploiting, and conducting activities in preparation for the foregoing. “Commercializing,” “Commercialized,” and “Commercialization” shall have correlative meanings. For clarity, Commercialization does not include Development.

1.43 “Commercially Reasonable Efforts” means (a) with respect to a Party’s obligations under this Agreement other than the obligations described in clause (b), such reasonable, diligent and good faith efforts as such Party would normally use to accomplish a similar objective under similar circumstances taking into account the responsible allocation of such Party’s resources under the circumstances (including any cost reimbursement under this Agreement) and (b) with respect to Novo Nordisk’s obligations relating to the Development or Commercialization of the IND-Enabling Candidate and Licensed Product(s) under this Agreement, means efforts consistent with the efforts and resources commonly used in the pharmaceutical or biotechnology industry by companies of comparable size and resources as Novo Nordisk (including its Affiliates) for a product at a similar stage of research, development or commercialization having similar product characteristics at a similar stage in its development or product life, taking into account relevant factors including [***]. The RCA PM Parties (and after the Closing Date, PlatformCo) expressly understand and accept that the use of Commercially Reasonable Efforts may result in Novo Nordisk not initiating, or ceasing, Development or Commercialization of a Licensed Product in a particular country in the Territory.

1.44 “Committee” has the meaning set forth in Section 2.2.

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1.45 “Competing Product” means any product (other than the Development Candidate, the IND-Enabling Candidate or a Licensed Product under this Agreement) that (a) uses the same Collaboration Epigenomic Controller included in the Epigenomic Controller-LNP Candidate or (b) is directed to: (1) (i) with respect to the Initial Program Target, the Initial Program Target; or (ii) if the Program Target is different from the Initial Program Target, the Program Target for the prevention, treatment or control of a cardiometabolic disease (including, for the avoidance of doubt, diabetes) in humans; or (2) during the Target Flexibility Period, any Backup Target or Proposed Backup Target for the prevention, treatment or control of a cardiometabolic disease (including, for the avoidance of doubt, diabetes) in humans.

1.46 “Competitive Infringement” means the actual, threatened, alleged, or suspected infringement by a Third Party of any Licensed Product-Specific Patent(s) or PM and NN Joint Developed Patent(s) that is or would be competitive with [***].

1.47 “Competitive Infringement Action” means any Action alleging Competitive Infringement of any Patent by a Third Party.

1.48 “Confidential Information” means (a) all trade secrets or confidential or proprietary information (including any tangible materials embodying any of the foregoing) of the disclosing Party or its Affiliates provided or disclosed to the other Party or any of its Affiliates in connection with this Agreement, (b) “Confidential Information” (as defined in the Prior Agreement) that was disclosed by a Party or any of its Affiliates to the other Party or any of its Affiliates under the Prior Agreement, (c) confidential information disclosed or exchanged under the [***], and (d) the terms and conditions of this Agreement, which are the Confidential Information of each Party; provided, however, that Confidential Information shall not include information that:

1.48.1 has been published by a Third Party or otherwise is or hereafter becomes publicly available by public use, publication or otherwise through no breach of this Agreement on the part of the receiving Party;

1.48.2 is in the receiving Party’s or its Affiliate’s possession prior to disclosure by the disclosing Party hereunder, and not through a prior disclosure by the disclosing Party or its Affiliates, without any obligation of confidentiality with respect to such information (as evidenced by the receiving Party’s or such receiving Party’s Affiliate’s written records);

1.48.3 is subsequently received by the receiving Party from a Third Party who is not known by the receiving Party to be under an obligation of confidentiality to the disclosing Party under any agreement between such Third Party and the disclosing Party or otherwise; or

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1.48.4 is independently developed by or for the receiving Party or its Affiliate without reference to, or use or disclosure of, the disclosing Party’s Confidential Information (as evidenced by the receiving Party’s or such Affiliate’s written records);

provided, further, that Sections 1.48.2 through 1.48.4 above shall not apply to the terms and conditions of this Agreement. Notwithstanding anything to the contrary herein, confidential PlatformCo Licensed Know-How shall constitute the Confidential Information of PlatformCo.

1.49 “Controlled” or “Controls” means, with respect to any Intellectual Property right (including any Patent or Know-How), the possession of (whether by ownership or license, other than pursuant to this Agreement) the ability of a Party to assign, transfer, or grant access to, or to grant a license or sublicense of, such right as provided for in this Agreement without violating the terms of any agreement or other arrangement with any Third Party existing at the time such Party would be required hereunder to assign, transfer or grant another Person such access or license or sublicense. For avoidance of doubt, certain Intellectual Property rights may be deemed not to be “Controlled” by a Party for purposes of this Agreement as set forth in Section 10.10.2.

1.50 “Controlling Party” means the Party initiating and controlling any Action pursuant to Section 10.5.

1.51 “Core IP” means the Core Know-How and the Core Patents.

1.52 “Core Know-How” means any Know-How that Covers any Collaboration Epigenomic Controller; provided that, “Core Know-How” shall not include [***].

1.53 “Core Patents” means any Patents that Cover any Collaboration Epigenomic Controller; provided that, “Core Patents” shall not include [***].

1.54 [***].

1.55 “Cost Responsibility Matter” has the meaning set forth in Section 3.1.2(b).

1.56 “Cover”, “Covering” or “Covered” means (a) with reference to a Patent, that the manufacture, use, offer for sale, sale or importation of a product or practice of a method would, absent a license thereto (or ownership thereof), infringe (i) in the case of an issued Patent, a claim of such Patent in the country in which such activity occurs or (ii) in the case of a Patent application, a claim of such Patent application were the Patent application to issue, and (b) with reference to Know-How, that the Manufacture, Development or Commercialization of a product or the practice of a method incorporates, embodies or otherwise makes use of such Know-How.

1.57 “Criteria Achievement Matter” has the meaning set forth in Section 2.2.7.

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1.58 “Criteria Amendment Matter” has the meaning set forth in Section 2.2.6.

1.59 “Data Package” means, as applicable, the Development Candidate Data Package or IND-Enabling Data Package.

1.60 “Deliver” means to provide access to information either by providing a copy of such information (paper or electronic), granting access to a virtual data room containing such information or a combination of these means.

1.61 “Delivery or Formulation Technology” means any delivery system intended or used to deliver a therapeutic composition or product, including [***].

1.62 “Developed Licensed Product-Specific Patents” has the meaning set forth in Section 10.4.4(b).

1.63 “Development” means, with respect to a product, activities directed to Pre-Clinical Development and Clinical Trials and submissions to Regulatory Authorities prior to Regulatory Approval (including INDs and MAAs). For clarity, Development excludes Commercialization activities. When used as a verb, “Develop” means to engage in Development.

1.64 “Development Candidate” means the Epigenomic Controller-LNP Candidate that (a) is Developed under the R&D Plan and (b) (i) satisfies the Development Candidate Criteria and is designated by the JSC as the Development Candidate in accordance with Section 3.2.3 or (ii) is designated by Novo Nordisk as the Development Candidate in accordance with Section 3.2.3. As used herein, the term Development Candidate means the applicable Epigenomic Controller-LNP Candidate designated as the Development Candidate from time to time under this Agreement, it being understood that [***].

1.65 “Development Candidate Criteria” means the criteria set forth on Schedule 1.65, as may be amended from time-to-time by the JSC in accordance with Article 2.

1.66 “Development Candidate Data Package” means the data package delivered by the RCA PM Parties to the JSC with respect to an Epigenomic Controller-LNP Candidate, which shall include the content described in Schedule 1.65.

1.67 “Development Milestone Event” has the meaning set forth in Section 8.3.

1.68 “Development Milestone Payment” has the meaning set forth in Section 8.3.

1.69 “Discontinued Epigenomic Controller” means a Collaboration Epigenomic Controller that is eliminated from the Program pursuant to Section 3.2.3 or 3.3.1.

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1.70 “Discontinued Epigenomic Controller-LNP Candidate” means an Epigenomic Controller-LNP Candidate that is eliminated from the Program pursuant to Section 3.2.3 or 3.3.1.

1.71 “Discontinued Program Tissue LNP” means a Program Tissue LNP that is eliminated from the Program pursuant to Section 3.2.4 or 3.3.1.

1.72 “Discontinued Target” means a Program Target that is replaced with a Backup Target pursuant to Section 3.3.1.

1.73 “Disputes” has the meaning set forth in Section 14.1.

1.74 “Distracted Restricted Party” has the meaning set forth in Section 6.2.1.

1.75 “Divest” means, with respect to a Competing Product, the sale, exclusive license or other complete transfer by the applicable Party and its Affiliates of all of their Development, Manufacturing, Commercialization and other Exploitation rights with respect to such Competing Product to a Third Party without the retention or reservation of any Development, Manufacturing, Commercialization or other Exploitation obligation, interest or participation rights (other than solely an economic interest or the right to enforce customary terms and conditions contained in the relevant agreements effectuating such transaction).

1.76 “Dollars” or “US$” means United States dollars.

1.77 “Effective Date” has the meaning set forth in the preamble.

1.78 “EMA” means the European Medicines Agency or any successor agency thereto.

1.79 “Epigenomic Controller” means any agent, including a polypeptide, a peptide, a nucleic acid (e.g., RNA or DNA, including both modified and unmodified forms of RNA and DNA), a nucleic acid encoded polypeptide, a gene expression modifying molecule, an epigenetic editing molecule, or a non-biologic organic molecule (i.e., a “small molecule”), that, in each case, directly or indirectly regulates expression of one or more Gene(s) via epigenetic modification of an Insulated Genomic Domain that includes the Gene(s), an enhancer sequence, a promoter sequence, a coding sequence, a non-coding sequence, a CTCF-binding site, a cis regulatory element sequence, or any combination of the aforementioned elements.

1.80 “Epigenomic Controller-LNP Candidate” means a Collaboration Epigenomic Controller optimized under the R&D Plan that: (a) directly or indirectly regulates the expression of the Program Target; and (b) is encapsulated within a Program Tissue LNP.

1.81 “Equity Financing” means, with respect to a Party, any issuance or sale of securities of such Party with the sole purpose of raising capital for working capital and operations, none of the proceeds of which would be distributed or paid to such Party’s equity owners.

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1.82 “Excluded Know-How” means Know-How [***].

1.83 “Executive Officer” means, for PM SpinCo, the chief executive officer or president of PM SpinCo, or his or her designee, for PlatformCo, the chief executive officer or president of PlatformCo, or his or her designee, and for Novo Nordisk, the chief executive officer or president of Novo Nordisk, or his or her designee. A Party may change its Executive Officer upon written notice to the other Parties; provided that such replacement individual has decision-making authority on behalf of such Party in respect of this Agreement.

1.84 “Exploit” means, collectively, to Develop, Manufacture and Commercialize, including to have Developed, to have Manufactured, to have Commercialized, and otherwise to commercially exploit. “Exploitation” has a correlative meaning.

1.85 “FD&C Act” means the United States Federal Food, Drug and Cosmetic Act, as amended, and any rules, regulations, and requirements promulgated thereunder.

1.86 “FDA” means the United States Food and Drug Administration or any successor agency thereto.

1.87 “Field” means the targeting of the Program Target for the prevention, treatment or control of a cardiometabolic disease (including, for the avoidance of doubt, diabetes) in humans.

1.88 “Field LNP Product” means any product for use in the Field (other than a Licensed Product under this Agreement) that contains the same Program Tissue LNP component of the IND-Enabling Candidate or Licensed Product, except that a “Field LNP Product” shall not include any product that contains a Program Tissue LNP if such Program Tissue LNP is [***].

1.89 “Filing Acceptance” means the written notification by the FDA or equivalent Regulatory Authority for a country in the Territory that a MAA has been accepted for filing pursuant to 21 C.F.R. §314.101 for drugs or 21 C.F.R. §601.2 for biologics or the foreign equivalent if such filing is outside the U.S.

1.90 “First Commercial Sale” means with respect to a Licensed Product in any country in the Territory, the first sale for monetary value of such Licensed Product in such country for use or consumption by the end user of such Licensed Product in such country after all Regulatory Approvals for such Licensed Product have been obtained in such country. The following shall not constitute a First Commercial Sale: (a) any sale of such Licensed Product to an Affiliate or Sublicensee unless such Affiliate or Sublicensee is the end user thereof; (b) any sale of such Licensed Product for use in Clinical Trials or Pre-Clinical Development activities with respect to such Licensed Product by or on behalf of a Party or, with respect to Novo Nordisk, by or on behalf of Novo Nordisk, its Affiliates or Sublicensees; or (c) any disposal or transfer of such Licensed Product for a bona fide charitable purpose or samples of such Licensed Product. Notwithstanding

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the foregoing, sales prior to receipt of Regulatory Approval for a Licensed Product such as so-called “treatment IND sales,” “named patient sales,” and “compassionate use sales” shall not be considered a First Commercial Sale.

1.91 “First Reimbursed Sale” means with respect to a Licensed Product and a country, the First Commercial Sale following Pricing and Reimbursement Approval for such Licensed Product in such country.

1.92 “Flagship Affiliate” means FSP or an Affiliate of FSP, other than PM SpinCo and its Subsidiaries, PlatformCo and its Subsidiaries, Shareholder and its Subsidiaries, and PMCo and its Subsidiaries.

1.93 [***].

1.94 “FPIV” means Flagship Pioneering Innovations V, Inc.

1.95 “FPIV License” means that certain License Agreement, effective as of March 12, 2019 between FPIV and PlatformCo, [***].

1.96 “FPIV Patent Rights” means the Patents licensed to PlatformCo under the FPIV License.

1.97 “FSP” means Flagship Pioneering, Inc., a Delaware corporation.

1.98 “FTE” means the equivalent of a full-time individual’s work, performed by one or more individuals, at [***], carried out by an appropriately qualified employee of PlatformCo or its Affiliates, PM SpinCo or its Affiliates or Flagship Labs, LLC performing activities on behalf of PM SpinCo pursuant to the R&D Plan or this Agreement.

1.99 “FTE Costs” means the FTE Rate multiplied by the applicable number of FTEs who perform a specified activity pursuant to the R&D Plan. FTE Costs shall be pro-rated on a daily basis if necessary (e.g., for any Calendar Year during the Research Term that is less than a full year). Out-of-Pocket Costs, including payments to contract personnel, consultants, or subcontractors (other than to Flagship Labs, LLC), are not FTE Costs.

1.100 “FTE Rate” means [***], which rate shall be adjusted on January 1st of each Calendar Year during the Research Term by an amount equal to [***]. The FTE Rate represents the fully loaded rate (including all direct and indirect costs) per FTE and includes (a) all wages and salaries, office supplies, benefits, bonuses, and other general incidental expenses, and (b) direct and indirect allocations, including in connection with all direct finance, legal or other administrative labor FTEs required to support the R&D Activities and indirect overhead, general and administrative, human resources, legal and finance expenses.

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1.101 “Gene” means DNA identified by its ENSEMBL GENE ID number.

1.102 “General PlatformCo Licensed Patents” means any and all PlatformCo Licensed Patents that are not Licensed Product-Specific Patents.

1.103 “General PM SpinCo Licensed Patents” means any and all PM SpinCo Licensed Patents that are not Licensed Product-Specific Patents.

1.104 “Generic/Biosimilar Product” means, with respect to a Licensed Product and on a country-by-country basis, any pharmaceutical or biological product that: (a) is sold by a Third Party (that is not a Sublicensee of Novo Nordisk or its Affiliates) under an MAA approved by a Regulatory Authority; and (b) either (i) receives Regulatory Approval in such country in reliance, in whole or in part, on the prior Regulatory Approval (or on safety or efficacy data for drug products or purity, potency and safety data for biologic products submitted in support of the prior approval) of such Licensed Product, including any product authorized for sale (A) in the U.S. pursuant to Section 505(b)(2) or Section 505(j) of the FD&C Act (21 U.S.C. § 355(b)(2) and 21 U.S.C. § 355(j), respectively), or Section 351(k) of the Public Health Service Act (42 U.S.C. § 262(k)) (including both biosimilar and interchangeable biosimilar products), (B) in the EU pursuant to a provision of Articles 10, 10a or 10b of Parliament and Council Directive 2001/83/EC as amended (including an application under Article 6.1 of Parliament and Council Regulation (EC) No 726/2004 that relies for its content on any such provision) or (C) in any other country or jurisdiction pursuant to any equivalent of such provisions, or (ii) is otherwise substitutable under Applicable Laws for such Licensed Product at the point of dispensing without the intervention of a physician or other health care provider with prescribing authority.

1.105 “Good Clinical Practices” or “GCP” means the then-current good clinical practice standards, requirements and procedures for Clinical Trials promulgated or endorsed by the FDA, including FDA guidance and the FDA regulations set forth in 21 C.F.R. Parts 11, 50, 54, 56, and 312, and all comparable regulatory guidelines promulgated by the EMA, the ICH, and other Regulatory Authorities, as applicable.

1.106 “Good Laboratory Practices” or “GLP” means the then-current good laboratory practice standards, requirements and procedures for non-clinical studies promulgated or endorsed by the FDA, including FDA guidance and the FDA regulations set forth in 21 C.F.R. Part 58, and all comparable regulatory guidelines promulgated by the EMA, the ICH and other Regulatory Authorities, as applicable.

1.107 “Good Manufacturing Practices” or “GMP” means the then-current good manufacturing practices standards, requirements and procedures required by the FDA, as set forth in the FD&C Act and Public Health Service Act and the guidance and regulations promulgated thereunder, including the FDA regulations set forth in 21 C.F.R. Parts 210, 211, and 600-680, and

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comparable laws or regulations or guidelines promulgated by the EMA, the ICH and other Regulatory Authorities, as applicable.

1.108 “Governmental Authority” means any federal, state, local or foreign government or municipality or subdivision thereof, and any authority, department, commission, board, bureau, agency, court, arbitrator, tribunal or instrumentality, or any applicable self‑regulatory organization (including a stock exchange) exercising the powers of government. For clarity, any Regulatory Authority is a Governmental Authority.

1.109 [***].

1.110 “Grantback IP” has the meaning set forth in Section 13.3.3(d).

1.111 “Grantback Product” has the meaning set forth in Section 13.3.3(b).

1.112 “ICH” means the International Council for Harmonisation of Technical Requirements for Pharmaceuticals for Human Use.

1.113 “IFRS” has the meaning set forth in the definition of “Accounting Standards.”

1.114 “In Vitro Proof of Concept Criteria” means the criteria set forth on Schedule 1.114.

1.115 “In Vitro Proof of Concept Matter” has the meaning set forth in Section 2.2.4.

1.116 “IND Application” or “IND” means (a) an Investigational New Drug Application as defined in the FD&C Act and applicable regulations promulgated thereunder by the FDA, including any amendments or supplements thereto, or (b) the equivalent application to a Regulatory Authority in any other regulatory jurisdiction, which must be in effect to initiate or conduct clinical testing of a pharmaceutical or biological product in humans in such jurisdiction, including any amendments or supplements thereto.

1.117 “IND-Enabling Candidate” means: (a) if the IND-Enabling Tox Studies have been completed prior to the expiration of the Research Term, the Development Candidate that meets the IND-Enabling Criteria; (b) if the IND-Enabling Tox Studies have not been completed prior to the expiration of the Research Term, the Development Candidate as it exists as of the date of expiration of the Research Term; (c) the Development Candidate that is otherwise designated by Novo Nordisk as the IND-Enabling Candidate in accordance with Section 3.2.4; or (d) the [***].

1.118 “IND-Enabling Criteria” means the criteria for the pre-clinical data and other information generated under the Program that would be deemed reasonably required (by an individual with expertise in such requirements) to meet the requirements for filing an IND for the

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Licensed Product with the FDA, or an analogous application to a Regulatory Authority outside of the U.S., which criteria are set forth on Schedule 1.118 as may be amended from time-to-time by the JSC in accordance with Article 2 to meet the requirements for filing an IND for the Licensed Product with the FDA.

1.119 “IND-Enabling Data Package” means the data package delivered by the RCA PM Parties pursuant to Section 3.2.1, which shall include the content described in Schedule 1.118.

1.120 “IND-Enabling Tox Studies” means studies that are designed to meet the IND-Enabling Criteria, including ADME (absorption, distribution, metabolism, and excretion) and GLP toxicology studies, studies required for the preparation of the CMC (chemistry, manufacturing, and controls) section of such IND, including studies relating to analytical methods and purity analysis, and formulation and Manufacturing development studies.

1.121 “Indemnified Party” has the meaning set forth in Section 12.7.

1.122 “Indemnifying Party” has the meaning set forth in Section 12.7.

1.123 “Indication” means any separate and distinct human disease, syndrome or medical condition that a Licensed Product that is approved by a Regulatory Authority is intended to diagnose, treat, prevent or ameliorate. For clarity, (a) a new formulation, dose, or delivery device for the Licensed Product, and pediatric use of the Licensed Product, shall not be considered separate Indications and (b) a label update or expansion to the existing Licensed Product label shall not be considered a new Indication, unless either change described in (a) or (b) reflects the use of the Licensed Product for a separate and distinct human disease, syndrome or medical condition. For example, treating diabetes of either type is separate and distinct from treating obesity, whereas a label update expanding the patient population from BMI greater than twenty-five (25) to greater than twenty (20) for treating obesity is not separate and distinct.

1.124 “Information Request” has the meaning set forth in Section 3.2.2.

1.125 “Infringement Claim” has the meaning set forth in Section 10.6.

1.126 “Initial Backup Target Studies” means the computational assessment R&D Activities to be performed by PlatformCo as set forth in the R&D Plan.

1.127 “Initial Backup Target Studies Data Package” means the content to be included in the data package delivered by the RCA PM Parties to the JRC for determining the feasibility of targeting Backup Targets for up- or down-regulation using PlatformCo technology, which shall consist of the content from the computational assessments described on Schedule 1.127.

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1.128 “Initial Program Studies” means the R&D Activities to be conducted by PlatformCo and PM SpinCo to determine whether the Initial Program Target has met the In Vitro Proof of Concept Criteria.

1.129 “Initial Program Target” means the Gene that [***].

1.130 “Insulated Genomic Domain” means a continuous segment of a chromosome that (a) is bounded on both ends by a CTCF-binding site, and (b) contains one or more Genes whose expression is regulated by chromosomal regulatory elements, including enhancers, promoters, repressors, and flanking sequences of the CTCF, that lie between the CTCF-binding sites and is insulated from regulation by chromosomal regulatory elements that lie beyond the CTCF-binding site boundaries on the chromosome.

1.131 “Intellectual Property” means any and all of the following in any jurisdiction throughout the world and all rights associated therewith: (a) Patents; (b) trademarks and service marks, trade dress, trade names, logos, slogans, Internet domain names, corporate names, doing business designations, and all other indicia of origin, and all registrations, applications for registration and renewals of the foregoing, and all goodwill associated with the foregoing; (c) works of authorship (whether or not copyrightable), copyrights and registrations, applications for registration, and renewals thereof, including moral rights of authors and all designs, data, databases and database rights; (d) Know-How, any indicia of ownership of an invention, and any other confidential and proprietary information; (e) software (including source code, executable code, systems, network tools, data, databases, applications, firmware and all related documentation); (f) all other intellectual property and proprietary rights, and all rights associated therewith; (g) all registrations and applications for registration for any of the foregoing recognized by any Governmental Authority; and (h) all copies and tangible embodiments of any of the foregoing (in whatever form or medium).

1.132 “Invalidity Claim” has the meaning set forth in Section 10.5.8.

1.133 “Joint Patents” means the PM and NN Joint Developed Patents, the RCA PM Parties Joint Developed Patents and the LNP Joint Patents.

1.134 “JPC” has the meaning set forth in Section 10.11.

1.135 “JPC Evaluated Patents” has the meaning set forth in Section 10.11.

1.136 “JRC” has the meaning set forth in Section 2.1.

1.137 “JSC” has the meaning set forth in Section 2.2.

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1.138 “Know-How” means all commercial, technical, scientific and other data, results, know-how and information, trade secrets, inventions, discoveries, technology, methods, processes, practices, formulae, instructions, skills, techniques, procedures, knowledge, experiences, ideas, technical assistance, designs, drawings, assembly procedures, computer programs, specifications (including biological, chemical, pharmacological, toxicological, clinical, safety, assay, study designs and protocol and related know-how and trade secrets, and manufacturing data, pre-clinical and clinical data, the specifications of ingredients, the manufacturing processes, formulation, specifications, sourcing information, quality control and testing procedures and related know-how and trade secrets), in all cases, whether or not confidential, proprietary, patented or patentable, in written, electronic or any other form now known or hereafter developed.

1.139 “Knowledge of PlatformCo” (and like terms, including “Known” by PlatformCo) means, with respect to PlatformCo, the actual knowledge of the individuals listed on Schedule 1.139 and any successors to such individuals’ positions, as well as [***].

1.140 “Knowledge of PM Entity” (and like terms, including “Known” by a PM Entity) means: (a) with respect to Pioneering Medicines, PMCo and Shareholder, the actual knowledge of PM Management [***], (b) with respect to PlatformCo, the Knowledge of PlatformCo and (c) with respect to PM SpinCo, the Knowledge of PM SpinCo.

1.141 “Knowledge of PM SpinCo” (and like terms, including “Known” by PM SpinCo) means, with respect to PM SpinCo prior to the Closing Date, the actual knowledge of PM Management [***].

1.142 “Known Third Party Core Know-How” means any Core Know-How that is Known as of the Effective Date by a PM Entity to be Controlled by a Third Party other than a Flagship Affiliate, PMCo or any of its Subsidiaries, or Shareholder or any of its Subsidiaries.

1.143 “Known Third Party Core Patents” means any Core Patents that are Known as of the Effective Date by a PM Entity to be Controlled by a Third Party other than a Flagship Affiliate, PMCo or any of its Subsidiaries, or Shareholder or any of its Subsidiaries.

1.144 “Licensed Epigenomic Controller Patents” means (a) Collaboration Epigenomic Patents and (b) any other PlatformCo Licensed Patents that [***] to the identification, Development, use of and process of making Collaboration Epigenomic Controllers or any component thereof; except that Licensed Epigenomic Controller Patents do not include [***]. For clarity, the Whitehead Patent Rights and the FPIV Patent Rights are Licensed Epigenomic Controller Patents under this Agreement.

1.145 “Licensed IP” means the PlatformCo Licensed IP and the PM SpinCo Licensed IP.

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1.146 “Licensed Know-How” means (a) prior to the Closing Date, the PlatformCo Licensed Know-How and the PM SpinCo Licensed Know-How and (b) following the Closing Date, the PlatformCo Licensed Know-How.

1.147 “Licensed Patents” means (a) prior to the Closing Date, the PlatformCo Licensed Patents and the PM SpinCo Licensed Patents and (b) following the Closing Date, the PlatformCo Licensed Patents.

1.148 “Licensed Product” means a human, therapeutic product that includes as an active ingredient (whether alone or in combination with one (1) or more other active ingredients) the IND-Enabling Candidate, as the same may be modified in accordance with this Agreement. Licensed Product includes Combination Products; provided that this Agreement shall not be interpreted to grant a license to any proprietary active ingredient or proprietary device other than the IND-Enabling Candidate.

1.149 “Licensed Product-Specific Patents” means, other than Licensed Epigenomic Controller Patents, any and all Licensed Patents that Cover at least one (1) Licensed Product, or the Program Epigenomic Controller or Program Tissue LNP component thereof. Without limiting the generality of the foregoing, Licensed Product-Specific Patents shall include the Background Licensed Product-Specific Patents and Developed Licensed Product-Specific Patents.

1.150 “LNP” means a lipid nanoparticle.

1.151 “LNP Joint IP” means the LNP Joint Know-How and LNP Joint Patents.

1.152 “LNP Joint Know-How” means any Know-How that (a) is conceived, discovered, developed, or otherwise made solely by or on behalf of any Party (or its Affiliates, independent contractors or sublicensees (including Sublicensees)) in the conduct of activities under the R&D Plan or jointly by or on behalf of any of the Parties (or their respective Affiliates, independent contractors or sublicensees (including Sublicensees)) in the conduct of activities under the R&D Plan and (b) relates to [***].

1.153 “LNP Joint Patents” means Patents that Cover any LNP Joint Know-How.

1.154 “Losses” means damages, losses, liabilities, costs (including costs of investigation and defense), fines, penalties, expenses, or amounts paid in settlement (in each case, including reasonable attorneys’ and experts’ fees and expenses), in each case resulting from an Action.

1.155 “MAA” or “Marketing Authorization Application” means an application to a Regulatory Authority for approval to market a biopharmaceutical product in the respective country or group of countries, as defined in the Applicable Laws, including a New Drug Application (“NDA”) submitted under Section 505 of the FD&C Act, a Biologics License Application

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(“BLA”) submitted under Section 351(a) of the PHSA, or an analogous application or submission filed with a Regulatory Authority in a country or group of countries outside the United States to obtain approval (but excluding Pricing and Reimbursement Approval) to market such product in that country or in that group of countries.

1.156 “Major European Countries” means any of the following countries: United Kingdom, France, Italy, Spain and Germany.

1.157 “Manufacturing” means activities directed to sourcing of necessary raw materials, receipt, handling, producing, processing, packaging, labeling, filling, finishing, assembling, holding (including storage), quality assurance and quality control testing and release, and shipping of an active ingredient, biopharmaceutical product or any component thereof. For clarity, manufacturing process development and formulation development shall be considered Development activities. When used as a verb, “Manufacture” means to engage in Manufacturing.

1.158 “Materials” means all biological materials, chemical compounds and other materials provided by the Supplying Party to the Receiving Party for use by the Receiving Party to conduct the Receiving Party’s R&D Activities in accordance with the R&D Plan.

1.159 “Milestone Events” means the Development Milestone Events and the Sales Milestone Events.

1.160 “Milestone Payments” means the Development Milestone Payments and the Sales Milestone Payments.

1.161 “NDA” has the meaning set forth in the definition of MAA.

1.162 “Negotiation Period” has the meaning set forth in Section 15.5.2(a).

1.163 “Net Sales” with respect to a Licensed Product shall be calculated in the same manner as [***], recognized in accordance with [***] applied on a consistent basis, invoiced from the sale of the Licensed Product by Novo Nordisk or its Affiliates or its Sublicensees to Third Parties (including to distributors), less the following deductions:

(a) [***]

(b) [***]

(c) [***]

(d) [***]

(e) [***]

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(f) [***]

(g) [***]; and

(h) [***].

Net Sales shall not include sales to Affiliates or Sublicensees, solely to the extent that such Affiliate or Sublicensee purchasing the Licensed Product intends to resell such Licensed Product to a Third Party. However, subsequent sales of Licensed Product by Novo Nordisk Affiliates or Sublicensees to a Third Party (including to a distributer) shall be included in Net Sales when sold in the market for end-user use.

Further, Net Sales shall not include the selling price of a device (as defined in Section 201(h)(1) of the FD&C Act, that is not Delivery or Formulation Technology) if the device is sold separately from the Licensed Product (i.e., not sold as a Combination Product) in that country.

For Net Sales of a Licensed Product sold as a Combination Product, the Net Sales of such a Combination Product in a country shall be determined by multiplying the Net Sales of such Combination Product by the fraction of A/(A+B), where A is the average unit selling price of the Licensed Product sold separately in that country and B is the total average unit selling price of the device or other pharmaceutical product(s), when sold separately in that country. If the Licensed Product or the device or other pharmaceutical product(s) included in the Combination Product are not sold separately, then the Parties shall negotiate in good faith the relative value of the Licensed Product, on the one hand, or the device or other pharmaceutical product(s), on the other hand (including but not limited to the purchase price and the Parties’ applicable device or other pharmaceutical product(s) development costs, milestones and royalties relating to the device or other pharmaceutical product(s)) and shall determine the Net Sales of the Licensed Product contained in the Combination Product based on such allocation of value. In the event that the Parties do not initially agree on the Combination Product percentage referenced above, Royalty Payments on Net Sales shall initially be paid based on the average selling price of the Combination Product, subject to later adjustment determined through the dispute resolution process set forth in Article 14.

Net Sales in the Territory shall be calculated and reported in Dollars. With respect to Net Sales invoiced in a currency other than Dollars, (x) the rate of exchange to be used in computing the currency equivalent in Dollars of Net Sales used to determine the achievement of the Sales Milestone Payments shall be the Calendar Yearly average exchange rate between each currency of origin and Dollars, and (y) the rate of exchange to be used in computing the currency equivalent in Dollars for Royalty Payments shall be the Calendar Quarterly average exchange rate between each currency of origin and Dollars, and in either case ((x) or (y)), shall be based on the exchange rate mechanism generally applied by [***], provided that such mechanism is in compliance with

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[***] and is the same methodology as [***] uses in preparing its audited financial reports to shareholders, consistently applied throughout the organization.

1.164 “New In-License” has the meaning set forth in Section 10.10.2(a).

1.165 “New Included Patents” means any Patent Controlled by PlatformCo or any of its Subsidiaries after the Program Handoff Date that claims an invention that was invented using or that otherwise discloses (a) Novo Nordisk Confidential Information or (b) data disclosed to PlatformCo by or on behalf of Novo Nordisk under this Agreement.

1.166 “New PlatformCo Patents” means, other than New Included Patents, Collaboration Epigenomic Patents and Joint Patents, any Patent Controlled by PlatformCo or any of its Subsidiaries after the Program Handoff Date that claim an invention that was invented by or on behalf of PlatformCo or any of its Subsidiaries [***] for the Exploitation of the IND-Enabling Candidate or Licensed Products in the Field in the Territory pursuant to this Agreement.

1.167 “NN Background Improvements” has the meaning set forth in Section 10.3.5(c).

1.168 “NN Flagship Known Third Party Core IP” means the NN Flagship Known Third Party Core Know-How and the NN Flagship Known Third Party Core Patents.

1.169 “NN Flagship Known Third Party Core Know-How” means any (a) Core Know-How that is in-licensed by Novo Nordisk or any of its Affiliates or Sublicensees from a Third Party that is a Flagship Affiliate, PMCo or any of its Subsidiaries, or Shareholder or any of its Subsidiaries, and (b) Known Third Party Core Know-How that is in-licensed by Novo Nordisk or any of its Affiliates or Sublicensees from a Third Party other than a Flagship Affiliate, PMCo or any of its Subsidiaries, or Shareholder or any of its Subsidiaries in accordance with Section 10.10.2(b)(iii), in case of (a) and (b), after the Effective Date during the Term.

1.170 “NN Flagship Known Third Party Core Patents” means any (a) Core Patents that are in-licensed by Novo Nordisk or any of its Affiliates or Sublicensees from a Third Party that is a Flagship Affiliate, PMCo or any of its Subsidiaries, or Shareholder or any of its Subsidiaries, and (b) Known Third Party Core Patents that are in-licensed by Novo Nordisk or any of its Affiliates or Sublicensees from a Third Party other than a Third Party that is a Flagship Affiliate, PMCo or any of its Subsidiaries, or Shareholder or any of its Subsidiaries in accordance with Section 10.10.2(b)(iii), in case of (a) and (b), after the Effective Date during the Term.

1.171 “NN Originated LNP” means an LNP that is used by the Parties in the performance of the Parties’ R&D Activities under the R&D Plan and that is [***].

1.172 “NN Unknown Third Party Core IP” means the NN Unknown Third Party Core Know-How and the NN Unknown Third Party Core Patents.

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1.173 “NN Unknown Third Party Core Know-How” means any Unknown Third Party Core Know-How that is in-licensed by Novo Nordisk or any of its Affiliates or Sublicensees from a Third Party in accordance with Section 10.10.2(b)(iii), other than a Flagship Affiliate, PMCo or any of its Subsidiaries, or Shareholder or any of its Subsidiaries, after the Effective Date during the Term.

1.174 “NN Unknown Third Party Core Patents” means any Unknown Third Party Core Patents that are in-licensed by Novo Nordisk or any of its Affiliates or Sublicensees from a Third Party in accordance with Section 10.10.2(b)(iii), other than a Flagship Affiliate, PMCo or any of its Subsidiaries, or Shareholder or any of its Subsidiaries, after the Effective Date during the Term.

1.175 “Notice of Exercise Date” has the meaning set forth in the Option Agreement.

1.176 “Notice Period” has the meaning set forth in Section 15.5.2(a).

1.177 “Novo Nordisk” has the meaning set forth in the preamble.

1.178 “Novo Nordisk Collaboration Background IP” means any Background IP Controlled by Novo Nordisk and (a) disclosed by Novo Nordisk to the RCA PM Parties for use in connection with the activities conducted under the R&D Plan or (b) actually used by Novo Nordisk in the conduct of activities under the R&D Plan; [***].

1.179 “Novo Nordisk Developed IP” has the meaning set forth in Section 10.3.2.

1.180 “Novo Nordisk Developed Know-How” has the meaning set forth in Section 10.3.2.

1.181 “Novo Nordisk Developed Patents” has the meaning set forth in Section 10.3.2.

1.182 “Novo Nordisk Indemnitees” has the meaning set forth in Section 12.1.

1.183 “Novo Nordisk Know-How” means any Know-How Controlled by Novo Nordisk or any of its Affiliates as of the Effective Date or thereafter during the Research Term, in each case, that Novo Nordisk discloses or makes available to an RCA PM Party (in its sole discretion) and that is necessary for the RCA PM Parties to conduct the R&D Activities delegated to the RCA PM Parties under the R&D Plan.

1.184 “Novo Nordisk Patents” means any Patents Controlled by Novo Nordisk or any of its Affiliates as of the Effective Date or thereafter during the Research Term, in each case, that are necessary for the RCA PM Parties to conduct the R&D Activities delegated to the RCA PM Parties under the R&D Plan.

1.185 “Option” has the meaning set forth in the Recitals.

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1.186 “Option Agreement” has the meaning set forth in the Recitals.

1.187 “Option Exercise Period” has the meaning set forth in the Option Agreement.

1.188 “Option Termination Date” has the meaning set forth in the Option Agreement.

1.189 “Other New IP” means any Third Party Patent or Know-How that is in-licensed by a Party during the Term and is not Core IP.

1.190 “Other New PM Party IP” means the Other New PM Party Know-How and the Other New PM Party Patents.

1.191 “Other New PM Party Know-How” means any Licensed Know-How constituting Other New IP.

1.192 “Other New PM Party Patents” means any Licensed Patents constituting Other New IP.

1.193 “Out-of-Pocket Costs” means actual out-of-pocket costs and expenses paid by a Party to Third Parties in the conduct of R&D Activities under the R&D Plan, including lab supplies and consumables. Out-of-Pocket Costs exclude all overhead and office supplies for the applicable RCA PM Party to perform the R&D Activities delegated to it under the R&D Plan.

1.194 “Party” or “Parties” has the meaning set forth in the preamble.

1.195 “Patent Challenge” means a legal or administrative proceeding challenging the patentability, enforceability or validity of (a) if brought prior to the Closing Date, any PM SpinCo Licensed Patent or PlatformCo Licensed Patent or (b) if brought following the Closing Date, any PlatformCo Licensed Patent.

1.196 “Patent Challenging Party” has the meaning set forth in Section 13.2.6(a).

1.197 “Patents” means (a) all patents and patent applications (provisional and non-provisional) anywhere in the world, (b) all divisionals, continuations, continuations in-part thereof, or any other patent application claiming priority, or entitled to claim priority, directly or indirectly to (i) any such patents or patent applications or (ii) any patent or patent application from which such patents or patent applications claim, or is entitled to claim, direct or indirect priority, and (c) all patents issuing on any of the foregoing anywhere in the world, together with all registrations, reissues, re-examinations, patents of addition, utility models or designs, renewals, supplemental protection certificates, or extensions of any of the foregoing and counterparts thereof anywhere in the world.

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1.198 “Payment Claim” means, with respect to the IND-Enabling Candidate or a Licensed Product in a country, (a) a Valid Claim of a Payment Patent that Covers the composition of matter or method of use of the IND-Enabling Candidate or such Licensed Product in such country or (b) a Valid Claim of a [***].

1.199 “Payment Patents” means collectively: [***].

1.200 “Payment Reduction Floor” has the meaning set forth in Section 8.5.4(d).

1.201 “Permitted Overage” has the meaning set forth Section 3.1.2.

1.202 “Person” means any individual, firm, corporation, partnership, limited liability company, trust, business trust, joint venture, Governmental Authority, association or other entity.

1.203 “Phase I Clinical Trial” means a human clinical trial of a product in the United States, the principal purpose of which is to determine metabolism, pharmacokinetic properties and clinical pharmacology actions in humans, the side effects associated with increasing doses and, if possible, to gain early evidence of effectiveness, as described in 21 C.F.R. § 312.21(a), or any comparable trial under Applicable Laws in any country or group of countries outside of the United States.

1.204 “Phase II Clinical Trial” means a human clinical trial of a product in the United States, the principal purpose of which is a preliminary determination of efficacy and safety either alone or in combination with other agents in a well-defined population of patients and evaluation of a range of doses, dose response, and duration of effect, as described in 21 C.F.R. § 312.21(b), or any comparable trial under Applicable Laws in any country or group of countries outside the United States.

1.205 “Phase III Clinical Trial” means a human clinical trial of a product in the United States that is intended to establish that the product is safe and efficacious for its intended use, define contraindications, warnings, precautions and adverse reactions that are associated with the product in the dosage range to be prescribed, and support labeling and Regulatory Approval for such product, as described in 21 C.F.R. § 312.21(c), or any comparable trial under Applicable Laws in any country or group of countries outside the United States.

1.206 “Pioneering Medicines” means the business unit within FSP identified as Pioneering Medicines.

1.207 “PlatformCo” has the meaning set forth in the preamble.

1.208 “PlatformCo Background Improvements” has the meaning set forth in Section 10.3.5(d).

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1.209 “PlatformCo CMC Activities” means those certain CMC (chemistry, manufacturing, and controls) and other Manufacturing activities assigned to PlatformCo under the then-current R&D Plan with respect to [***], in all cases, conducted at laboratory (i.e., non-clinical) scale.

1.210 “PlatformCo Existing Patents” has the meaning set forth in Section 9.2.1.

1.211 “PlatformCo In-Licensed Known Third Party Core IP” means any Known Third Party Core Know-How or Known Third Party Core Patents that are Controlled by PlatformCo or its Subsidiaries through an in-license from a Third Party, other than a Flagship Affiliate, PMCo or any of its Subsidiaries, or Shareholder or any of its Subsidiaries, as of the Effective Date or thereafter during the Term.

1.212 “PlatformCo In-Licensed Unknown Third Party Core IP” means any Unknown Third Party Core Know-How or Unknown Third Party Core Patents that are Controlled by PlatformCo or its Subsidiaries through an in-license from a Third Party, other than a Flagship Affiliate, PMCo or any of its Subsidiaries, or Shareholder or any of its Subsidiaries, as of the Effective Date or thereafter during the Term.

1.213 “PlatformCo Indemnitees” has the meaning set forth in Section 12.1.

1.214 “PlatformCo IP” means all PlatformCo Existing Patents and all PlatformCo Licensed Know-How.

1.215 “PlatformCo Licensed IP” means the PlatformCo Licensed Know-How and the PlatformCo Licensed Patents.

1.216 “PlatformCo Licensed Know-How” means any and all Know-How Controlled by PlatformCo or any of its Subsidiaries as of the Effective Date or thereafter during the Term, in each case, that is [***] for the conduct of R&D Activities or the Exploitation of the IND-Enabling Candidate or Licensed Products in the Field in the Territory pursuant to this Agreement. Without limiting the generality of the foregoing, PlatformCo Licensed Know-How shall include any Collaboration Epigenomic Know-How and Core Know-How Controlled by PlatformCo or any of its Subsidiaries as of the Effective Date or thereafter during the Term and PlatformCo’s interest in the RCA PM Parties Joint Developed Know-How, the PM and NN Joint Developed Know-How and the LNP Joint Know-How.

1.217 “PlatformCo Licensed Patents” means any and all (a) Patents that are Controlled by PlatformCo or any of its Subsidiaries as of the Effective Date, including the Patents listed on Schedule 1.217, and (b) Patents Controlled by PlatformCo or any of its Subsidiaries after the Effective Date or thereafter during the Term, in each case ((a) and (b)) that [***] for the conduct of R&D Activities or the Exploitation of the IND-Enabling Candidate or Licensed Products in the

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Field in the Territory pursuant to this Agreement. Without limiting the generality of the foregoing, PlatformCo Licensed Patents shall include any (x) New Included Patents, (y) Collaboration Epigenomic Patents and Core Patents Controlled by PlatformCo or any of its Subsidiaries as of the Effective Date or thereafter during the Term and (y) PlatformCo’s interest in the RCA PM Parties Joint Developed Patents, the PM and NN Joint Developed Patents and the LNP Joint Patents, and (z) Patents that are Controlled by PlatformCo or any of its Subsidiaries as of the Effective Date that are listed on Schedule 10.3.5(d) that become [***] for the conduct of R&D Activities or the Exploitation of the IND-Enabling Candidate or Licensed Products in the Field in the Territory pursuant to this Agreement after the Effective Date. Notwithstanding anything in the foregoing, following notification by PlatformCo of the issuance thereof, PlatformCo Licensed Patents excludes [***].

1.218 “PM and NN Joint Developed IP” has the meaning set forth in Section 10.3.3. For the avoidance of doubt, PM and NN Joint Developed IP excludes Collaboration Epigenomic IP.

1.219 “PM and NN Joint Developed Know-How” has the meaning set forth in Section 10.3.3. For the avoidance of doubt, PM and NN Joint Developed Know-How excludes Collaboration Epigenomic Know-How.

1.220 “PM and NN Joint Developed Patents” has the meaning set forth in Section 10.3.3. For the avoidance of doubt, PM and NN Joint Developed Patents excludes Collaboration Epigenomic Patents.

1.221 “PM Entity” means: (a) prior to the Closing Date, Pioneering Medicines, PMCo and its Subsidiaries, Shareholder and its Subsidiaries, PlatformCo and its Subsidiaries and PM SpinCo and its Subsidiaries; and (b) following the Closing Date, Pioneering Medicines, PMCo and its Subsidiaries, Shareholder and its Subsidiaries and PlatformCo and its Subsidiaries. For the avoidance of doubt, Flagship Affiliates are not PM Entities.

1.222 “PM Management” means the president of Pioneering Medicines, together with his or her direct reports. PM Management as of the Effective Date are identified on Schedule 1.222, which schedule may be amended from time to time by Shareholder upon written notice to Novo Nordisk. PM Management shall include any successors to such individuals’ positions.

1.223 “PM SpinCo” has the meaning set forth in the preamble.

1.224 “PM SpinCo Existing Patents” has the meaning set forth in Section 9.3.1.

1.225 “PM SpinCo Indemnitees” has the meaning set forth in Section 12.2.

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1.226 “PM SpinCo IP” means all PM SpinCo Existing Patents and PM SpinCo Licensed Know-How.

1.227 “PM SpinCo Licensed IP” means the PM SpinCo Licensed Know-How and the PM SpinCo Licensed Patents.

1.228 “PM SpinCo Licensed Know-How” means any Know-How Controlled by PM SpinCo or any of its Subsidiaries as of the Effective Date or thereafter during the Term prior to the Closing Date, in each case, that is [***] for the conduct of R&D Activities or the Exploitation of the IND-Enabling Candidate or Licensed Products in the Field in the Territory pursuant to this Agreement. Without limiting the generality of the foregoing, PM SpinCo Licensed Know-How shall include any Core Know-How Controlled by PM SpinCo or any of its Subsidiaries as of the Effective Date or thereafter during the Term prior to the Closing Date, and PM SpinCo’s interest in the RCA PM Parties Joint Developed Know-How, the PM and NN Joint Developed Know-How and the LNP Joint Know-How.

1.229 “PM SpinCo Licensed Patents” means any and all (a) Patents that are Controlled by PM SpinCo or any of its Subsidiaries as of the Effective Date, including the Patents listed on Schedule 1.229, and (b) Patents Controlled by PM SpinCo or any of its Subsidiaries after the Effective Date or thereafter during the Term prior to the Closing Date, in each case ((a) and (b)) that are [***] for the conduct of the R&D Activities or the Exploitation of the IND-Enabling Candidate or Licensed Products in the Field in the Territory pursuant to this Agreement. Without limiting the generality of the foregoing, PM SpinCo Licensed Patents shall include any Core Patents Controlled by PM SpinCo or any of its Subsidiaries as of the Effective Date or thereafter during the Term prior to the Closing Date, and PM SpinCo’s interest in the RCA PM Parties Joint Developed Patents, the PM and NN Joint Developed Patents and the LNP Joint Patents.

1.230 “PMCo” has the meaning set forth in the preamble.

1.231 “Pre-Clinical Development” means activities relating to the discovery and non-clinical development of a compound, product or diagnostic product, including toxicology, pharmacology, identification, characterization, modification, optimization, test method development and stability testing, formulation development, and delivery system development, but excluding Clinical Trials and Commercialization activities. When used as a verb, “Pre-Clinically Develop” means to engage in Pre-Clinical Development.

1.232 “Press Releases” has the meaning set forth in Section 11.2.2.

1.233 “Pricing and Reimbursement Approval” means, with respect to a Licensed Product, (a) in any regulatory jurisdiction where a Regulatory Authority or other Third Party authorizes reimbursement for, or approves or determines pricing for, biopharmaceutical products, receipt (or, if required to make such authorization, approval or determination effective,

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publication) of reimbursement authorization or pricing approval or determination (as the case may be) for such Licensed Product in such regulatory jurisdiction, or (b) in the United States, [***].

1.234 “Prior Agreement” means that certain Collaboration Agreement between PM (NN) Explorations, Inc. and Novo Nordisk, dated May 5, 2022.

1.235 “Program” means all research, discovery and Development activities undertaken by or on behalf of the Parties for the purpose of discovering and Developing the IND-Enabling Candidate pursuant to the then-current R&D Plan and such other activities as the Parties may agree in writing.

1.236 “Program Epigenomic Controller” has the meaning set forth in Section 3.2.3.

1.237 “Program Handoff Date” means [***].

1.238 “Program Target” means the Target in the Program Tissue identified in the then-current R&D Plan.

1.239 “Program Tissue” means adipose tissue.

1.240 “Program Tissue LNP” means an LNP for delivery of a Collaboration Epigenomic Controller into the Program Tissue.

1.241 “[***]” means any LNP Joint Patents that, [***].

1.242 “Project Leader” has the meaning set forth in Section 2.7.

1.243 “Project Team” has the meaning set forth in Section 2.7.

1.244 “Proposed Backup Targets” means each of the Target(s) set forth on Schedule 1.244 as may be amended pursuant to Section 3.3.2.

1.245 “Proposed Terms” has the meaning set forth in Schedule 13.3.3(d).

1.246 “Prosecution and Maintenance” or “Prosecute and Maintain” means, with regard to a Patent, the preparation, filing, prosecution and maintenance (including payment of any patent annuity fees) of such Patent, as well as re-examinations, reissues, appeals, post grant reviews (PGR), inter partes reviews (IPR) and requests for patent term adjustments and patent term extensions with respect to such Patent, together with the initiation or defense of interferences, positions and other similar proceedings with respect to the particular Patent, and any appeals therefrom. For clarification, “Prosecution and Maintenance” or “Prosecute and Maintain” shall not include any other enforcement actions taken with respect to a Patent.

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1.247 “R&D Activities” has the meaning set forth in Section 3.1.1.

1.248 “R&D Budget” has the meaning set forth in Section 3.1.1.

1.249 “R&D Budget Report” has the meaning set forth in Section 8.2.2.

1.250 “R&D Costs” means the FTE Costs (at the then-current FTE Rate) and the Out-of-Pocket Costs (without markup) incurred by or on behalf of a Party in the conduct of the R&D Activities under the R&D Plan.

1.251 “R&D Expert” has the meaning set forth in Schedule 2.4.

1.252 “R&D Plan” has the meaning set forth in Section 3.1.1.

1.253 “RCA PM Parties Joint Developed IP” has the meaning set forth in Section 10.3.1. For the avoidance of doubt, RCA PM Parties Joint Developed IP excludes Collaboration Epigenomic IP.

1.254 “RCA PM Parties Joint Developed Know-How” has the meaning set forth in Section 10.3.1. For the avoidance of doubt, RCA PM Parties Joint Developed Know-How excludes Collaboration Epigenomic Know-How.

1.255 “RCA PM Parties Joint Developed Patents” has the meaning set forth in Section 10.3.1. For the avoidance of doubt, RCA PM Parties Joint Developed Patents excludes Collaboration Epigenomic Patents.

1.256 “RCA PM Party” or “RCA PM Parties” has the meaning set forth in the preamble.

1.257 “RCA PM Party At-Fault Matter” has the meaning set forth in Section 3.1.2(b).

1.258 “Receiving Party” has the meaning set forth in Section 3.8.1.

1.259 [***].

1.260 “Registrational Clinical Trial” means a Clinical Trial of a Licensed Product that is designed: (a) to establish that the Licensed Product is safe and effective for its intended use; (b) to determine warnings, precautions, and adverse reactions that are associated with the Licensed Product in the intended dosage range and dose duration to be prescribed; (c) to provide an adequate basis for physician labeling; and (d) to support the submission of an MAA to seek Regulatory Approval. For clarity, a Registrational Trial may be a separate Clinical Trial or a portion of a Clinical Trial that combines two phases (e.g., the Phase III portion of a Phase II/III Clinical Trial).

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1.261 “Regulatory Approval” means any approval, clearance, authorization, registration, certification, license or permit granted by any Regulatory Authority and necessary to commercially manufacture, import, export, market and sell a Licensed Product in the applicable jurisdiction in accordance with Applicable Laws, including any BLAs, NDAs and other MAAs, but excluding Pricing and Reimbursement Approval.

1.262 “Regulatory Authority” means any national, supranational, regional, state or local Governmental Authority, including the FDA or the EMA, with responsibility for regulating Development, Manufacturing, and Commercialization activities, including granting any Regulatory Approvals, with respect to a pharmaceutical or biological product in the applicable jurisdiction.

1.263 [***].

1.264 “Regulatory Exclusivity” means, with respect to each Licensed Product in any country or jurisdiction in the Territory, (a) orphan drug exclusivity as described, as of the Effective Date, in 21 U.S.C. § 360cc, (b) reference product exclusivity as described, as of the Effective Date, in 42 U.S.C. § 262(k)(7) or (c) new chemical entity exclusivity as described, as of the Effective Date, in 21 U.S.C. § 355(c)(3)(E) and 21 U.S.C. § 355(j)(5)(F), and any equivalent exclusivity in any country or jurisdiction outside the United States.

1.265 “Regulatory Materials” means, with respect to a Licensed Product, (a) all INDs, NDAs, BLAs, applications to and correspondence with a Regulatory Authority for special designation or status (e.g., fast-track designation) or expedited review (e.g., priority review) and all other similar filings (including counterparts of any of the foregoing in any country in the Territory), (b) any applications for Regulatory Approval and other applications, filings, dossiers, or similar documents (e.g., pediatric investigation plans) submitted to a Regulatory Authority in any country for the purpose of obtaining Regulatory Approval from that Regulatory Authority, (c) all supplements and amendments to any of the foregoing, (d) all data, including clinical data, and other information contained in, and Regulatory Authority correspondence relating to, any of the foregoing and (e) any other materials relating to interactions (whether oral or written) with any Regulatory Authority regarding the safety, efficacy, Regulatory Approval, Development, testing, investigation, labeling, packaging, manufacturing, fabrication, storage, marketing, promotion, sale, Commercialization, shipment, import, export, sale or distribution of the Licensed Product.

1.266 “Rejection Notice” has the meaning set forth in the Option Agreement.

1.267 “Replacement Criteria” has the meaning set forth in Section 3.3.1.

1.268 “Replacement Criteria Matter” has the meaning set forth in Section 2.2.5.

1.269 “Replacement Plans” has the meaning set forth in Section 3.3.1.

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1.270 “Replacement Plans Matter” has the meaning set forth in Section 2.2.5.

1.271 “Representatives” has the meaning set forth in Section 11.1.2.

1.272 “Required Whitehead Reports” has the meaning set forth in Section 15.5.2(a).

1.273 “Research Term” means the period commencing on the Effective Date and ending on the earlier of: (a) completion of the R&D Activities assigned to the Parties under the R&D Plan; and (b) [***] after the Effective Date (clause (b), the “Base Term”); provided, however, that (i) if the R&D Activities set forth in the R&D Plan have not been completed by the end of the Base Term, then, upon the written request of Novo Nordisk on or prior to the end of such Base Term, the Research Term shall automatically extend for an additional [***] period (the “Extended Base Term”) and (ii) if the Initial Program Target is replaced with a Backup Target in accordance with Section 3.3 and if the R&D Activities set forth in the R&D Plan have not been completed by the end of the Extended Base Term, then, upon the written request of Novo Nordisk on or prior to the end of such Extended Base Term, the Research Term shall automatically extend for an additional [***] period.

1.274 “Research Term Amounts Paid” has the meaning set forth in Section 8.2.3.

1.275 “Research Term Incurred Costs” has the meaning set forth in Section 8.2.3.

1.276 “Residual Information” has the meaning set forth in Section 11.5.

1.277 “Restricted Parties” has the meaning set forth in Section 6.1.3.

1.278 “Revenue Assignment” has the meaning set forth in Section 15.5.2.

1.279 “Revenue Buyer” has the meaning set forth in Section 15.5.2.

1.280 “Revenue Buyout” has the meaning set forth in Section 15.5.2(a).

1.281 “Revenue Buyout Notice” has the meaning set forth in Section 15.5.2(a).

1.282 “Review Period” has the meaning set forth in Section 3.2.2.

1.283 “Royalty Payment” has the meaning set forth in Section 8.5.2.

1.284 “Royalty Rates” has the meaning set forth in Section 8.5.1.

1.285 “Royalty Term” has the meaning set forth in Section 8.5.2.

1.286 “Sales Milestone Event” has the meaning set forth in Section 8.4.

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1.287 “Sales Milestone Payment” has the meaning set forth in Section 8.4.

1.288 “Service Provider” means a Third Party engaged by Novo Nordisk or its Affiliates to perform Development, Manufacturing or Commercialization activities on Novo Nordisk’s behalf, including without limitation a clinical research organization, contract manufacturing organization, distributor, subcontractor, consultant or any other service provider.

1.289 “Share Purchase Agreement” means the share purchase agreement in the form attached as Exhibit A to the Option Agreement.

1.290 “Shareholder” has the meaning set forth in the preamble.

1.291 “SPA License Effective Date” has the meaning set forth in the Share Purchase Agreement.

1.292 “Subject Shares” has the meaning set forth in the Option Agreement.

1.293 “Sublicense” means a grant of rights from Novo Nordisk or its Affiliate to a Third Party under any of the rights licensed to Novo Nordisk by PlatformCo or PM SpinCo under Section 5.2.

1.294 “Sublicensee” means a Third Party to which Novo Nordisk or its Affiliates has granted or grants rights, as permitted under this Agreement, to Develop, Manufacture or Commercialize the IND-Enabling Candidate or the Licensed Products, or any further sublicensee of such rights (regardless of the number of tiers, layers or levels of sublicenses of such rights), but shall not include any Service Provider solely in its capacity as Service Provider.

1.295 “Subsequent R&D Budget Matter” has the meaning set forth in Section 2.2.3.

1.296 “Subsidiary” means, with respect to any Party, any entity, corporation or other organization, of which such Party, directly or indirectly (i) owns more than fifty percent (50%) of the stock or shares having the right to vote for the election of directors of such Person (or if the jurisdiction where such Person is domiciled prohibits foreign ownership of such entity, the maximum foreign ownership interest permitted under Applicable Laws; provided, however, that such ownership interest provides actual control over such Person), (ii) is a general partner, or (iii) possesses the power to direct, or cause the direction of, the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

1.297 “Supplying Party” has the meaning set forth in Section 3.8.1.

1.298 “Target” means any specific Gene.

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1.299 “Target Flexibility Period” means the period commencing on the Effective Date and ending on the earlier of [***].

1.300 “Target Replacement” has the meaning set forth in Section 3.3.1.

1.301 “Term” has the meaning set forth in Section 13.1.

1.302 “Territory” means all countries of the world.

1.303 “Third Party” means any Person other than (a) PM SpinCo and its Subsidiaries, (b) PlatformCo and its Subsidiaries and (c) Novo Nordisk and its Affiliates.

1.304 “Third Party Claim” has the meaning set forth in Section 12.7.

1.305 “Third Party Losses” means Losses resulting from an Action by a Third Party.

1.306 “Third Party Wind-down Costs” has the meaning set forth in Section 3.1.2(b).

1.307 “Trademarks” means all registered and unregistered trademarks, service marks, trade dress, trade names, logos, insignias, domain names, symbols, designs, and combinations thereof.

1.308 “United States” or “U.S.” means the United States of America and its territories and possessions.

1.309 “Unknown Third Party Core Know-How” means any Core Know-How that is not Known, as of the Effective Date, by a PM Entity to be Controlled by a Third Party. Unknown Third Party Core Know-How excludes Know-How constituting Affiliate Core IP.

1.310 “Unknown Third Party Core Patents” means any Core Patents that are not Known, as of the Effective Date, by a PM Entity to be Controlled by a Third Party. Unknown Third Party Core Patents excludes Affiliate Core Patents.

1.311 “Upstream License Costs” has the meaning set forth in Section 10.10.1.

1.312 “Upstream Licenses” means any and all agreements between PlatformCo or any of its Affiliates, on the one hand, and any Third Party, on the other hand, pursuant to which PlatformCo has in-licensed (or has an option to in-license), or will in-license (or obtain an option to in-license) during the Term, any Patents or Know-How Controlled by such Third Party that are included as part of the PlatformCo Licensed Patents or PlatformCo Licensed Know-How, as applicable. Schedule 1.312 sets forth a list of all Upstream Licenses as of the Effective Date.

1.313 “Upstream Licensor” means a Third Party that is party to an Upstream License.

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1.314 “US GAAP” has the meaning set forth in the definition of Accounting Standards.

1.315 “Valid Claim” means, on a country-by-country basis, a claim of (a) any issued and unexpired Patent that has not been (i) held permanently invalid or unenforceable by a decision of a court or governmental body of competent jurisdiction, which decision can no longer be appealed or was not appealed within the time allowed, (ii) disclaimed or rendered unenforceable through disclaimer or otherwise, (iii) abandoned, or (iv) permanently lost through a post grant challenge or opposition proceeding without any right of appeal or review; and (b) any pending patent application for a Patent that has not been (i) abandoned or (ii) finally rejected without the possibility of appeal or refiling, or without such appeal having been taken or refiling having been made within the applicable time periods; provided, however, that if such patent application is pending for more than [***] after the earliest filing date from which the patent application claims priority, such claim shall not constitute a Valid Claim unless and until a Patent therefrom issues with such claim (from and after which time the same would be deemed a Valid Claim).

1.316 “Whitehead” means Whitehead Institute for Biomedical Research.

1.317 “Whitehead Indemnitee” has the meaning set forth in Section 12.14.

1.318 “Whitehead Licenses” means that certain Patent License Agreement between Whitehead and PlatformCo, dated May 22, 2019 (the “Exclusive Whitehead License”), and that certain Patent License Agreement (co-exclusive) between Whitehead and PlatformCo, dated May 22, 2019 (the “Co-Exclusive Whitehead License”).

1.319 “Whitehead Patent Rights” means the Patents licensed to PlatformCo under any Whitehead License.

2. GOVERNANCE.

2.1 JRC. Within [***] after the Effective Date, the Parties shall establish a joint research committee (the “JRC”), which shall have the responsibility and authority to:

2.1.1 oversee the conduct of the Project Team and the progress of the Program under the R&D Plan;

2.1.2 provide guidance on overall strategy, priorities and decisions for the Program;

2.1.3 serve as a forum for exchanging information and facilitating discussions regarding the conduct of the Program;

2.1.4 propose any changes to the then current R&D Plan or the R&D Budget to the JSC;

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2.1.5 prepare the R&D Budget and R&D Plan for Calendar Year 2025 and any subsequent Calendar Year during the Research Term for review and approval by the JSC;

2.1.6 in the event the Initial Program Target is replaced in accordance with Section 3.3.1, propose the Replacement Plans and Replacement Criteria for the new Program Target to the JSC;

2.1.7 propose any changes to the Development Candidate Criteria or the IND-Enabling Criteria to the JSC;

2.1.8 oversee the preparation of the Development Candidate Data Package and IND-Enabling Candidate Data Package;

2.1.9 discuss progress reports and other information generated by the Parties in performing the R&D Activities;

2.1.10 discuss the Initial Program Studies Data Package and make a recommendation to the JSC as to whether the Initial Program Target met the In Vitro Proof of Concept Criteria;

2.1.11 discuss any R&D Activities that the Parties anticipate will not be completed by the end of the Research Term, consider whether such activities should be undertaken, and propose any necessary amendments to the R&D Plan and R&D Budget in light thereof; and

2.1.12 encourage and facilitate cooperation and communication among the Parties with respect to the Program.

2.2 JSC. Within [***] after the Effective Date, the Parties shall establish a joint steering committee (the “JSC” and, together with the JRC, the “Committees” and each a “Committee”), which shall have the responsibility and authority to:

2.2.1 work to achieve business alignment among the Parties with respect to the Program;

2.2.2 review and approve any amendments to the R&D Plan or R&D Budget proposed by the JRC;

2.2.3 approve the R&D Budget (“Subsequent R&D Budget Matter”) and R&D Plan for Calendar Year 2025 and any subsequent Calendar Year during the Research Term;

2.2.4 determine whether the Initial Program Target met the In Vitro Proof of Concept Criteria (an “In Vitro Proof of Concept Matter”);

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2.2.5 review and approve the Replacement Plans (a “Replacement Plans Matter”) and Replacement Criteria (a “Replacement Criteria Matter”) for the new Program Target proposed by the JRC;

2.2.6 review and approve any changes to the Development Candidate Criteria or the IND-Enabling Criteria proposed by the JRC (each a “Criteria Amendment Matter”);

2.2.7 evaluate and determine whether the Development Candidate Criteria and IND-Enabling Criteria have been achieved or are likely to be achieved (each a “Criteria Achievement Matter”);

2.2.8 resolve any disputes of the JRC; and

2.2.9 perform such other responsibilities as may be assigned to the JSC pursuant to this Agreement or as may be agreed upon by the Parties in writing from time to time.

2.3 Membership; Meetings. The JRC shall be composed of six (6) members, with each Party designating two (2) of its employees or consultants with appropriate seniority and functional expertise as members of the JRC. The JSC shall be composed of nine (9) members, with each Party designating three (3) of its employees or consultants with appropriate seniority and functional expertise as members of the JSC. Each Committee shall be chaired by one (1) of the members of each Committee (the “Chairperson”). Appointment of the Chairperson shall rotate among the Parties every (12) months during the Research Term. The initial Chairperson shall be a representative of [***], followed by [***], and then [***]. The JRC shall meet, in person, by teleconference or by video-teleconference, at least monthly, or on a schedule as unanimously agreed by the JRC members. The JSC shall meet, in person, by teleconference or by video-teleconference, at least two (2) times per Calendar Year, or more often as unanimously agreed by the JSC members. A member of any Committee may reasonably call a meeting of the applicable Committee upon no less than [***] notice, provided that, unless agreed by the Parties, the JSC shall not be required to meet more than six (6) times per Calendar Year. If any matter to be decided by a Committee requires prompt attention to enable scientific progress then, notwithstanding the number of meetings such Committee has held to date, such Committee shall use reasonable efforts to hold a meeting to address such matter as promptly as practicable or may act by written consent (including by e-mail) if agreed by the Parties. In-person meetings shall be at a location unanimously agreed upon by the Committee members. Each Party shall be responsible for all of its own personnel and travel costs and expenses relating to its Committee members’ participation in Committee meetings. The first meeting of each Committee shall be within [***] after the first designation of members of such Committee. Any member of a Committee may designate a substitute of appropriate seniority and functional expertise to attend meeting of the applicable Committee with prior written notice to the Committee members of the other Parties. Ad hoc guests who are subject to written confidentiality obligations commensurate in scope to the provisions in Article 11 may be invited to Committee meetings by agreement of

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the Committee members. Each Party may replace its Committee members at any time, upon written notice to the other Parties.

2.4 Decision-Making; Limitations.

2.4.1 In General. The members of each Committee shall act in good faith to cooperate with one another and seek agreement and consensus with respect to issues to be decided by such Committee. Decisions of each Committee shall be made by [***], with the Novo Nordisk members collectively having one (1) vote, the PM SpinCo members collectively having one (1) vote and the PlatformCo members collectively having one (1) vote. The presence of at least one (1) Committee member representing each Party shall constitute a quorum in order for decisions to be made. The Committee shall have only such powers as are specifically delegated to it in this Article 2, and such powers shall be subject to the terms and conditions set forth herein.

2.4.2 JRC. If the JRC is unable to reach a [***] decision on a matter that is within its decision-making authority within [***] after it has met and attempted to reach such decision, then the matter shall be referred to the JSC.

2.4.3 JSC. If the JSC is unable to reach a [***] decision on a matter that is within its decision-making authority within [***] after it has met and attempted to reach such decision, then the matter shall be referred to the Executive Officers of the Parties, who shall use reasonable efforts to reach agreement on such matters. If such Executive Officers of the Parties are unable to reach [***] with respect to a particular matter within [***] after the matter is first referred to such Executive Officers, then, except with respect to a disputed Criteria Amendment Matter, disputed Criteria Achievement Matter, disputed Replacement Plans Matter or disputed Subsequent R&D Budget Matter, [***] shall have the right to make the final decision with respect to the relevant matter, including with respect to a disputed Replacement Criteria Matter or a disputed In Vitro Proof of Concept Matter; provided that (a) [***] shall take into reasonable consideration the recommendations and concerns raised by [***], (b) [***] shall make such decisions in good faith using reasonable business judgment, which shall not be unreasonably delayed and (c) [***] shall not have the right to (i.e., consensus between Novo Nordisk and the applicable RCA PM Party shall be required): [***]. In the event the Executive Officers of the Parties are unable to reach [***]: (A) with respect to a disputed [***], no Party shall have final decision-making authority with respect to such disputed matter, and such [***] must be mutually agreed to by the Parties, except that [***] shall have final decision-making authority with respect to a disputed Replacement Criteria Matter as set forth above; and (B) with respect to any disputed [***], no Party shall have final decision-making authority with respect to such disputed matter and such Criteria Achievement Matter shall be resolved in accordance with the dispute resolution provision set forth in Schedule 2.4, provided that nothing in clause (B) of this sentence shall limit Section 3.2.3 or Section 3.2.4. Without limiting the generality of the foregoing, no representative of any [***]. The Research Term shall be extended during the pendency of any good faith dispute as to a Criteria Amendment Matter, Criteria Achievement Matter or Replacement Plans Matter, up to

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an aggregate maximum of [***] for all such disputes; provided, however, that the maximum extension pursuant to this Section 2.4.3 and Section 3.1.2(b) shall not exceed [***] in the aggregate.

2.5 Agenda; Minutes. The Chairperson or the Chairperson’s delegate shall be responsible for: (a) preparing Committee meeting agendas reasonably in advance of Committee meetings, which Committee meeting agendas shall include all agenda items reasonably requested by any Committee member for inclusion therein; (b) sending invitations and a Committee meeting agenda along with appropriate information for such agenda to all members of the Committee at least [***] before the next scheduled meeting of the Committee; and (c) preparing and circulating minutes within [***] after each meeting of the Committee setting forth, among other things, a description, in reasonable detail, of the discussions at the meeting and a list of any actions, decisions, or determinations approved by the Committee. Such minutes shall be effective only after being approved by both Parties. Definitive minutes of all Committee meetings shall be finalized no later than [***] after the meeting to which the minutes pertain.

2.6 Subcommittees. From time-to-time, each Committee may establish subcommittees to oversee particular projects or activities within the scope of authority of such Committee, as it deems necessary or advisable. Each subcommittee shall consist of an equal number of members from each Party, in such number as the applicable Committee determines is appropriate from time-to-time and shall meet with such frequency as the JSC shall determine. All decisions of each subcommittee shall be made by unanimous decision, with each Party’s designated subcommittee members having collectively one (1) vote in all decisions. If, with respect to a matter that is subject to a subcommittee’s decision-making authority, the subcommittee cannot reach unanimity, the matter shall be referred to the applicable Committee for resolution.

2.7 Project Team. Within [***] after the Effective Date, the RCA PM Parties shall form a single integrated project team to manage and coordinate the conduct of the R&D Plan by the RCA PM Parties, which shall consist of at least two (2) representatives from each of PM SpinCo and PlatformCo, each with experience relevant to the applicable Party’s responsibilities under the R&D Plan (such program team, the “Project Team”). PM SpinCo shall designate one of its representatives as the project leader (“Project Leader”) to oversee, manage and coordinate the R&D Activities to be conducted by the RCA PM Parties under the R&D Plan and shall make decisions in line with the R&D Plan at the direction of the Project Team. The Project Leader shall report to the JRC. The Project Team shall meet, in person, by teleconference or by video-teleconference, at least monthly, or on a schedule as unanimously agreed by the Project Team. Each RCA PM Party commits to providing to the Project Team all experimental methods, data, results and information, pertaining to the conduct of the R&D Plan, in a transparent manner, on an ongoing and as needed basis in order to enable effective management, interpretation, and decision-making of the R&D Activities by the RCA PM Parties; provided, however, that, without limiting Section 5.6, nothing herein shall require PlatformCo to disclose to the Project Team any

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Know-How with respect to the design, optimization, Development or Manufacturing of Epigenomic Controllers or any component thereof. PM SpinCo and PlatformCo may each replace any of its Project Team representatives upon prior notice to the other. Neither the Project Team nor the Project Leader may amend, modify or waive compliance with any term or condition of this Agreement.

2.8 Alliance Managers. Promptly after the Effective Date, each Party shall appoint an individual to act as the alliance manager for such Party (each, an “Alliance Manager”) (who may be a member of any Committee). Each Alliance Manager shall thereafter be permitted to attend Committee meetings as a nonvoting observer (if not a member), subject to the confidentiality provisions of Article 11. The Alliance Managers shall be the primary point of contact for the Parties regarding the activities contemplated by this Agreement and shall facilitate communication regarding all activities hereunder. The Alliance Managers shall lead the communications among the Parties and shall be responsible for following up on decisions made by a Committee. The name and contact information for such Alliance Manager, as well as any replacement(s) chosen by PM SpinCo, PlatformCo or Novo Nordisk, in their sole discretion, from time-to-time, shall be promptly provided to the other Parties in accordance with Section 15.6. The Alliance Managers may not amend, modify or waive compliance with any term or condition of this Agreement.

2.9 Discontinuation of the Committees; Discontinuation of the Project Team. The Committees and any subcommittees shall automatically discontinue three (3) months after the expiration of the Research Term, except for the JPC, which shall discontinue in accordance with Section 10.11. Thereafter, the Committees shall have no further obligations under this Agreement and each Party shall designate a contact person for the exchange of information under this Agreement. The Project Team shall automatically discontinue on the Closing Date, and thereafter the Project Team shall have no further obligations under this Agreement.

3. PROGRAM.

3.1 Program Research and Development Activities.

3.1.1 R&D Plan and R&D Budget.

(a) During the Research Term, the Parties will engage in a collaborative effort to identify and conduct Pre-Clinical Development with respect to Epigenomic Controller-LNP Candidates in accordance with the R&D Plan and R&D Budget. The agreed research and Development activities (the “R&D Activities”) to be undertaken by the Parties shall be set forth in the research and development plan (the “R&D Plan”) with associated budgets for each of PM SpinCo and PlatformCo (collectively, the “R&D Budget”), with the initial R&D Plan and R&D Budget for Calendar Years 2023 and 2024 attached hereto as Schedule 3.1.1. The R&D Budget and each amendment thereto shall be reasonably calculated to fund the applicable R&D Activities under the R&D Plan. During the Research Term, all Development by the Parties under this

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Agreement shall be conducted pursuant to the R&D Plan; provided, however, that [***]. Without limiting any other provision of this Agreement, the Parties agree that the R&D Plan shall not require the Parties to conduct R&D Activities with respect to (i) products other than Epigenomic Controller-LNP Candidates or (ii) more than one (1) Epigenomic Controller-LNP Candidate at a time, provided that the R&D Plan may permit the Parties to evaluate any number of Epigenomic Controller-LNP Candidates to determine whether to advance an Epigenomic Controller-LNP Candidate as a potential Development Candidate. Each Party shall use Commercially Reasonable Efforts to perform the R&D Activities allocated to such Party in a good scientific manner and in accordance with the timelines set forth in the R&D Plan and in compliance with Applicable Laws.

(b) [***]. In addition, during the Research Term: the JRC (i)(A) shall review the R&D Plan and R&D Budget on a regular basis, and in no event less frequently than [***], and (B) following such review, may propose any amendments to the JSC; (ii) shall meet prior to [***] during the Research Term for a [***] review of the R&D Budget, at which meeting the JRC may propose any amendments to the JSC and [***]; and (iii) shall, prior to [***] beginning in [***], prepare the R&D Budget and R&D Plan for the next Calendar Year during the Research Term for the review and approval by the JSC. If the JSC approves any amendments in accordance with this Section 3.1.1(b), the JSC shall update the R&D Plan and R&D Budget accordingly; provided, however, that in no event shall the Research Term be extended in connection with the approval of such amendments (except as set forth in the definition of Research Term or in Section 3.1.2(b)). In addition, any Party may propose amendments to the R&D Plan and R&D Budget at any time during the Research Term and the JRC shall consider whether to propose such amendments to the JSC for approval; provided, however, that in no event shall the Research Term be extended in connection with the approval of such amendments (except as set forth in the definition of Research Term or in Section 3.1.2(b)). No representative of an RCA PM Party on the JSC shall unreasonably withhold, condition or delay its approval of any amendment to the R&D Budget to the extent necessary to implement [***].

(c) Prior to [***] beginning in Calendar Year 2024, the JSC shall review and approve the R&D Plan and R&D Budget for the next Calendar Year within the Research Term. If the JSC cannot agree on such R&D Plan or R&D Budget, then the RCA PM Parties shall not be required to perform any R&D Activities, other than those set forth in the current R&D Plan, until such R&D Plan or R&D Budget has been approved in accordance with Section 2.4.3.

3.1.2 R&D Costs.

(a) Except as set forth below, Novo Nordisk shall be solely responsible for all R&D Costs incurred by the Parties in performing the R&D Activities (in accordance with the then-current R&D Plan, the then-current R&D Budget and Section 8.2), and except with respect to Permitted Overages or as otherwise set forth in Section 3.1.2(b), Novo Nordisk shall not be required to pay more than what is set forth in the then-current R&D Budget. The RCA PM

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Parties shall incur R&D Costs solely related to those R&D Activities set forth in the then-current R&D Plan. A budget overage of up to [***] of the budgeted R&D Costs set forth in the then-current R&D Budget for R&D Activities specified in the R&D Plan for any Calendar Year shall be deemed to be automatically approved by the JSC (a “Permitted Overage”) and shall be borne solely by Novo Nordisk. Subject to this Section 3.1.2, each RCA PM Party shall conduct the R&D Activities allocated to such RCA PM Party in accordance with R&D Budget. Notwithstanding the foregoing, an RCA PM Party shall have no obligation to incur any R&D Costs in excess of the then-current R&D Budget (plus Permitted Overages), except as otherwise set forth in Section 3.1.2(b).

(b) (i) If the JSC approves an amendment to increase the R&D Budget for a Calendar Year in accordance with Section 2.4 (including in the event of [***]) requested by a Party, then Novo Nordisk shall be solely responsible for the resulting increase in R&D Costs in accordance with Section 3.1.2(a); (ii) if the R&D Costs for a Calendar Year exceed the then-current R&D Budget (plus Permitted Overages) for such Calendar Year other than as set forth in the foregoing clause (i) (each, a “Cost Responsibility Matter”), then the JSC shall meet to discuss such matter and:

(A) any R&D Costs in excess of the then-current R&D Budget (plus Permitted Overages), to the extent such excess R&D Costs resulted from: [***] (each ((1)-(5)), an “RCA PM Party At-Fault Matter”), such excess R&D Costs shall be borne solely by [***];

(B) the RCA PM Parties shall not be obligated to perform any R&D Activities that are Cost Responsibility Matters but not RCA PM Party At-Fault Matters unless and until the associated R&D Budget excess is approved by Novo Nordisk in accordance with Section 2.4;

(C) to the extent approved by Novo Nordisk in accordance with Section 2.4, any R&D Budget excess amounts for R&D Activities that are Cost Responsibility Matters but not RCA PM Party At-Fault Matters shall be borne solely by Novo Nordisk, and the RCA PM Parties shall thereafter continue to perform any such Cost Responsibility Matters that are not RCA PM Party At-Fault Matters in accordance with the then-current R&D Plan (as amended); and

(D) to the extent not approved by Novo Nordisk in accordance with Section 2.4; (1) the RCA PM Parties shall not be obligated to perform any R&D Activities that are Cost Responsibility Matters but not RCA PM Party At-Fault Matters and Novo Nordisk shall be solely responsible for any termination or cancellation fees or wind-down costs required to be paid under the applicable agreement with the applicable independent contractor (collectively, “Third Party Wind-down Costs”) with respect to such R&D Activities; and (2) the

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RCA PM Parties shall not be in breach of their obligations under the R&D Plan or this Agreement as a result of not performing such R&D Activities that are not RCA PM Party At-Fault Matters;

and (iii) the Research Term shall be extended during the pendency of any amendment process for the R&D Plan and for increasing the R&D Budget in accordance with Section 2.4 pursuant to the procedures set forth in this Section 3.1.2(b), up to a maximum of [***] in the aggregate for all such amendments; provided, however, that the maximum extension pursuant to this Section 3.1.2(b) and Section 2.4.3 shall not exceed [***] in the aggregate. If any of the terms of the R&D Plan or R&D Budget contradict, or create inconsistencies or ambiguities with, the terms of this Agreement, then the terms of this Agreement shall govern.

3.1.3 Reports. Each Party shall provide the JRC with written reports or presentations summarizing the performance and results of the R&D Activities at each JRC meeting or as otherwise agreed among the Parties. Each report or presentation shall cover the R&D Activities conducted by or on behalf of such Party since the previous JRC meeting, including a summary of results, information and data generated and any R&D Activities expected to be conducted under the R&D Plan for the next Calendar Quarter. In addition, upon the reasonable request of a Party, the other Parties shall provide to such Party updates regarding the performance and results of the R&D Activities allocated to such Party under the R&D Plan and shall respond to such Party’s reasonable questions or requests for additional information relating to such activities in a timely manner.

3.2 Development Candidate Criteria and Designation; IND-Enabling Criteria and Designation.

3.2.1 Data Package. The RCA PM Parties shall provide to the JSC, at least [***] prior to the applicable JSC meeting, the following: (i) the Development Candidate Data Package for a meeting where the JSC shall consider whether the Development Candidate Criteria has been met; and (ii) the IND-Enabling Data Package for a meeting where the JSC shall consider whether the IND-Enabling Criteria has been met, as applicable. The RCA PM Parties shall also provide a draft Data Package to Novo Nordisk in advance of each such Committee meeting to enable Novo Nordisk to review the contents of such Data Package and allow the Parties to discuss the contents and completeness of such Data Package in advance of such meeting. If the IND-Enabling Tox Studies have not been completed prior to the expiration of the Research Term, then the RCA PM Parties shall deliver to Novo Nordisk an IND-Enabling Data Package comprising all data and other information generated in the conduct of the R&D Activities prior to the expiration of the Research Term and that would otherwise be required to be included in the IND-Enabling Data Package.

3.2.2 Information Request. The JSC shall promptly (and in any event within [***] after the receipt of a Data Package) (the “Review Period”) discuss and evaluate such Data Package and determine whether the Development Candidate Criteria or IND-Enabling Criteria, as applicable, has been achieved and provide prompt written notice of such determination to each

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Party. During the Review Period, Novo Nordisk may provide an RCA PM Party with written notice requesting from such Party reasonable additional information (including, the underlying information used to create such Data Package, such as data listings, data sets and programs used for the analyses collected by such Party in the course of conducting R&D Activities pursuant to the R&D Plan) (the “Information Request”). Such Party shall use Commercially Reasonable Efforts to provide such information (only to the extent such information is in such Party’s Control in the form in which such information is maintained by such Party) within [***] after receipt of such Information Request. The applicable Review Period shall be extended by a period corresponding to the number of days required for the applicable Party to fulfil the Information Request.

3.2.3 Development Candidate Designation. If the JSC determines that an Epigenomic Controller-LNP Candidate that is Developed under the R&D Plan satisfies the Development Candidate Criteria, then such Epigenomic Controller-LNP Candidate shall be the Development Candidate under this Agreement. Without limiting the foregoing, [***]. Upon designation of an Epigenomic Controller-LNP Candidate as the Development Candidate, all Collaboration Epigenomic Controllers other than the Collaboration Epigenomic Controller used in such Development Candidate (the “Program Epigenomic Controller”) shall be deemed to be Discontinued Epigenomic Controllers. For the avoidance of doubt, at any time before designation of a Development Candidate as the IND-Enabling Candidate, the Parties may replace the Development Candidate with another Epigenomic Controller-LNP Candidate that uses the Program Epigenomic Controller and, upon such replacement, such Epigenomic Controller-LNP Candidate shall be the Development Candidate for all purposes hereunder. [***] shall have final decision making authority with respect to replacement of the Development Candidate under this Section 3.2.3.

3.2.4 IND-Enabling Candidate Designation. If the JSC determines that the Development Candidate satisfies the IND-Enabling Criteria, then such Development Candidate shall be the IND-Enabling Candidate under this Agreement. If the IND-Enabling Tox Studies for such Development Candidate have not been completed prior to the expiration of the Research Term, such Development Candidate as it exists as of the date of expiration of the Research Term shall be the IND-Enabling Candidate under this Agreement. Without limiting the foregoing, [***]. Upon designation of the Development Candidate as the IND-Enabling Candidate, (a) all Epigenomic Controller-LNP Candidates other than the Epigenomic Controller-LNP Candidate that was designated as the IND-Enabling Candidate shall be deemed to be Discontinued Epigenomic Controller-LNP Candidates, and (b) all Program Tissue LNP(s) other than the Program Tissue LNP used in the IND-Enabling Candidate shall be deemed to be Discontinued Program Tissue LNP(s).

3.2.5 Initial Program Studies. Upon completion of the Initial Program Studies, the RCA PM Parties shall deliver to the JRC the Initial Program Studies Data Package. Promptly

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following delivery of the Initial Program Studies Data Package to the JRC, the JRC shall discuss the Initial Program Studies Data Package and make a recommendation to the JSC as to whether the Initial Program Target met the In Vitro Proof of Concept Criteria.

3.3 Program Target Replacement; Identification of the Backup Target; Initial Backup Target Studies; Backup Target Validation Studies.

3.3.1 Target Flexibility. During the Target Flexibility Period, Novo Nordisk shall have the right to replace the Initial Program Target with the Backup Target by written notice to the JSC. Novo Nordisk may exercise such right no more than once during the Target Flexibility Period. If Novo Nordisk timely exercises its right to replace the Initial Program Target with the Backup Target (“Target Replacement”), then (a) the Backup Target shall become the Program Target and (b) the Initial Program Target shall become a Discontinued Target and shall be subject to the terms and conditions set forth in Section 3.4. At any time after Target Replacement, the Parties may mutually agree to eliminate from the Program any Program Tissue LNP under consideration at the time of Target Replacement, at which time such Program Tissue LNP shall become a Discontinued Program Tissue LNP and shall be subject to Section 3.4. Promptly upon replacement of the Initial Program Target as contemplated by this Section 3.3.1, the JRC shall meet to discuss and agree upon a new R&D Plan, R&D Budget, Development Candidate Criteria and IND-Enabling Criteria for such Program Target (the new R&D Plan and new R&D Budget, collectively the “Replacement Plans,” and the new Development Candidate Criteria and new IND-Enabling Criteria, collectively the “Replacement Criteria”), which shall be submitted to the JSC for approval. Unless the Parties mutually agree otherwise, the Replacement Plan shall require the replacement of any or all Collaboration Epigenomic Controllers or Epigenomic Controller-LNP Candidates previously being evaluated with respect to the Discontinued Target and, once so replaced, such Collaboration Epigenomic Controllers and Epigenomic Controller-LNP Candidates shall become Discontinued Epigenomic Controllers or Discontinued Epigenomic Controller-LNP Candidate, as applicable, and shall be subject to the terms and conditions set forth in Section 3.4. No representative of an RCA PM Party on the JRC shall unreasonably withhold, condition or delay its approval of any portion of the Replacement Plans and Replacement Criteria. If, within [***] after Target Replacement, the JSC cannot agree on any portion of the Replacement Plans submitted to it by the JRC, then any Party may refer such matter for resolution by the Executive Officers pursuant to Section 14.2. If such matter is not resolved following escalation to the Executive Officers pursuant to Section 14.2, then the mutual agreement of the Parties shall be needed to approve the Replacement Plans, provided that the RCA PM Parties shall not unreasonably withhold, condition or delay the approval of the Replacement Plans. If, within [***] after Target Replacement, the JSC cannot agree on any portion of the Replacement Criteria submitted to it by the JRC, then any Party may refer such matter for resolution by the Executive Officers pursuant to Section 14.2. If such matter is not resolved following escalation to the Executive Officers pursuant to Section 14.2, then Novo Nordisk shall have final decision-making authority with respect to the

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disputed portion of the Replacement Criteria. Upon the expiration of the Target Flexibility Period, the Program Target may not be replaced unless mutually agreed by the Parties in writing.

3.3.2 Backup Target. Promptly following the Effective Date, the RCA PM Parties shall commence the Initial Backup Target Studies and Novo Nordisk shall commence the Backup Target Validation Studies, in each case for the Proposed Backup Targets. Within [***] after completion of the Initial Backup Target Studies, the RCA PM Parties shall deliver to the JRC the Initial Backup Target Studies Data Package and within [***] after completion of both the Initial Backup Target Studies and the Backup Target Validation Studies, Novo Nordisk shall deliver to the JRC the Backup Target Validation Studies Data Package along with written notice identifying one Proposed Backup Target, if any, that Novo Nordisk is electing as the Backup Target. Following receipt of such Backup Target Validation Studies Data Package and written notice, the Proposed Backup Target identified in such written notice shall become the Backup Target, and all other Proposed Backup Targets shall become Discontinued Targets and shall be subject to the terms and conditions set forth in Section 3.4. If the Backup Target Validation Studies Data Package indicates that no Proposed Backup Target meets the validation criteria established prior to commencement of the Backup Target Validation Studies, then the Parties may mutually agree in writing that the RCA PM Parties shall conduct Initial Backup Target Studies and Novo Nordisk shall conduct Backup Target Validation Studies of additional Proposed Backup Target(s) to be mutually agreed upon. With respect to any additional Proposed Backup Target(s) that are mutually agreed upon, the foregoing process for identifying one Backup Target from such additional Proposed Backup Target(s) shall apply. Novo Nordisk may remove Proposed Backup Targets by notice to the RCA PM Parties, and such removed Proposed Backup Targets shall become Discontinued Targets and shall be subject to the terms and conditions set forth in Section 3.4. Schedule 1.244 shall be amended to reflect any Proposed Backup Targets so added or removed. At the end of the Target Flexibility Period, if Novo Nordisk did not elect to replace the Initial Program Target with the Backup Target, then such Backup Target shall become a Discontinued Target subject to the terms and conditions set forth in Section 3.4.

3.4 Discontinued Targets; Discontinued Epigenomic Controllers; Epigenomic Controller-LNP Candidate. The following terms shall apply with respect to any Discontinued Target, Discontinued Epigenomic Controller, Discontinued Epigenomic Controller-LNP Candidate or Discontinued Program Tissue LNP following designation as such under this Agreement: (a) no Party shall have any further obligation under the R&D Plan with respect to such Discontinued Target, Discontinued Epigenomic Controller, Discontinued Epigenomic Controller-LNP Candidate or Discontinued Program Tissue LNP, as applicable, and (b) all licenses and rights granted under Sections 5.1 and 5.2 in connection with such Discontinued Target, Discontinued Epigenomic Controller, Discontinued Epigenomic Controller-LNP Candidate or Discontinued Program Tissue LNP shall immediately terminate. Effective [***], PM SpinCo (x) shall assign, and does hereby assign, to PlatformCo all of its right, title and interest in and to any Discontinued Epigenomic Controller or Discontinued Epigenomic Controller-LNP Candidate, including any and

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all Patents that (i) Cover any Discontinued Epigenomic Controller but do not Cover the Program Epigenomic Controller or (ii) Cover any Discontinued Epigenomic Controller-LNP Candidate but do not Cover the IND-Enabling Candidate, in each case ((i) and (ii)), that are Controlled by PM SpinCo immediately prior to the Closing Time, and (y) shall grant, and does hereby grant, to PlatformCo or its designee, a perpetual, irrevocable, non-exclusive, worldwide, royalty-free, fully paid-up license, with the right to grant sublicenses through multiple tiers, to use any and all Know-How Controlled by PM SpinCo immediately prior to the Closing Time that pertains to any Discontinued Target, Discontinued Epigenomic Controller and Discontinued Epigenomic Controller-LNP Candidate for any purpose.

3.5 Records. Each Party shall, and shall use Commercially Reasonable Efforts to require its permitted subcontractors to, maintain complete and accurate records of all Program activities performed, which records shall be maintained in sufficient detail and in good scientific manner appropriate for Patent and regulatory purposes and in accordance with Applicable Laws. Each Party shall document all R&D Activities in written records according to Applicable Laws, including national and international guidelines such as ICH, GCP, GLP and GMP. Each Party shall have the right to review such records maintained by the other Parties with respect to the Program at reasonable times, as reasonably requested by the Party obtaining access to such other Party’s results. Notwithstanding the foregoing, Novo Nordisk shall not be required to disclose, and the RCA PM Parties shall not have the right to review, any records of Novo Nordisk, its Affiliates or subcontractors that relate to (a) [***], (b) Novo Nordisk’s decision whether or not to exercise the Option or (c) without limiting the requirements of Section 4.1.3(b), any Development work conducted by or on behalf of Novo Nordisk from and after the Program Handoff Date. All such records, including any and all results, information or data therein, shall (x) constitute the Confidential Information of the Party maintaining and providing access to such results, and (y) not be used by the reviewing Party for any purpose other than as necessary to exercise its rights and perform its obligations under the R&D Plan or this Agreement including, with respect to Novo Nordisk, to assess the status or results of the Program or to determine whether to exercise the Option.

3.6 Performance by Independent Contractors or Affiliates. If agreed in the R&D Plan, a Party may contract or delegate any portion of its R&D Activities to an independent contractor (including, in the case of an RCA PM Party, Flagship Labs, LLC) or Affiliate of such Party subject to the terms and conditions of Section 15.10 and a written agreement by and between such independent contractor or Affiliate and the engaging Party that (a) enables such engaging Party to fully satisfy its obligations under this Agreement and (b) requires that the independent contractor or Affiliate comply with all applicable terms of this Agreement. Unless otherwise agreed by the Parties, the engaging Party shall include in each such independent contractor or Affiliate agreement provisions whereby the engaging Party obtains ownership of, or a fully sublicensable exclusive license under and to, any Know-How and Patents that are developed by the independent contractor or Affiliate in the performance of such agreement and are necessary for

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the Development, Manufacture or Commercialization of any Development Candidate or Licensed Products Developed by such independent contractor or Affiliate; [***]. From and after the Effective Date, neither RCA PM Party shall execute any independent contractor or Affiliate agreement pursuant to which such independent contractor or Affiliate shall perform R&D Activities by or on behalf of an RCA PM Party without Novo Nordisk’s prior written consent if such agreement would require the payment of Third Party Wind-down Costs to such independent contractor or Affiliate.

3.7 Compliance with Novo Nordisk Principles for the Use of Animals. Prior to the use of animals in connection with the R&D Plan by any RCA PM Party, such RCA PM Party shall obtain Novo Nordisk’s prior written approval therefor, including with respect to facilities to be used in connection therewith. If animals are so used, the Parties agree to ensure high welfare standards for experimental animals used in any activities to be conducted pursuant to the R&D Plan. Each RCA PM Party acknowledges that it has read and understood Novo Nordisk’s Principles for the Use of Animals attached hereto as Schedule 3.7 and agrees to adhere to and comply with these obligations. Each RCA PM Party shall (a) promptly notify Novo Nordisk in the event of any material unexpected issues in relation to animal welfare or bioethical concerns that occur under the R&D Plan and (b) report to Novo Nordisk the number of experimental animals used (and if applicable, planned to be used) by such RCA PM Party under the R&D Plan in a given Calendar Year (if any) no later than [***] prior to the end of such Calendar Year. The Parties agree to reasonably collaborate to address any such issues and concerns to the extent such issues and concerns relate to more than local legal requirements. Each RCA PM Party acknowledges that Novo Nordisk (i) will review the R&D Plan’s anticipated animal use and the protocol(s) associated therewith and (ii) may require an on-site animal welfare inspection, in each case, prior to Novo Nordisk’s approval of the initiation of any experimental animal activities to be conducted pursuant to the R&D Plan. If Novo Nordisk notifies either RCA PM Party that it wishes to perform such animal welfare inspection prior to or during the Research Term, then such RCA PM Party shall give, and shall cause its Affiliates and permitted subcontractors to give, Novo Nordisk access to the facilities in which such experimental activities will be conducted, in each case, upon reasonable notice of no less than [***]; provided, that any such audit shall not be conducted more than once per Calendar Year (except in the event that an audit identifies any issues, in which case Novo Nordisk shall be permitted to undertake a follow-up audit) and shall be conducted during normal business hours and in a manner intended to minimize any disruptions to such RCA PM Party’s, its Affiliate’s or subcontractor’s day-to-day business.

3.8 Materials Transfer.

3.8.1 Each Party (each, a “Supplying Party”) shall transfer to the other Party(ies) (each, a “Receiving Party”) the Materials required to be transferred by such Supplying Party to such Receiving Party, as set forth in the R&D Plan. All such Materials shall be used by the Receiving Party in accordance with the terms and conditions of this Agreement, including the

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R&D Plan, solely for the purpose of performing its R&D Activities under the R&D Plan or, with respect to Novo Nordisk, exercising its rights under this Agreement, and the Receiving Party shall not transfer such Materials to any Third Party, except to an independent contractor as provided in Section 3.6, as otherwise contemplated by this Agreement (including the R&D Plan) or upon the written consent of the Supplying Party. For clarity, this Section 3.8 will not restrict a Party from using Materials that are publicly available from a Third Party. Except for any clinical supplies of the IND-Enabling Candidate produced by the Parties under the R&D Plan, any unused Materials shall be returned to the Supplying Party (or destroyed as may be requested by the Supplying Party in writing) promptly following the end of the Research Term or earlier upon request by the Supplying Party. All Confidential Information that specifically relates to the Materials shall be Confidential Information of the Supplying Party.

3.8.2 Each Party shall not, and shall not attempt to, and shall not permit any Affiliate or a Third Party to, or attempt to, identify or determine in any way the chemical, physical or structural characteristics or identity, sequence or composition of any of the Supplying Party’s Materials nor modify or make derivatives or analogs of the Supplying Party’s Materials, and shall not reverse engineer, reverse compile, disassemble or otherwise attempt to derive the composition or underlying information, structure or ideas of any of the Supplying Party’s Materials or analyze such Materials by physical, chemical or biochemical means, except, in each case, to the extent set forth in the R&D Plan or as necessary to conduct the R&D Plan or, with respect to Novo Nordisk, exercising its rights under this Agreement.

3.8.3 The Receiving Party shall use all Materials with prudence and appropriate caution in any experimental work, since all of their characteristics may not be known. THE MATERIALS PROVIDED under this Agreement ARE EXPERIMENTAL IN NATURE. EXCEPT AS SET FORTH IN THIS AGREEMENT, (a) SUCH MATERIALS ARE PROVIDED “AS IS,” and (b) WITH RESPECT TO such MATERIALS, THE SUPPLYING PARTY (i) MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, AND (ii) EXPRESSLY DISCLAIMS ALL SUCH WARRANTIES, INCLUDING WARRANTIES OF NON-INFRINGEMENT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

3.9 Information Security. Each Party will use commercially reasonable efforts to ensure that it has adequate information security that protects Confidential Information from accidental or deliberate misuse or breach, or that would publicly expose such information. Each Party will maintain reasonable information security systems with administrative, physical, organizational and technical controls sufficient to protect against material risks towards Confidential Information.

4. DEVELOPMENT, MANUFACTURING AND COMMERCIALIZATION.

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4.1 Development Diligence; Development Responsibilities. Following the Program Handoff Date, the following terms shall apply:

4.1.1 Development Diligence. Novo Nordisk (directly, or with or through one or more of its Affiliates, Sublicensees or contractors) shall use Commercially Reasonable Efforts to Develop at least [***].

4.1.2 Development Responsibilities; [***].

(a) Subject to the terms and conditions of this Agreement, as among the Parties, Novo Nordisk shall have the sole right, at its sole cost and expense, for managing and conducting all activities relating to the Development of the IND-Enabling Candidate and Licensed Products, including for the purpose of obtaining Regulatory Approval in the Field and in the Territory. Novo Nordisk shall conduct its Development activities in good scientific manner and in compliance with Applicable Laws. Notwithstanding anything to the contrary herein, in the event that the Program Handoff Date occurs prior to completion of the PlatformCo CMC Activities and the expiration of the Research Term, (i) [***], and (ii) such R&D Plan and such R&D Budget shall continue until the earlier of (i) completion of such PlatformCo CMC Activities or (ii) expiration of the Research Term in accordance with Section 1.273.

(b) Following [***] but prior to [***], if Novo Nordisk proposes to [***], then (i) Novo Nordisk and PlatformCo shall meet to discuss Novo Nordisk’s proposal for such [***] and (ii) Novo Nordisk shall not undertake such [***] without PlatformCo’s prior written consent, such consent not to be unreasonably conditioned, withheld or delayed. If Novo Nordisk and PlatformCo do not agree regarding such [***], then either such Party may refer such matter for resolution by the Executive Officers for resolution pursuant to Section 14.2. If such matter is not resolved following escalation to the Executive Officers pursuant to Section 14.2, then [***]. Following [***], Novo Nordisk shall have the right to make [***], in its sole discretion, so long as the [***] does not require any changes to the Program Epigenomic Controller [***].

4.1.3 Development Records and Reporting.

(a) Records. Novo Nordisk shall maintain complete and accurate records of all activities conducted by or on behalf of Novo Nordisk in furtherance of seeking Regulatory Approval for the Licensed Products in the Field in the Territory in accordance with Applicable Laws. Such records shall be maintained in sufficient detail and in a good scientific manner appropriate for Patent and regulatory purposes.

(b) Reporting. No later than January 1st of each Calendar Year prior to First Commercial Sale, Novo Nordisk shall provide PlatformCo with a written report summarizing the material Development activities it has performed, or caused to be performed, since the preceding report, its material Development activities in process, and a [***] Development timeline

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anticipated for the forthcoming Calendar Year (including the categories of information set forth in Schedule 4.1.3(b)), [***]. Novo Nordisk shall respond to PlatformCo’s reasonable questions or requests for additional information relating to such reports in a timely manner. Notwithstanding the foregoing, Novo Nordisk’s obligations under this Section 4.1.3(b) shall terminate upon a Change of Control of PlatformCo.

4.1.4 Regulatory Submissions and Approvals.

(a) Regulatory Matters. Novo Nordisk shall have the sole right, at its sole cost and expense, to seek and attempt to obtain Regulatory Approval for the Licensed Products in the Field in the Territory.

(b) Ownership of Regulatory Approvals. Novo Nordisk shall own all Regulatory Materials, including all submissions and applications for Regulatory Approvals, for the Licensed Products in the Field in the Territory.

(c) Regulatory Cooperation. Novo Nordisk shall keep PlatformCo reasonably informed with regard to regulatory activities and shall provide to PlatformCo summary updates regarding its regulatory activities no less than once per Calendar Year. [***]. Notwithstanding the foregoing, Novo Nordisk’s obligations under this Section 4.1.4(c) shall [***].

(d) Pricing and Reimbursement Approvals. Novo Nordisk shall have the sole right to seek and attempt to obtain Pricing and Reimbursement Approvals for the Licensed Products in the Field in the Territory. [***].

4.2 Manufacturing.

4.2.1 Development Supply. During the Research Term, the Parties shall Manufacture and have Manufactured the IND-Enabling Candidate in accordance with the R&D Plan. Without limiting the foregoing, the R&D Plan anticipates that the Parties shall jointly evaluate and select an independent contractor (subject to Section 3.6), that meets all Parties’ standards and requirements, to Manufacture the IND-Enabling Candidate and PlatformCo shall execute an agreement with such independent contractor for such Manufacturing. Such agreement shall. Following the IND submission for such IND-Enabling Candidate, PlatformCo shall [***]. In addition to the foregoing, subject to the last sentence of Section 4.1.2(a), following the Program Handoff Date, Novo Nordisk shall have the right, at its sole discretion, cost and expense, to Manufacture and supply the IND-Enabling Candidate and the Licensed Products for the Development of the IND-Enabling Candidate and the Licensed Products in the Field in the Territory.

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4.2.2 Commercial Supply. Novo Nordisk shall have the sole right, at its sole cost and expense, to Manufacture and have Manufactured the IND-Enabling Candidate and the Licensed Products for the Commercialization of the Licensed Products in the Field in the Territory.

4.3 Commercialization.

4.3.1 Commercialization Diligence. Novo Nordisk (directly, or with or through one or more of its Affiliates, Sublicensees or contractors) shall use Commercially Reasonable Efforts to Commercialize [***], in each case provided that such Licensed Product has obtained Regulatory Approval (including Pricing and Reimbursement Approval where required by Applicable Law). Subject to the foregoing, Novo Nordisk shall have the sole right and discretion with respect to undertaking Commercialization of the Licensed Products in the Field in the Territory, at its sole cost and expense.

4.3.2 Reporting Obligations. Novo Nordisk shall provide PlatformCo with written notice of the achievement of the First Commercial Sale and First Reimbursed Sale of each Licensed Product in the Field in the Territory (a) if such event occurs [***], promptly after such event becomes known to Novo Nordisk’s Alliance Manager (but in no event later than [***] after such event) and (b) if such event occurs in any other country, no later than [***] after such event.

4.3.3 Trademarks. Novo Nordisk shall have the sole right to brand the Licensed Products in the Field in the Territory using Novo Nordisk related Trademarks and any other Trademarks and trade names it determines appropriate for the Licensed Products, which branding may vary by country. Novo Nordisk shall own all rights in such Trademarks and may register and maintain such Trademarks in the countries within the Territory, where and how it determines appropriate.

5. LICENSES; TECHNOLOGY TRANSFER.

5.1 Program Research and Development Licenses.

5.1.1 Non-Exclusive License to the RCA PM Parties. Subject to the terms and conditions of this Agreement, Novo Nordisk hereby grants to each RCA PM Party, a non-exclusive, worldwide, non-transferable (except in accordance with Section 15.5), royalty-free license, with no right to grant sublicenses, except to permitted subcontractors as provided in Section 3.6, under and to the Novo Nordisk Know-How and Novo Nordisk Patents solely to the extent necessary for such RCA PM Party to conduct its R&D Activities under the R&D Plan.

5.1.2 Non-Exclusive License to PM SpinCo. Subject to the terms and conditions of this Agreement, PlatformCo hereby grants to PM SpinCo, a non-exclusive, worldwide, non-transferable (except in accordance with Section 15.5), royalty-free license, with no right to grant sublicenses, except to permitted subcontractors as provided in Section 3.6, under

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and to the PlatformCo Licensed IP solely to the extent necessary for PM SpinCo to conduct its R&D Activities under the R&D Plan.

5.1.3 Non-Exclusive License to PlatformCo. Subject to the terms and conditions of this Agreement, PM SpinCo hereby grants to PlatformCo, a non-exclusive, worldwide, non-transferable (except in accordance with Section 15.5), royalty-free license, with no right to grant sublicenses, except to permitted subcontractors as provided in Section 3.6, under and to the PM SpinCo Licensed IP solely to the extent necessary for PlatformCo to conduct its R&D Activities under the R&D Plan.

5.1.4 Exclusive Licenses to Novo Nordisk. Subject to the terms and conditions of this Agreement, PM SpinCo hereby grants to Novo Nordisk: (a) an exclusive (even as to PM SpinCo), worldwide, non-transferable (except in accordance with Section 15.5), royalty-free license, with no right to grant sublicenses, except to permitted subcontractors as provided in Section 3.6, under the PM SpinCo Licensed IP solely to the extent necessary for Novo Nordisk to conduct its R&D Activities under the R&D Plan; and (b) an exclusive (even as to PM SpinCo), worldwide, non-transferable (except in accordance with Section 15.5), royalty-free license, with no right to grant sublicenses, except to permitted subcontractors as provided in Section 3.6, under the PM SpinCo Licensed IP during the period between the Program Handoff Date and the Closing Date, to Develop and Manufacture the IND-Enabling Candidate and Licensed Products in the Field in the Territory.

5.2 License to PlatformCo Licensed IP.

5.2.1 Grant. Subject to the terms and conditions of this Agreement, PlatformCo hereby grants to Novo Nordisk an exclusive (even as to PlatformCo), royalty-bearing, transferable (but only in accordance with Section 15.5) license, with the right to grant sublicenses through multiple tiers of sublicensees as provided in Section 5.3, under the PlatformCo Licensed IP, to conduct its R&D Activities under the R&D Plan and to otherwise research, Develop, Manufacture, Commercialize and otherwise Exploit the IND-Enabling Candidate and Licensed Products in the Field in the Territory.

5.2.2 Restrictive Covenants.

(a) Novo Nordisk shall not, and shall cause its Affiliates and Sublicensees not to, [***].

(b) Other than as permitted under Section 4.1.2(b) or with PlatformCo’s prior written consent, Novo Nordisk shall not, and shall cause its Affiliates and Sublicensees not to, modify, enhance, improve, optimize or otherwise derivatize the Program Epigenomic Controller.

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(c) Novo Nordisk shall not, and shall cause its Affiliates and Sublicensees not to, use the Program Epigenomic Controller [***]. For the avoidance of doubt, nothing in this Section 5.2.2(c) shall serve to limit Novo Nordisk’s right to practice any Joint Patents, including any RCA PM Parties Joint Patents Controlled by PM SpinCo following the Closing Date.

5.3 Novo Nordisk’s Right to Sublicense.

5.3.1 [***]. Subject to the requirements set forth in this Section 5.3, from and after the Program Handoff Date, Novo Nordisk shall have the right to grant and authorize Sublicenses (through multiple tiers) of the rights granted to Novo Nordisk pursuant to Section 5.2 [***]. For the avoidance of doubt, nothing in this Section 5.3.1 shall serve to limit Novo Nordisk’s ability to engage subcontractors as permitted by Section 3.6, including contract manufacturers to Manufacture Development supply of the IND-Enabling Candidate or Licensed Products as permitted under Section 4.2.1.

5.3.2 Requirements of Sublicenses. Each Sublicense granted by Novo Nordisk to a Third Party shall be in writing and shall be consistent with the terms and conditions of this Agreement. No Sublicense shall diminish, reduce or eliminate any obligation of Novo Nordisk under this Agreement. Novo Nordisk shall at all times remain fully responsible for the actions of its Sublicensees pursuant to this Agreement, including without limitation the payment of any milestones and royalties due under Article 8 below with respect to the activities of such Sublicensee. Each Sublicense shall contain the following provisions: (a) a requirement that the Sublicensee comply with all applicable terms of this Agreement, and (b) if such Sublicense contains a right to Commercialize Licensed Products, such Sublicense shall also contain the following provisions: (i) a requirement that the Sublicensee submit applicable sales or other reports to Novo Nordisk to the extent necessary or relevant for Novo Nordisk to submit the reports required to be made or records required to be maintained under this Agreement, and (ii) the right for Novo Nordisk to inspect and audit such Sublicensee’s books and records for the purpose of verifying the basis and accuracy of payments made under such Sublicense to the extent attributable to rights sublicensed under this Agreement, and disclose the results of any such audit to PlatformCo, which right Novo Nordisk shall exercise on behalf and at the expense of PlatformCo upon PlatformCo’s written request. [***].

5.4 Reservation of Rights.

5.4.1 No rights, other than those expressly set forth in this Agreement, are granted to any Party under this Agreement, and no additional rights shall be deemed granted to any Party by implication, estoppel or otherwise, with respect to any Intellectual Property rights. All rights not expressly granted by any Party or its Affiliates to another Party under this Agreement are reserved.

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5.4.2 The RCA PM Parties shall retain rights under the licenses granted to Novo Nordisk in Section 5.2 to the extent [***] to conduct and have conducted any activities assigned to the RCA PM Parties pursuant to this Agreement.

5.5 Whitehead Licenses and FPIV License.

5.5.1 Termination of Whitehead Licenses or FPIV License. If a Whitehead License or the FPIV License is terminated for any reason, then: (a) PlatformCo shall promptly notify Novo Nordisk of such termination; (b) (i) in the event of termination of a Whitehead License for any reason, if Novo Nordisk is not then in default of this Agreement, Novo Nordisk may negotiate a direct license from Whitehead under the Whitehead Patent Rights pursuant to Section 2.3 of each Whitehead License (which provision PlatformCo shall not waive or permit to terminate) with rights and terms substantially equivalent to the rights and terms of such Whitehead License, including without limitation financial terms, provided that any non-identical terms shall be negotiated between Whitehead and Novo Nordisk in good faith under reasonable terms and conditions, and (ii) in the event of termination of the FPIV License for any reason other than by PlatformCo pursuant to Section 12.3 of the FPIV License, Novo Nordisk shall, from the effective date of such termination, automatically become a direct licensee of FPIV under the FPIV License in accordance with and pursuant to Section 13.2 of the FPIV License (which provision PlatformCo shall not waive or permit to terminate); and (c) to the extent necessary, PlatformCo shall reasonably assist Novo Nordisk in obtaining such direct license from Whitehead or FPIV, as applicable.

5.5.2 U.S. Manufacturing. Novo Nordisk agrees that any Licensed Products (as defined in the Whitehead Licenses) used or sold in the United States shall be manufactured substantially in the United States as required by 35 U.S.C. § 204 and 37 C.F.R. § 401 et. seq., as amended. PlatformCo shall provide reasonable assistance to Novo Nordisk to seek a waiver from any such requirement at Novo Nordisk’s election.

5.5.3 Retained Rights.

(a) Whitehead. Novo Nordisk acknowledges that Whitehead retains the right to practice the Whitehead Patent Rights for research, teaching, and other educational purposes including use in third-party sponsored research. Notwithstanding anything to the contrary in this Agreement, except to the extent otherwise provided in Article 11, PlatformCo shall not disclose Novo Nordisk Confidential Information to the co-exclusive licensee under the Co-Exclusive Whitehead License.

(b) FPIV. Novo Nordisk acknowledges that PlatformCo has granted FPIV a non-exclusive, royalty-free, fully paid sublicensable (to Flagship Entities (as defined in the FPIV License) and service providers thereof) license to practice, and to permit Flagship Entities to practice, the FPIV Patent Rights within the Licensed Field (as defined in the FPIV License) in the Territory (as defined in the FPIV License) for non-commercial research and non-clinical

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development purposes or to perform under the Managerial Agreement (as defined in the FPIV License), in each case except for the purpose of targeting the Initial Program Target, Program Target or any Proposed Backup Target for so long as such target remains an Initial Program Target, Program Target or Proposed Backup Target, as applicable, under this Agreement.

(c) Academic and Not-For-Profit Research Institutes. Novo Nordisk acknowledges that Whitehead retains the right to grant non-exclusive licenses to other nonprofit or academic institutions to practice the Whitehead Patent Rights for research, teaching, and other educational purposes; provided, however, that in no event shall any license permit the practice or use of any Whitehead Patent Rights in the Field (as such term is defined in the Whitehead Licenses) in the Territory (as such term is defined in the applicable Whitehead License) for commercial activities (meaning commercial development, production, manufacture, distribution or sale of products or provision of services for a fee).

(d) Federal Government. Novo Nordisk acknowledges that the U.S. federal government retains a royalty-free, non-exclusive, non-transferable license to practice any government-funded invention claimed in any Whitehead Patent Rights as set forth in 35 U.S.C. §§ 201-211, and the regulations promulgated thereunder, as amended, or any successor statutes or regulations.

5.5.4 Non-Use of Name.

(a) Novo Nordisk and its Affiliates and Sublicensees shall not use the name of “Whitehead Institute” or any variation, adaptation, or abbreviation thereof, or of any of their trustees, officers, faculty, students, employees, or agents, or any trademark owned by Whitehead, or any terms of the Whitehead Licenses in any promotional material or other public announcement or disclosure, unless legally required, without the prior written consent of Whitehead, which consent Whitehead may withhold in its sole discretion. The foregoing notwithstanding, without the consent of Whitehead, Novo Nordisk may make factual statements during the term of this Agreement that Novo Nordisk has a license from Whitehead under one or more of the patents and/or patent applications comprising the Whitehead Patent Rights.

(b) Novo Nordisk and its Affiliates and Sublicensees may not use the name, logo, seal, trademark, service mark or domain names or other indicia of source, association or sponsorship of any Flagship Entity (as defined in the FPIV License), or any officer, director or other representative of any Flagship Entity (or any adaptation of any of the foregoing) without the prior written consent of such Flagship Entity, which consent will be granted or denied in such Flagship Entity’s sole discretion.

5.5.5 Whitehead and FPIV Reporting Obligations. PlatformCo shall have the right to incorporate information received from Novo Nordisk under this Agreement solely to the extent required to fulfill its reporting obligations under the Whitehead Licenses and the FPIV

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License. Novo Nordisk shall provide PlatformCo with written notice of the achievement of the events set forth on Schedule 5.5.5 promptly after such event becomes known to Novo Nordisk’s Alliance Manager (but in no event later than [***] after such event).

5.6 Transfer of PlatformCo Licensed Know-How Following Program Handoff Date. Within [***] following the Program Handoff Date (or such earlier date as the Parties may agree in writing), PlatformCo shall, and if applicable, shall cause its Affiliates to, disclose and make available to Novo Nordisk at Novo Nordisk’s sole cost and expense the PlatformCo Licensed Know-How in its and their possession that is [***] for the Exploitation of the IND-Enabling Candidate and Licensed Products pursuant to this Agreement; provided that, (i) if PlatformCo is conducting PlatformCo CMC Activities pursuant to Section 4.1.2(a) following the Program Handoff Date, then PlatformCo shall transfer all PlatformCo Licensed Know-How resulting from such PlatformCo CMC Activities within [***] following the earlier of (1) PlatformCo’s completion of such PlatformCo CMC Activities; and (2) expiration of the Research Term in accordance with Section 1.273 and (ii) if a portion of such transfer remains incomplete at the end of the timeframe required under this Section 5.6, PlatformCo shall continue to exercise reasonable efforts to complete the transfer of the applicable PlatformCo Licensed Know-How to Novo Nordisk as soon as reasonably practicable. Such transfer shall be pursuant to the transition plan set forth in the R&D Plan and subject to the R&D Budget. In addition, PlatformCo shall provide written or verbal answers to Novo Nordisk’s reasonable questions relating to the transferred PlatformCo Licensed Know-How and shall use reasonable efforts to make available PlatformCo’s personnel who are knowledgeable about the Program for such purposes, provided that, Novo Nordisk shall reimburse PlatformCo at the then-current FTE Rate for such assistance. PlatformCo shall make such PlatformCo Licensed Know-How available in such form as maintained by PlatformCo. Novo Nordisk shall bear all Third Party expenses incurred by PlatformCo or its Affiliates in connection with the transfer of PlatformCo Licensed Know-How pursuant to this Section 5.6. [***].

6. EXCLUSIVITY.

6.1 Exclusivity.

6.1.1 PM Entities. Subject to this Article 6, during the Term (and for [***] if the Agreement is terminated prior to the Closing Date), except pursuant to this Agreement, none of the PM Entities shall, alone or with or for any Third Party (including through the grant of any license, option or other right to any Third Party, including any Flagship Affiliate), directly or indirectly, Exploit any Competing Product or any Field LNP Product anywhere in the Territory.

6.1.2 Novo Nordisk. Subject to this Article 6, until [***], except pursuant to this Agreement, neither Novo Nordisk nor any of its Affiliates shall, alone or with or for any Third Party (including through the grant of any license, option or other right to any Third Party), directly

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or indirectly, Exploit any Competing Product comprising a Collaboration Epigenomic Controller anywhere in the Territory.

6.1.3 Restricted Parties. The PM Entities and Novo Nordisk are referred to herein as the “Restricted Parties.”

6.2 Exceptions to Exclusivity. Notwithstanding anything to the contrary in Section 6.1:

6.2.1 Acquired Competing Product. If a Restricted Party or any of its Affiliates (such Party, the “Distracted Restricted Party”) acquires a Third Party as the result of a merger, acquisition or combination with or of such Third Party other than a Change of Control (each, an “Acquisition Transaction”) and, on the date of the completion of such Acquisition Transaction, such acquired Third Party is researching, Developing, Commercializing or otherwise Exploiting any compound or product that would, but for the provisions of this Section 6.2.1, constitute a breach of Section 6.1, as applicable (such product, an “Acquired Competing Product”), then the Distracted Restricted Party or such Affiliate shall, within [***] after the completion of such Acquisition Transaction, notify the Parties of such acquisition and the terms of this Section 6.2.1 shall apply.

(a) PM Entities. If any PM Entity is the Distracted Restricted Party, then such PM Entity may:

(i) request that such Acquired Competing Product be included in this Agreement on terms to be negotiated, which request Novo Nordisk may accept or reject in its sole discretion. If Novo Nordisk accepts such request to negotiate such terms, the Parties shall discuss the matter in good faith for a period of no less than [***] (or such longer period as may be agreed by the Parties). If Novo Nordisk rejects such request or, if Novo Nordisk and the applicable Distracted Restricted Party are unable to reach agreement on the terms on which such Acquired Competing Product would be included hereunder, then the Distracted Restricted Party shall elect to take the action specified in either clause (ii) or (iii) below; provided that the time periods specified in such clauses shall be tolled for so long as the Parties are engaged in discussion under this clause (i);

(ii) notify Novo Nordisk in writing that the Distracted Restricted Party or its Affiliate shall Divest its rights to such Acquired Competing Product, in which case, within [***] after the completion of the Acquisition Transaction, the Distracted Restricted Party or its Affiliate shall Divest such Acquired Competing Product; or

(iii) notify Novo Nordisk in writing that it is ceasing all such research, Development, Commercialization and other Exploitation activities with respect to the

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Acquired Competing Product, in which case, within [***] thereafter the Distracted Restricted Party and its Affiliates shall cease all such activities.

During the discussion period under Section 6.2.1(a)(i), prior to the time of Divestiture pursuant to Section 6.2.1(a)(ii) or prior to the termination of activities pursuant to Section 6.2.1(a)(iii), as applicable, the Distracted Restricted Party and its Affiliates shall segregate all research, development or commercialization activities relating to the Competing Product from research, Development and Commercialization with respect to Epigenomic Controller-LNP Candidates and Licensed Products under this Agreement, including by requiring, and using Commercially Reasonable Efforts to ensure, that (x) no personnel involved in performing the research, development or commercialization of the Acquired Competing Product have access to non-public plans or information relating to the Exploitation of the Epigenomic Controller-LNP Candidate or Licensed Products hereunder ([***]) and (y) no personnel involved in performing the Exploitation of the Epigenomic Controller-LNP Candidate or Licensed Products have access to non-public plans or information relating to the Exploitation of such Competing Product ([***]). For the avoidance of doubt, if the agreement effecting a Divestiture is terminated, then the terms of this Section 6.2.1(a) shall again apply.

(b) Novo Nordisk. If Novo Nordisk is the Distracted Restricted Party, then the obligations of Section 6.1.2 shall not apply to such Acquired Competing Product comprising a Collaboration Epigenomic Controller, provided: (i) Novo Nordisk and its Affiliates establish and enforce internal processes, policies, procedures and systems to segregate information relating to any such program from any Confidential Information related to the Epigenomic Controller-LNP Candidate and Licensed Products under this Agreement during the Research Term, (ii) Novo Nordisk and its Affiliates do not use, directly or indirectly, (x) prior to the Closing Date, any PlatformCo Licensed IP, PM SpinCo Licensed IP or Confidential Information of PlatformCo or PM SpinCo or (y) following the Closing Date, any PlatformCo Licensed IP or Confidential Information of PlatformCo, in each case ((x) and (y)) to Exploit the Acquired Competing Product comprising a Collaboration Epigenomic Controller, and (iii) during the Research Term, no personnel involved in any Exploitation of the Acquired Competing Product comprising a Collaboration Epigenomic Controller have access to non-public plans or non-public information relating to the Exploitation of any Licensed Products (provided that management personnel may review and evaluate plans and information regarding the Exploitation of Licensed Products in connection with post-acquisition decision making).

6.2.2 Change of Control. If there is a Change of Control involving a Restricted Party (where such Restricted Party is the acquired entity), the obligations of Section 6.1 shall not apply to any compound or product that is Controlled by the relevant acquirer or its Affiliates that exist prior to the closing of such Change of Control; provided that (a) the acquired Restricted Party and the acquirer and its Affiliates existing immediately prior to the effective date of such Change of Control establish and enforce internal processes, policies, procedures and systems to segregate

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information relating to any such program from any Confidential Information related to the Program, including any Epigenomic Controller-LNP Candidate and Licensed Products, (b) the acquirer and its Affiliates existing immediately prior to the effective date of such Change of Control do not use, directly or indirectly, any Patents, Know-How or Confidential Information of the acquired Restricted Party (including any Patents, Know-How or Confidential Information licensed or acquired from under this Agreement) in such program, and (c) no personnel who were employees or consultants of the acquired Restricted Party or its Affiliates (including, where the Restricted Party is a PM Entity, Flagship Labs, LLC) at any time prior to or after the Change of Control that have conducted or are conducting activities with respect to a Program Target shall conduct any activities under such program. Nothing in this Section 6.2.2 shall be deemed to provide consent by Novo Nordisk to a Change of Control of PM SpinCo. This Section 6.2.2 shall not apply to the acquisition of PM SpinCo by Novo Nordisk.

7. OPTION. PM SpinCo and PlatformCo each hereby acknowledge that Shareholder has granted Novo Nordisk the Option to purchase from Shareholder one hundred percent (100%) of the Subject Shares during the Option Exercise Period, on the terms and subject to the conditions set forth in the Option Agreement and the Share Purchase Agreement. Pursuant to the Option Agreement, Novo Nordisk shall exercise the Option, if at all, by giving written notice to PM SpinCo and Shareholder in accordance with the Option Agreement on or prior to the Option Termination Date. From and after the Closing Date, if any, any and all obligations of PM SpinCo to any PM Entity shall terminate, unless otherwise agreed by Novo Nordisk in writing.

8. FINANCIAL TERMS.

8.1 Upfront Payment. Subject to the terms and conditions of this Agreement, Novo Nordisk shall pay to PlatformCo a non-refundable, non-creditable (except as set forth in Section 8.7), and not subject to set-off payment in the amount of Five Million One Hundred Twenty-Five Thousand U.S. Dollars (US$ 5,125,000), which upfront payment shall be due and payable to PlatformCo within [***] following the Effective Date upon receipt of an invoice from PlatformCo (which shall be in the form set forth in Schedule 8.1).

8.2 R&D Budget Reports; Reimbursement of Costs.

8.2.1 On a Calendar Quarter-by-Calendar Quarter basis in advance, Novo Nordisk shall pay each RCA PM Party the amount set forth in the then current R&D Budget to be paid to such RCA PM Party for such Calendar Quarter. With respect to the first Calendar Quarter of the Research Term, unless subject to a bona fide dispute, Novo Nordisk shall pay such amount within [***]following receipt of invoice, and with respect to any subsequent Calendar Quarters, unless subject to a bona fide dispute, Novo Nordisk shall pay such amount within [***] after receipt thereof. With respect to each such subsequent Calendar Quarters, an RCA PM Party shall

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deliver the applicable invoice no earlier than [***] prior to the commencement of such Calendar Quarter.

8.2.2 Within [***] after the end of each Calendar Quarter during the Research Term, each RCA PM Party shall deliver to the JRC a report tracking all R&D Costs actually incurred by such RCA PM Party during such Calendar Quarter against the then current R&D Plan and R&D Budget (each, an “R&D Budget Report”), including a breakdown of FTE Costs and Out-of-Pocket Costs, which reports shall also include any anticipated costs that may cause such RCA PM Party to exceed the then current R&D Budget for any future Calendar Quarter within such R&D Budget. The RCA PM Parties shall provide any documentation for such R&D Costs upon Novo Nordisk’s reasonable request.

8.2.3 Within [***] following the end of each Calendar Quarter within the Research Term, or upon earlier termination of this Agreement, each RCA PM Party shall provide Novo Nordisk a report of the R&D Costs actually incurred by such RCA PM Party to conduct the R&D Activities allocated to such RCA PM Party during the applicable Calendar Quarter (the “Research Term Incurred Costs”), together with a breakdown of FTE Costs and Out-of-Pocket Costs and documentation therefor upon Novo Nordisk’s request. To the extent the Research Term Incurred Costs as set forth in such report are less than the amounts actually paid by Novo Nordisk to such RCA PM Party to conduct the R&D Activities allocated to such RCA PM Party during the applicable Calendar Quarter (the “Research Term Amounts Paid”) then, at Novo Nordisk’s option, (a) such RCA PM Party shall pay Novo Nordisk, within [***] after receipt of an invoice therefor, an amount equal to the amount paid by Novo Nordisk for the applicable Calendar Quarter in excess of the Research Term Incurred Costs or (b) Novo Nordisk may offset against amounts owed to such RCA PM Party under this Agreement or the Option Agreement or Share Purchase Agreement, as applicable, an amount equal to the amount paid by Novo Nordisk for the applicable Calendar Quarter in excess of the Research Term Incurred Costs. To the extent the Research Term Incurred Costs for the applicable Calendar Quarter as set forth in such report exceed the Research Term Amounts Paid for the applicable Calendar Quarter and Novo Nordisk is responsible for such excess costs pursuant to Section 3.1.2, unless subject to a bona fide dispute, Novo Nordisk shall pay such RCA PM Party, within [***] after receipt of an invoice therefor, the amount incurred by such RCA PM Party in excess of the Research Term Amounts Paid for the applicable Calendar Quarter.

8.3 Development Milestone Payment. Except upon achievement of milestone event #1 set forth in this Section 8.3, in which case, PlatformCo shall notify Novo Nordisk in writing of the first achievement of such milestone by a Development Candidate [***] promptly after the occurrence thereof, Novo Nordisk shall notify PlatformCo in writing of the first achievement by or on behalf of Novo Nordisk, its Affiliates or Sublicensees of milestone events # 2-11 set forth in this Section 8.3 with respect to a Licensed Product [***] (each, a “Development Milestone Event”) promptly after the occurrence thereof, and Novo Nordisk shall pay PlatformCo the

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non-refundable, non-creditable (except as set forth in Section 8.7) milestone payment corresponding to such Development Milestone Event, as set forth in the table below (each, a “Development Milestone Payment”) within [***] after Novo Nordisk’s receipt of an invoice from PlatformCo following the achievement of Development Milestone Event #1 by the RCA PM Parties and Development Milestone Events #2-11 by Novo Nordisk, its Affiliates or any Sublicensees; provided however, that if [***]. For the avoidance of doubt, if the applicable Licensed Product is [***]. Development Milestone Payments are subject to set-off only as expressly set forth in this Agreement. Each of the Development Milestone Payments is payable only once under this Agreement upon the first such achievement of such Development Milestone Event by a Development Candidate or Licensed Product, as applicable, regardless of the number of times achieved by one or more Licensed Products.

Notwithstanding anything in the foregoing, if the IND-Enabling Tox Studies for the Development Candidate have not been initiated prior to the expiration of the Research Term, then Novo Nordisk shall notify PlatformCo in writing of the first achievement by or on behalf of Novo Nordisk, its Affiliates or Sublicensees of milestone event # 1 and promptly after the occurrence thereof, Novo Nordisk shall pay PlatformCo the applicable Development Milestone Payment as set forth above.

	Development Milestone Event	Development Milestone Payment (in Dollars)
1.	[***]	[***]
2.	[***]	[***]
3.	[***]	[***]
4.	[***]	[***]
5.	[***]	[***]
6.	[***]	[***]
7.	[***]	[***]
8.	[***]	[***]
9.	[***]	[***]
10.	[***]	[***]
11.	[***]	[***]

Development Milestone Events #1-4 (only) are intended to be sequential. If a Licensed Product is not required to undergo any such Development Milestone Event, such skipped milestone(s) shall be deemed to have been achieved upon the achievement by such Licensed

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Product of [***]. Payment for such skipped milestone that is owed in accordance with the provisions of the foregoing sentence shall be due concurrently with the payment for [***].

For clarity, subject to [***], Development Milestone Events #2-4 shall be deemed to have been achieved through [***] described by the Development Milestone Event, even if it is [***]. For example, Development Milestone Event #2 may be achieved upon [***] the 5th subject dosed in a Phase IA Clinical Trial, and Development Milestone Events #3 and #4 may [***].

8.4 Sales Milestone Payments. Novo Nordisk shall pay to PlatformCo the one-time Milestone Payments set forth below within [***] after Novo Nordisk’s receipt of an invoice from PlatformCo following the first achievement by or on behalf of Novo Nordisk, its Affiliates or Sublicensees of the corresponding milestone event with respect to Net Sales of Licensed Products that are Covered by a Payment Claim in the applicable country in the Territory (each, a “Sales Milestone Event” and the corresponding payment, a “Sales Milestone Payment”); provided however, that [***]. For the avoidance of doubt, if [***]. Each Sales Milestone Payment is non-refundable, non-creditable (except as set forth in Section 8.7), and is payable only once under this Agreement upon the first such achievement of such Sales Milestone Event and none of the Sales Milestone Payments shall be payable more than once regardless of how many times such Sales Milestone Event is achieved by the Licensed Product(s) under this Agreement. Sales Milestone Payments are subject to set-off only as expressly set forth in this Agreement.

	Sales Milestone Event	Sales Milestone Payment (in Dollars)
1.	[***]	[***]
2.	[***]	[***]
3.	[***]	[***]
4.	[***]	[***]
5.	[***]	[***]

Notwithstanding the foregoing, if more than one (1) Sales Milestone Events are first achieved in the same Calendar Year, then the highest unpaid Sales Milestone Payment earned shall be due and payable in such Calendar Year; provided, however, that any unpaid Sales Milestone Payment may be earned and become payable in subsequent Calendar Years. By way of example, if the #1 and #2 Sales Milestone Events set forth in the table above are first achieved in the same Calendar Year, then Novo Nordisk shall pay PlatformCo the US$[***] payment within [***] after Novo Nordisk’s receipt of an invoice from PlatformCo therefor after the #1 Sales Milestone Event is achieved and a catch-up payment of US$[***] within [***] after Novo Nordisk’s receipt of an invoice from PlatformCo therefor after the #2 Sales Milestone Event is achieved, with the result being, upon payment of such catch-up payment, that the #2 Sales Milestone Event shall be deemed

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achieved and the #2 Sales Milestone Payment shall be deemed paid, and the #1 Sales Milestone Event shall be deemed not yet achieved and the #1 Sales Milestone Payment shall be deemed not yet paid. If the #1 Sales Milestone Event is then achieved in a subsequent Calendar Year and no other Sales Milestone Event is achieved in such subsequent Calendar Year, then Novo Nordisk shall pay PlatformCo the US$[***] payment within [***] after Novo Nordisk’s receipt of an invoice from PlatformCo therefor after the #1 Sales Milestone Event is achieved. For the avoidance of doubt, no more than one (1) Sales Milestone Payment shall be earned under this Agreement, due and payable in any given Calendar Year.

8.5 Royalties.

8.5.1 Royalty Rate. Subject to the terms and conditions of this Agreement, on a Licensed Product-by-Licensed Product basis, during the applicable Royalty Term, Novo Nordisk shall pay to PlatformCo royalty payments at the royalty rates (the “Royalty Rates”) specified in the following table with respect to the aggregate annual worldwide Net Sales of such Licensed Product in the Field in the Territory in a given Calendar Year:

	Aggregate Worldwide Net Sales of a Licensed Product in a Calendar Year	Royalty Rate
1.	[***]	[***]
2.	[***]	[***]
3.	[***]	[***]
4.	[***]	[***]

8.5.2 Royalty Term. Royalty payments shall be due under Section 8.5 with respect to a given Licensed Product in a given country in the Territory during the period commencing upon the First Commercial Sale of such Licensed Product in such country and ending upon the latest of (a) the tenth (10th) anniversary of the First Commercial Sale of such Licensed Product in such country, (b) the expiration of the last-to-expire Payment Claim with respect to such Licensed Product in such country, or (c) expiration of Regulatory Exclusivity for such Licensed Product in such country (such period, the “Royalty Term” and such royalty payments, the “Royalty Payments”). After the expiration of the applicable Royalty Term with respect to a given Licensed Product in a given country in the Territory, no further Royalty Payments shall be due with respect to such Licensed Product in such country.

8.5.3 Royalty Payments and Reports. Within [***] after the end of each Calendar Quarter, commencing with the Calendar Quarter during which the First Commercial Sale of a Licensed Product is made anywhere in the Territory, Novo Nordisk shall provide to PlatformCo a report setting forth [***]; provided, that Novo Nordisk shall [***]. Promptly

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following the delivery of the applicable quarterly report, PlatformCo shall invoice Novo Nordisk for the Royalty Payments and Sales Milestone Payments due to PlatformCo with respect to Net Sales by Novo Nordisk, its Affiliates and their respective Sublicensees for such Calendar Quarter. Novo Nordisk shall pay such amounts to PlatformCo within [***] following Novo Nordisk’s receipt of such invoice.

8.5.4 Milestone Payment and Royalty Payment Reductions. The Milestone Payments payable under Section 8.3 and Section 8.4 and the Royalty Payments payable under Section 8.5.2 are subject to the following:

(a) Third Party Payments. Subject to the terms and conditions set forth in Section 10.10, on a Licensed Product-by-Licensed Product and country-by-country basis, if Novo Nordisk reasonably and in good faith determines in connection with a Licensed Product in a particular country in the Territory that it is [***] to obtain a license under a Third Party’s Patents or Know-How to Develop, Manufacture or Commercialize such Licensed Product, then Novo Nordisk shall have the right (but not the obligation) to obtain such license (including by way of settlement of litigation). With respect to any such Patents or Know-How that are licensed by Novo Nordisk after the Effective Date the following terms shall apply:

(i) (A) with respect to Patents or Know-How that constitute NN Unknown Third Party Core IP, Novo Nordisk may deduct [***] of the amounts actually paid by Novo Nordisk to such Third Party that is attributable to such license for NN Unknown Third Party Core IP from [***] paid to PlatformCo under this Agreement for such Licensed Product in such country (including an equitably prorated portion of non-royalty payments under such license); and (B) with respect to any Other New IP, Novo Nordisk may deduct [***] of the amounts actually paid by Novo Nordisk to such Third Party that is attributable to such license for Other New IP from [***] otherwise due to PlatformCo under this Agreement for such Licensed Product in such country (including an equitably prorated portion of non-royalty payments under such license); provided, however, that in no event shall such deductions under this Section 8.5.4(a)(i) in aggregate reduce any [***] to less than the Payment Reduction Floor; and

(ii) with respect to Patents or Know-How that constitute NN Flagship Known Third Party Core IP, Novo Nordisk may deduct [***] of the amounts actually paid by Novo Nordisk to such Third Party that is attributable to such license for NN Flagship Known Third Party Core IP, from [***] paid to PlatformCo under this Agreement for such Licensed Product in such country (including an equitably prorated portion of non-royalty payments under such license), and such deduction under this Section 8.5.4(a)(ii) shall [***].

The [***] are subject to further reduction as set forth in Section 10.10.2. Offsets under this Section 8.5.4(a) are intended to be additive with the offsets regarding NN Unknown Third Party Core IP, Other New IP and NN Flagship Known Third Party Core IP, as applicable, in the Share Purchase Agreement and the Option Agreement, and nothing in this Agreement shall prevent Novo Nordisk

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from taking offsets under this Section 8.5.4(a) as well as the foregoing offsets in the Share Purchase Agreement and the Option Agreement to the extent otherwise applicable.

(b) Generic/Biosimilar Competition. Subject to Section 8.5.4(d), on a Licensed Product-by-Licensed Product and country-by-country basis, if in any Calendar Quarter during the Royalty Term for a given Licensed Product in a country in the Territory, one or more Generic/Biosimilar Products are sold in such country [***], then the applicable Royalty Payments payable with respect to Net Sales of such Licensed Product in such country shall be reduced by [***]. If [***], Novo Nordisk may determine an alternative data source, which alternative shall be a reasonable and well-established data source widely used in the pharmaceutical industry.

(c) Lack of Patent Protection. Subject to Section 8.5.4(d) if at any time during the Royalty Term for a given Licensed Product in a particular country in the Territory, the [***] such Licensed Product in such country is not Covered by a Payment Claim, then the applicable [***] payable with respect to such Licensed Product in such country as specified in Section 8.5.2 shall be reduced by [***] of the [***] otherwise applicable for [***].

(d) Cumulative Deductions. Notwithstanding the foregoing, (i) in no event shall the deductions set forth in Section 8.5.4(b) and Section 8.5.4(c) in the aggregate reduce any [***] otherwise payable to PlatformCo as specified in Section 8.5.1 (as such [***] may be further reduced pursuant to Section 13.2.3(a)(ii)) by more than [***] and (ii) in no event shall [***] (as may be reduced pursuant to Section 8.5.4(b) and Section 8.5.4(c)) be further reduced due to operation of Sections 8.5.4(a)(i), 10.10.2(b)(ii)(B), 10.10.2(b)(iii), 10.10.2(c)(iii) or 10.10.2(c)(iv)(B) such that the cumulative reduction would result in any [***] of less than [***] of what would otherwise be payable to PlatformCo as specified in Sections 8.3, 8.4, or 8.5.1 (as such [***] may be further reduced pursuant to Section 13.2.3(a)(ii)) (each limit on payment reduction set forth in each of clauses (i) and (ii), the “Payment Reduction Floor”). If the foregoing limitations prevent Novo Nordisk from taking the full deduction to which it would otherwise be entitled, Novo Nordisk shall have the right to carry forward and deduct in a future period the portion of such deduction that it was prevented from taking by such limitations.

8.6 Financial Audits.

8.6.1 Record Keeping. Each Party and its Affiliates shall, and shall cause their respective Sublicensees and consultants to, keep complete, true and accurate books and records, in accordance with Accounting Standards, of the items underlying any payments due under this Agreement. Each Party and its Affiliates shall, and shall cause their respective Sublicensees and consultants to keep, such books and records during the Term and for at least [***] thereafter. Each Party (and with respect to the Whitehead Licenses, Whitehead or its appointed agent) (the “Auditing Party”) shall have the right, not more than once annually (other than with respect to Whitehead and its appointed agent), at its own expense, to have an internationally-recognized independent, certified public accountant (the “Auditor”), selected by the Auditing Party and

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acceptable to the Party being audited (the “Audited Party”), review any such records of the Audited Party and its Affiliates in the location(s) where such records are customarily maintained by the Audited Party and its Affiliates upon [***] prior written notice, during regular business hours and under obligations of confidentiality for the sole purpose of verifying the basis and accuracy of payments made under this Agreement, within the prior Calendar Year period after receipt of such report. The records for any Calendar Year may be audited no more than once with respect to records covering any specific period of time.

8.6.2 Audit Report. The report prepared by the Auditor, a copy of which shall be sent or otherwise provided to each Party by such Auditor at the same time before such report is considered final, shall contain the conclusions of such Auditor regarding the audit and shall specify that the amounts paid pursuant thereto were correct or, if incorrect, the amount of any underpayment or overpayment, and the specific details regarding any discrepancies. No other information shall be provided to the Auditing Party without the prior consent of the Audited Party unless disclosure is required by Applicable Laws, regulation or judicial order, and if so determined by the Auditing Party, it shall, if permitted, give the Audited Party prior notice thereof to the extent possible for the Audited Party to seek a protective order against or otherwise prevent or limit such disclosure. If such report shows any underpayment, then the Audited Party shall remit to the Auditing Party, within [***] after receipt of such report, (a) the amount of such underpayment and (b) if such underpayment exceeds [***] of the total amount owed for the period then being audited, the actual fees charged by the Auditor in conducting such review. For the avoidance of doubt, any underpayment shall be considered a late payment, subject to Section 8.9. If such report shows any overpayment, then the Auditing Party shall, at the Auditing Party’s election, credit the overpaid amount against future payments owed to the Auditing Party or reimburse the Audited Party the amount of such overpayment within [***] after receipt of such report. The Parties mutually agree that all information subject to review under this Section 8.6 is Confidential Information of the Audited Party and that the Auditing Party shall retain and cause the Auditor to retain all such information in confidence in accordance with confidentiality and non-use obligations no less stringent than those contained in Article 11. For the avoidance of doubt, the Audited Party is entitled to require the Auditor to execute a reasonable confidentiality agreement prior to commencing any such audit.

8.7 Taxes.

8.7.1 Cooperation; Withholding. The Parties agree to cooperate with one another and use reasonable efforts to minimize obligations for any and all taxes required by Applicable Law to be withheld or deducted from any royalties, milestone payments, or other payments made to each other under this Agreement, including by completing all procedural steps, and taking all reasonable measures, to ensure that any withholding tax is reduced or eliminated to the extent permitted under Applicable Law, including income tax treaty provisions and related procedures for claiming treaty relief. To the extent that Novo Nordisk is required to deduct and

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withhold taxes on any payment to PlatformCo, Novo Nordisk shall deduct and withhold such taxes and any applicable interest and penalties from the applicable payment or from any other payment and pay the amounts of such taxes, interest, and penalties to the proper Governmental Authority in a timely manner and promptly submit to PlatformCo an official tax certificate or other evidence of such withholding sufficient to enable PlatformCo to claim such payment of taxes. Each Party shall provide the other Party with any tax forms that may be reasonably necessary in order for such Party to not withhold tax or to withhold tax at a reduced rate under an applicable bilateral tax income treaty. PlatformCo shall use reasonable efforts to provide any such tax forms to Novo Nordisk at least [***] prior to the due date identified by Novo Nordisk for any payment for which PlatformCo desires that Novo Nordisk apply a reduced withholding rate. In the event that a Governmental Authority retroactively determines that a payment made by Novo Nordisk pursuant to this Agreement should have been subject to withholding or similar (or to additional withholding or similar) taxes, and Novo Nordisk remits such withholding or similar taxes to the Governmental Authority, Novo Nordisk will have the right (a) to offset such amount, including any interest and penalties that may be imposed thereon (except to the extent any such interest or penalties result from the negligence of Novo Nordisk), against future payment obligations of Novo Nordisk under this Agreement, the Option Agreement or the Share Purchase Agreement, or (b) to invoice PlatformCo for such amount (which shall be payable by PlatformCo within [***] of its receipt of such invoice).

8.7.2 Tax Action. Notwithstanding anything in this Agreement to the contrary, if an action (including but not limited to any assignment of its rights or obligations under this Agreement or any failure to comply with Applicable Laws or filing requirements) by a Party leads to the imposition of withholding tax liability or VAT on the other Party with respect to a payment made under this Agreement that would not have been imposed in the absence of such action or in an increase in such liability above the liability that would have been imposed in the absence of such action, then (i) if the Party taking the action is the payor, the sum payable by such action Party shall be increased to the extent necessary to ensure that the other Party (in respect of which such deduction or withholding is required to be made) receives a sum equal to the sum which it would have received had no such action occurred, or (ii) if the Party taking the action is the recipient of the payment, the sum payable by the non-action Party shall be made to the other Party (in respect of which such deduction or withholding is required to be made) after deduction of the amount required to be so deducted or withheld, which deducted or withheld amount shall be remitted in accordance with Applicable Law.

8.7.3 Taxes on Payments Received. Notwithstanding anything to the contrary hereunder, each Party shall be solely responsible for the payment of any and all taxes levied on the payments such Party receives under this Agreement.

8.8 Currency of Payments. All amounts payable and calculations under this Agreement shall be in Dollars. As applicable, Net Sales and any royalty reductions shall be

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translated into Dollars in the manner used by Novo Nordisk from time to time in the preparation of its audited financial statements for external reporting purposes. All payments under this Agreement shall be paid in Dollars by wire transfer to an account designated by the receiving Party (which account the receiving Party may update from time to time in writing). If at any time legal restrictions prevent the prompt remittance of any Royalty Payments or other amounts with respect to any country where Licensed Products are sold, Novo Nordisk shall have the right, at its option, to make such payments by depositing, or causing to be deposited, the amount of such payments in local currency to PlatformCo’s account in a bank or other depository designated by PlatformCo in such country.

8.9 Late Payments. Without limiting any other rights or remedies available to PlatformCo hereunder, any late payment by Novo Nordisk shall bear interest, to the extent permitted by Applicable Laws, at the rate of [***] as quoted by The Wall Street Journal (or if it no longer exists, a similarly authoritative source) calculated on a daily basis or the highest rate permitted by law (whichever is lower).

8.10 Licensed Program Buyout. Without limiting Section 15.5.2, following the Closing Date and subject to Section 15.5, upon Novo Nordisk’s request, PlatformCo and Novo Nordisk shall negotiate in good faith and on commercially reasonable terms, for Novo Nordisk to buyout its future payment obligations under this Agreement (but neither PlatformCo nor Novo Nordisk shall be obligated to enter into any such buyout).

8.11 Right to Offset. Without limiting any other rights of Novo Nordisk under this Agreement, the Option Agreement, the Share Purchase Agreement or otherwise, Novo Nordisk shall have the right, but not the obligation, to set off, in whole or in part, against any obligation or payment it owes to PlatformCo under this Agreement, (a) any or all damages, liabilities, or indemnified amounts owed to Novo Nordisk by PlatformCo under this Agreement, or (b) any amounts claimed in good faith to be owed to Novo Nordisk by PlatformCo under this Agreement, provided that Novo Nordisk has provided written notice to PlatformCo setting forth the amount that Novo Nordisk claims to be owed pursuant to the terms of this Agreement, together with reasonable detail for the basis for such claim. If PlatformCo disputes that such amounts are owed to Novo Nordisk hereunder and initiates the dispute resolution process set forth in Article 14 with respect to such claim, then upon resolution pursuant to Article 14, Novo Nordisk shall pay to PlatformCo (i) the positive difference, if any, between the amounts withheld by Novo Nordisk pursuant to Section 8.11(b) and the amount of damages, liabilities, or indemnified amounts determined by the Executive Officers or arbitral tribunal, as applicable, to be owed to Novo Nordisk by PlatformCo plus (ii) interest from the date such amount was originally due and payable hereunder in accordance with Section 8.9. Without limiting the foregoing, any or all damages, liabilities, or indemnified amounts owed to Novo Nordisk by a PM Entity other than PlatformCo under this Agreement, or any such amounts claimed in good faith to be owed to Novo Nordisk by a PM Entity other than PlatformCo under this Agreement, may be set off by Novo Nordisk in

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accordance with the provisions of Section 6.18 of the Option Agreement and Section 12.7 of the Share Purchase Agreement, as applicable.

9. REPRESENTATIONS, WARRANTIES AND COVENANTS; DISCLAIMERS; LIMITATION OF LIABILITY.

9.1 Mutual Representations and Warranties. As a material inducement to the other Parties entering into this Agreement, each Party represents and warrants to the other Parties as of the Effective Date that:

9.1.1 such Party is duly organized, validly existing and in good standing (or to the extent such concept is not applicable in the relevant jurisdiction, is up to date in filing its corporate returns) under the Applicable Laws of the jurisdiction of its incorporation and has full corporate power and authority to enter into this Agreement and (in the case of PM SpinCo and Novo Nordisk) the Option Agreement and to carry out the provisions hereof and thereof;

9.1.2 the execution of this Agreement and the performance by such Party of its obligations hereunder and thereunder have been duly authorized;

9.1.3 this Agreement has been duly executed and delivered on behalf of such Party and constitutes a legal, valid, binding obligation enforceable against it in accordance with the terms hereof;

9.1.4 the execution, delivery and performance of this Agreement by such Party do not conflict with or constitute, with or without the passage of time or the giving of notice or both, a breach or default under any agreement, instrument or understanding, oral or written, to which it is a party or by which it is bound, nor violate any Applicable Laws of any court, governmental body or administrative or other agency having jurisdiction over such Party; and

9.1.5 no government authorization, consent, approval, license, exemption of or filing or registration with any court or Governmental Authority, under any Applicable Laws in effect as of the Effective Date, is necessary in connection with the execution and delivery of this Agreement, or for the performance by such Party of its obligations under this Agreement, except as may be required under the Share Purchase Agreement or for any such consent or approval obtained prior to the Effective Date.

9.2 Representations and Warranties of PlatformCo. As a material inducement to Novo Nordisk and PM SpinCo entering into this Agreement, PlatformCo hereby represents and warrants to Novo Nordisk and PM SpinCo, as of the Effective Date, that:

9.2.1 a complete and accurate list of all PlatformCo Licensed Patents existing as of the Effective Date is set forth in Schedule 1.217 (the “PlatformCo Existing Patents”),

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indicating the owner, licensor or co-owner(s) as applicable. To the Knowledge of PlatformCo, all PlatformCo Existing Patents are valid, subsisting and enforceable;

9.2.2 to the Knowledge of PlatformCo, the conduct of the R&D Activities contemplated under the R&D Plan as of the Effective Date will not infringe any Patents (for the purpose of such representation and warranty, disregarding any effect of the safe harbor of 35 U.S.C. § 271(e)(1)) or misappropriate any materials, Know-How or other Intellectual Property of any Third Party;

9.2.3 (a) PlatformCo has received no written claims, and (b) there is no (i) pending litigation to which PlatformCo is a party, or (ii) to the Knowledge of PlatformCo, (A) threatened claim or litigation against PlatformCo or (B) threatened or pending claim or litigation against any Third Party, in each case of (a) and (b) challenging the validity, enforceability or ownership or in-license, as applicable, by PlatformCo of any PlatformCo IP. There are no legal or governmental proceedings pending with respect to any PlatformCo IP, other than review of pending Patent applications. To the Knowledge of PlatformCo, there is no unauthorized use, infringement, or misappropriation of any PlatformCo IP by any Third Party;

9.2.4 PlatformCo has the right to grant all rights and licenses it purports to grant to Novo Nordisk with respect to the PlatformCo IP;

9.2.5 PlatformCo has not granted any right or license to any Third Party relating to any of the PlatformCo IP that conflicts or interferes with any of the rights or licenses granted to Novo Nordisk hereunder;

9.2.6 neither PlatformCo nor any of its Affiliates has granted any liens or security interests on the PlatformCo IP and the PlatformCo IP is free and clear of any mortgage, pledge, claim, security interest, covenant, easement, encumbrance, lien or charge of any kind;

9.2.7 to the Knowledge of PlatformCo, all information provided by PlatformCo or any of its Affiliates to Novo Nordisk with respect to the PlatformCo IP is true and correct in all material respects;

9.2.8 all PlatformCo Existing Patents Prosecuted and Maintained by PlatformCo have been, for the period of time PlatformCo has controlled the Prosecution and Maintenance of such Patents and, to the Knowledge of PlatformCo, at all other times, filed and diligently Prosecuted and Maintained in accordance with all Applicable Laws in the countries in which Patents have been filed and have been maintained with all applicable fees due prior to the Effective Date with respect thereto having been paid, including all applicable requirements of Patent offices and all other applicable Governmental Authorities in countries in which Patents have been filed to maintain the PlatformCo Existing Patents in full force and effect, including payment of all required fees when due to such offices or agencies;

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9.2.9 PlatformCo has obtained from all PlatformCo employees and consultants who shall or may be involved in the creation or development of any portion of the PlatformCo IP or who shall or may be involved in Development activities under this Agreement, written assignments to PlatformCo of any Intellectual Property created or developed by such employees or consultants and has complied with all applicable procedures relating to such assignments mandated by Applicable Laws;

9.2.10 PlatformCo has not employed, and to the Knowledge of PlatformCo, has not used, a contractor or consultant that has employed or is employing any individual or entity (a) debarred by the FDA pursuant to Section 306 of the FD&C Act (21 U.S.C. § 335a) (or subject to a similar sanction of the EMA or other applicable Regulatory Authority), (b) who is the subject of an FDA debarment investigation or proceeding (or similar proceeding of the EMA or other applicable Regulatory Authority), or (c) who has been charged or convicted under Applicable Laws of the United States for conduct relating to Development or Regulatory Approval of, or other activities for, any product covered by the Generic Drug Enforcement Act of 1992, in each case, in the conduct of its activities prior to the Effective Date;

9.2.11 Schedule 1.312 sets forth a complete and accurate list of all Upstream Licenses. PlatformCo has Delivered to Novo Nordisk true, complete and accurate copies of all Upstream Licenses in effect as of the Effective Date;

9.2.12 PlatformCo has not received any written notice alleging any breach of any Upstream License; and

9.2.13 PlatformCo does not Control any Program Tissue LNP or other Delivery or Formulation Technology capable of delivering a therapeutic composition or product to the Program Tissue.

9.3 Representations and Warranties of PM SpinCo. As a material inducement to Novo Nordisk and PlatformCo entering into this Agreement, PM SpinCo hereby represents and warrants to Novo Nordisk and PlatformCo, as of the Effective Date, that, except as set forth in a disclosure letter provided by PM SpinCo to Novo Nordisk and PlatformCo as of the Effective Date:

9.3.1 a complete and accurate list of all PM SpinCo Licensed Patents existing as of the Effective Date is set forth on Schedule 1.229 (the “PM SpinCo Existing Patents”), indicating the owner, or co-owner(s) as applicable. None of the PM SpinCo Existing Patents are licensed to PM SpinCo by any Third Party, including any Flagship Affiliate, PMCo or any of its Subsidiaries, or Shareholder or any of its Subsidiaries. To the Knowledge of PM SpinCo, all PM SpinCo Existing Patents are valid, subsisting and enforceable;

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9.3.2 to the Knowledge of PM SpinCo, the conduct of the R&D Activities contemplated under the R&D Plan as of the Effective Date will not infringe any Patents (for the purpose of such representation and warranty, disregarding any effect of the safe harbor of 35 U.S.C. § 271(e)(1)) or misappropriate any materials, Know-How or other Intellectual Property of any Third Party;

9.3.3 PM SpinCo has the right to grant all rights and licenses it purports to grant to Novo Nordisk with respect to the PM SpinCo IP;

9.3.4 PM SpinCo has not granted any right or license to any Third Party relating to any of the PM SpinCo IP that conflicts or interferes with any of the rights or licenses granted to Novo Nordisk hereunder;

9.3.5 neither PM SpinCo nor any of its Affiliates has granted any liens or security interests on the PM SpinCo IP and the PM SpinCo IP is free and clear of any mortgage, pledge, claim, security interest, covenant, easement, encumbrance, lien or charge of any kind;

9.3.6 to the Knowledge of PM SpinCo, all information provided by PM SpinCo or any of its Affiliates to Novo Nordisk with respect to the PM SpinCo IP is true and correct in all material respects;

9.3.7 (a) PM SpinCo has received no written claims, and (b) there is no (i) pending litigation to which PM SpinCo is a party, or (ii) to the Knowledge of PM SpinCo, (A) threatened claim or litigation against PM SpinCo or (B) threatened or pending claim or litigation against any Third Party, in each case of (a) and (b) challenging the validity, enforceability or ownership or in-license, as applicable, by PM SpinCo of any PM SpinCo IP. There are no legal or governmental proceedings pending with respect to any PM SpinCo IP, other than review of pending Patent applications. To the Knowledge of PM SpinCo, there is no unauthorized use, infringement, or misappropriation of any PM SpinCo IP by any Third Party;

9.3.8 all PM SpinCo Existing Patents Prosecuted and Maintained by PM SpinCo have been, for the period of time PM SpinCo has controlled the Prosecution and Maintenance of such Patents and, to the Knowledge of PM SpinCo, at all other times, filed and diligently Prosecuted and Maintained in accordance with all Applicable Laws in the countries in which Patents have been filed and have been maintained with all applicable fees due prior to the Effective Date with respect thereto having been paid, including all applicable requirements of Patent offices and all other applicable Governmental Authorities in countries in which Patents have been filed to maintain the PM SpinCo Existing Patents in full force and effect, including payment of all required fees when due to such offices or agencies;

9.3.9 PM SpinCo has obtained from all PM SpinCo employees and consultants who shall or may be involved in the creation or development of any portion of the PM SpinCo IP

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or who shall or may be involved in Development activities under this Agreement, written assignments to PM SpinCo of any Intellectual Property created or developed by such employees or consultants and has complied with all applicable procedures relating to such assignments mandated by Applicable Laws; and

9.3.10 PM SpinCo has not employed, and to the Knowledge of PM SpinCo, has not used, a contractor or consultant that has employed or is employing any individual or entity (a) that was or is currently debarred by the FDA pursuant to Section 306 of the FD&C Act (21 U.S.C. § 335a) (or subject to a similar sanction of the EMA or other applicable Regulatory Authority), (b) who is the subject of an FDA debarment investigation or proceeding (or similar proceeding of the EMA or other applicable Regulatory Authority), or (c) who has been charged or convicted under Applicable Laws of the United States for conduct relating to Development or Regulatory Approval of, or other activities for, any product covered by the Generic Drug Enforcement Act of 1992, in each case, in the conduct of its activities prior to the Effective Date.

9.4 PlatformCo Covenants. PlatformCo hereby covenants to PM SpinCo and Novo Nordisk that, during the Term:

9.4.1 PlatformCo shall carry out its Program activities pursuant to this Agreement in material compliance with all Applicable Laws.

9.4.2 PlatformCo shall not employ (or use any contractor, consultant or other service provider that to the Knowledge of PlatformCo employs) any individual or entity that it knows (a) is debarred by the FDA pursuant to Section 306 of the FD&C Act (21 U.S.C. § 335a) (or subject to a similar sanction of the EMA or other applicable Regulatory Authority), (b) is the subject of an FDA debarment investigation or proceeding (or similar proceeding of the EMA or other applicable Regulatory Authority), or (c) who has been charged or convicted under Applicable Laws for conduct relating to Development or Regulatory Approval of, or other activities for, any product covered by the Generic Drug Enforcement Act of 1992. If, during the Term, PlatformCo has reason to believe that it or any employee, officer, contractor, consultant or other service provider: (i) is or will be debarred or charged or convicted under Applicable Laws for conduct relating to Development or Regulatory Approval of, or other activities for, any product covered by the Generic Drug Enforcement Act of 1992; (ii) is or will be under indictment for a crime for which an individual or entity could be debarred under Section 306 of the FD&C Act, then PlatformCo shall promptly notify PlatformCo of the same in writing.

9.4.3 PlatformCo (a) shall not terminate the Upstream Licenses, (b) shall promptly notify Novo Nordisk if it receives or gives notice of any breach or default under any such agreement, (c) shall not amend or modify any of the Upstream Licenses (including any side letter, consent or waiver agreement entered into with the applicable Upstream Licensor in connection with this Agreement) in any manner materially adverse to the rights of Novo Nordisk under this Agreement absent the prior written approval of Novo Nordisk (such approval not to be

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unreasonably withheld, conditioned or delayed), and (d) shall notify Novo Nordisk if, during the Term of this Agreement, any Upstream License is terminated or expires.

9.4.4 PlatformCo shall not sell, license or otherwise transfer to any Third Party or PlatformCo Affiliate (other than a Subsidiary or PM SpinCo) any PlatformCo Licensed IP or PlatformCo’s interest in the PM and NN Joint Developed IP or RCA PM Parties Joint Developed IP if such sale, license or transfer would conflict with any of the rights or licenses granted to Novo Nordisk hereunder.

9.5 PM SpinCo Covenants. PM SpinCo hereby covenants to PlatformCo and Novo Nordisk that, during the Term:

9.5.1 PM SpinCo shall carry out its Program activities pursuant to this Agreement in material compliance with all Applicable Laws.

9.5.2 PM SpinCo shall not employ (or use any contractor, consultant or other service provider that to the Knowledge of PM SpinCo employs) any individual or entity that it knows (a) is debarred by the FDA pursuant to Section 306 of the FD&C Act (21 U.S.C. § 335a) (or subject to a similar sanction of the EMA or other applicable Regulatory Authority), (b) is the subject of an FDA debarment investigation or proceeding (or similar proceeding of the EMA or other applicable Regulatory Authority), or (c) who has been charged or convicted under Applicable Laws for conduct relating to Development or Regulatory Approval of, or other activities for, any product covered by the Generic Drug Enforcement Act of 1992. If, during the Term, PM SpinCo has reason to believe that it or any employee, officer, contractor, consultant or other service provider: (i) is or will be debarred or charged or convicted under Applicable Laws for conduct relating to Development or Regulatory Approval of, or other activities for, any product covered by the Generic Drug Enforcement Act of 1992; (ii) is or will be under indictment for a crime for which an individual or entity could be debarred under Section 306 of the FD&C Act, then PM SpinCo shall promptly notify Novo Nordisk of the same in writing.

9.5.3 PM SpinCo shall not sell, license or otherwise transfer to any Third Party, (including PlatformCo, except to the extent expressly authorized under this Agreement) or PM SpinCo Affiliate (other than a Subsidiary) any PM SpinCo Licensed IP or PM SpinCo’s interest in the Joint PM and NN Joint Developed IP or RCA PM Parties Joint Developed IP if such sale, license or transfer would conflict with any of the rights or licenses granted to Novo Nordisk hereunder.

9.6 Representations and Warranties of Novo Nordisk.

9.6.1 Novo Nordisk hereby represents and warrants to PlatformCo and PM SpinCo, as of the Effective Date, that Novo Nordisk is treated as a corporation for U.S. federal income tax purposes.

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9.7 Covenants of Novo Nordisk. Novo Nordisk hereby covenants to PlatformCo and PM SpinCo that, during the Term:

9.7.1 Novo Nordisk shall carry out its activities pursuant to this Agreement in material compliance with all Applicable Laws.

9.7.2 Novo Nordisk has not been and is not currently, and shall not employ (or use any contractor, consultant or other service provider that to the knowledge of Novo Nordisk employs) any individual or entity that it knows is (a) debarred by the FDA pursuant to Section 306 of the FD&C Act (21 U.S.C. § 335a) (or subject to a similar sanction of the EMA or other applicable Regulatory Authority), (b) the subject of an FDA debarment investigation or proceeding (or similar proceeding of the EMA or other applicable Regulatory Authority), or (c) charged or convicted under Applicable Laws for conduct relating to Development or Regulatory Approval of, or other activities for, any product covered by the Generic Drug Enforcement Act of 1992. If during the Term Novo Nordisk has reason to believe that it or any employee, officer, contractor, consultant or other service provider: (i) is or will be debarred or charged or convicted under Applicable Laws for conduct relating to Development or Regulatory Approval of, or other activities for, any product covered by the Generic Drug Enforcement Act of 1992; (ii) is or will be under indictment for a crime for which an individual or entity could be debarred under Section 306 of the FD&C Act, then Novo Nordisk shall promptly notify PlatformCo of the same in writing.

9.8 Disclaimers. EXCEPT AS EXPRESSLY SET FORTH IN SECTIONS 9.1, 9.2, 9.3, AND 9.6, NO PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND UNDER THIS AGREEMENT, EITHER EXPRESS OR IMPLIED, INCLUDING ANY EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT OR VALIDITY OF ANY PATENTS ISSUED OR PENDING, or with respect to the outcome or results of any activities to be performed pursuant to the Program or any other activities under THIS AGREEMENT.

9.9 Other Agreements; Cooperation.

9.9.1 Notice of Challenges to Transactions. Each Party shall immediately notify the other Parties of any action, suit or proceeding instituted or threatened against such Party to restrain, prohibit or otherwise challenge the legality of any transaction contemplated by this Agreement, the Option Agreement or the Share Purchase Agreement.

9.9.2 Cooperation. The Parties agree to provide reasonable cooperation with each other and to execute and deliver such further documents, certificates, agreements and instruments and to take such other actions as may be reasonably requested by the other Parties to evidence or reflect the transactions contemplated by this Agreement and to carry out the intent and

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purposes of this Agreement, and, in the case of PM SpinCo and Novo Nordisk, the Option Agreement and only if the Option is exercised, the Share Purchase Agreement.

10. INTELLECTUAL PROPERTY.

10.1 Inventions Generally. Inventorship of inventions conceived or reduced to practice in the course of activities performed under this Agreement shall be determined by application of U.S. Patent laws pertaining to inventorship.

10.2 Ownership of Background IP. Each Party shall retain ownership of all right, title, and interest in and to any Patents and Know-How that it Controls prior to the Effective Date of this Agreement or that such Party develops or acquires outside the scope of this Agreement (collectively, “Background IP”).

10.3 Ownership of Developed IP.

10.3.1 RCA PM Parties Joint Developed IP. Except as set forth in Section 10.3.5, as among the Parties, any Know-How conceived, discovered, developed, or otherwise made (i) solely by or on behalf of PM SpinCo (or its Affiliates, independent contractors or sublicensees) in the conduct of activities [***], (ii) solely by or on behalf of PlatformCo (or its Affiliates, independent contractors or sublicensees) in the conduct of activities [***], or (iii) jointly by or on behalf of PM SpinCo and PlatformCo (or their respective Affiliates, independent contractors or sublicensees) in the conduct of activities [***] (collectively, the “RCA PM Parties Joint Developed Know-How”) and any Patents that Cover such Know-How (the “RCA PM Parties Joint Developed Patents” and together with the RCA PM Parties Joint Developed Know-How, the “RCA PM Parties Joint Developed IP”), shall be owned jointly by the RCA PM Parties on an equal and undivided basis, including all rights, title and interest thereto, subject to any rights or licenses expressly granted by an RCA PM Party to the other Parties under this Agreement. Each RCA PM Party hereby agrees to assign, and to cause its Affiliates, independent contractors or sublicensees to assign, and hereby assigns to the other RCA PM Party, who accepts such assignment, such portion of its right, title, and interest in, to and under the RCA PM Parties Joint Developed IP as required for the RCA PM Parties to jointly own the RCA PM Parties Joint Developed IP. Except as expressly provided in this Agreement, neither RCA PM Party shall have any obligation to account to the other RCA PM Party for profits with respect to, or to obtain any consent of the other RCA PM Party to license or exploit, such RCA PM Parties Joint Developed IP by reason of joint ownership thereof, and each RCA PM Party hereby waives any right it may have under the laws of any jurisdiction to require any such consent or accounting. Each RCA PM Party shall take all actions and provide the other RCA PM Party with all reasonably requested assistance to effect such assignment and shall execute any and all documents necessary to perfect such assignment. For those countries where a specific license is required for a joint owner of the RCA PM Parties Joint Developed IP to practice such RCA PM Parties Joint Developed IP in such countries, each RCA PM Party hereby grants to the other RCA PM Party a perpetual, irrevocable,

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non-exclusive, worldwide, royalty-free, fully paid-up license, with the right to grant sublicenses through multiple tiers, under such RCA PM Party’s right, title and interest in and to all RCA PM Parties Joint Developed IP to use such RCA PM Parties Joint Developed IP for any purpose. Any Know-How conceived, discovered, developed, or otherwise made solely by or on behalf of PM SpinCo (or its Affiliates, independent contractors or sublicensees) from and after the Closing Date, and any Patents that Cover such Know-How, shall be owned by PM SpinCo and shall not be RCA PM Parties Joint Developed IP.

10.3.2 Novo Nordisk Developed IP. Except as set forth in Section 10.3.5, as among the Parties, Novo Nordisk shall be the sole owner of any Know-How conceived, discovered, developed, or otherwise made solely by or on behalf of Novo Nordisk (or its Affiliates (including, after the Closing Date, PM SpinCo), independent contractors or sublicensees (including Sublicensees)) in the conduct of activities [***] (the “Novo Nordisk Developed Know-How”) and any Patents that Cover such Know-How (the “Novo Nordisk Developed Patents” and together with the Novo Nordisk Developed Know-How, the “Novo Nordisk Developed IP”), and shall retain all of its rights, title and interest thereto, subject to any rights or licenses expressly granted by Novo Nordisk to PM SpinCo or PlatformCo under this Agreement.

10.3.3 PM and NN Joint Developed IP.

(a) Prior to the Program Handoff Date. Except as set forth in Section 10.3.5, as among the Parties, any Know-How conceived, discovered, developed, or otherwise made jointly by or on behalf of an RCA PM Party and Novo Nordisk (or their respective Affiliates, independent contractors or sublicensees (including Sublicensees)) in the conduct of activities [***] (the “PM and NN Joint Developed Know-How”) and any Patents that Cover such Know-How (the “PM and NN Joint Developed Patents,” and together with the PM and NN Joint Developed Know-How, the “PM and NN Joint Developed IP”), shall be owned jointly by the RCA PM Parties and Novo Nordisk on an equal and undivided basis, including all rights, title and interest thereto, subject to any rights or licenses expressly granted by a Party to the other Parties under this Agreement. Each Party hereby agrees to assign, and to cause its Affiliates, independent contractors or sublicensees to assign, and hereby assigns to the other Parties, who accept such assignment, such portion of its right, title, and interest in, to and under the PM and NN Joint Developed IP as required for the Parties to jointly own the PM and NN Joint Developed IP. Except as expressly provided in this Agreement, neither the RCA PM Parties nor Novo Nordisk shall have any obligation to account to the other Parties for profits with respect to, or to obtain any consent of the other Parties to license or exploit, such PM and NN Joint Developed IP by reason of joint ownership thereof, and each Party hereby waives any right it may have under the laws of any jurisdiction to require any such consent or accounting. Each Party shall take all actions and provide the other Parties with all reasonably requested assistance to effect such assignment and shall execute any and all documents necessary to perfect such assignment. For those countries where a specific license is required for a joint owner of PM and NN Joint Developed IP to practice such

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PM and NN Joint Developed IP in such countries, each Party hereby grants to the other Party a perpetual, irrevocable, non-exclusive, worldwide, royalty-free, fully paid-up license, with the right to grant sublicenses through multiple tiers, under such Party’s right, title and interest in and to all PM and NN Joint Developed IP to use such PM and NN Joint Developed IP subject to the terms and conditions of this Agreement.

(b) Following the Program Handoff Date.

(i) Any Know-How conceived, discovered, developed, or otherwise made jointly by or on behalf of PM SpinCo and Novo Nordisk (or their Affiliates, independent contractors or sublicensees, but excluding for clarity PlatformCo or its Affiliates, independent contractors or sublicensees) in the conduct of activities [***], and any Patents that Cover such Know-How, shall be owned jointly by PM SpinCo and Novo Nordisk and shall not be PM and NN Joint Developed IP.

(ii) Any Know-How conceived, discovered, developed, or otherwise made jointly by or on behalf of PM SpinCo or Novo Nordisk (or their Affiliates, independent contractors or sublicensees (including Sublicensees)), on the one hand and PlatformCo (or its Affiliates, independent contractors or sublicensees), on the other hand, in the conduct of activities [***], and any Patents that Cover such Know-How, shall be PM and NN Joint Developed IP.

10.3.4 Disclosure. Each Party shall promptly disclose to the other Parties in writing, and shall cause its Affiliates and Third Parties acting on their behalf to so disclose, the discovery, development, invention or creation of any Know-How developed, invented or created by such Party or its Affiliates or Third Parties acting on their behalf in the conduct of activities [***].

10.3.5 Exceptions.

(a) Collaboration Epigenomic IP.

(i) As among the Parties, PlatformCo shall solely own all Collaboration Epigenomic IP, except as set forth in Section 10.3.5(a)(ii) below.

(ii) Novo Nordisk (and PM SpinCo after the Program Handoff Date) shall retain . [***].

(iii) Novo Nordisk and PM SpinCo shall each promptly disclose to PlatformCo in writing, and shall cause its Affiliates to so disclose, the discovery, development, invention or creation of any Collaboration Epigenomic IP developed, invented or created by such Party or its Affiliates or Third Parties acting on their behalf in the conduct of activities [***]. PM

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SpinCo and Novo Nordisk hereby agree to assign, and to cause their Affiliates to assign, and hereby assign, to PlatformCo all of their, and their Affiliates’, right, title and interest in and to the Collaboration Epigenomic IP (other than the Collaboration Epigenomic Know-How as set forth in Section 10.3.5(a)(ii)). PM SpinCo and Novo Nordisk shall take all actions and provide PlatformCo with all reasonably requested assistance to effect such assignment and shall execute any and all documents necessary to perfect such assignment. The Parties shall discuss in good faith whether to submit Patent applications with respect to Collaboration Epigenomic Know-How retained by Novo Nordisk pursuant to Section 10.3.5(a)(ii), but PlatformCo shall have the final decision-making authority with respect to any determination of whether to submit, and will have the sole right, but not the obligation, to Prosecute and Maintain all Patents with respect to Collaboration Epigenomic Know-How.

(b) LNP Joint IP. As among the Parties, LNP Joint IP shall be owned jointly by the RCA PM Parties and Novo Nordisk on an equal and undivided basis, including all rights, title and interest thereto, subject to any rights or licenses expressly granted by a Party to the other Parties under this Agreement. Each Party hereby agrees to assign, and to cause its Affiliates, independent contractors or sublicensees to assign, and hereby assigns to the other Parties, who accept such assignment, such portion of its right, title, and interest in, to and under the LNP Joint IP as required for the Parties to jointly own the LNP Joint IP. Except as expressly provided in this Agreement, neither the RCA PM Parties nor Novo Nordisk shall have any obligation to account to the other Parties for profits with respect to, or to obtain any consent of the other Parties to license or exploit, such LNP Joint IP by reason of joint ownership thereof, and each Party hereby waives any right it may have under the laws of any jurisdiction to require any such consent or accounting. Each Party shall take all actions and provide the other Parties with all reasonably requested assistance to effect such assignment and shall execute any and all documents necessary to perfect such assignment. For those countries where a specific license is required for a joint owner LNP Joint IP to practice such LNP Joint IP in such countries, each Party hereby grants to the other Party a perpetual, irrevocable, non-exclusive, worldwide, royalty-free, fully paid-up license, with the right to grant sublicenses through multiple tiers, under such Party’s right, title and interest in and to all LNP Joint IP to use such LNP Joint IP subject to the terms and conditions of this Agreement.

(c) Novo Nordisk Background Improvements. As among the Parties, Novo Nordisk shall solely own any modification, enhancement or change to Novo Nordisk Collaboration Background IP that is conceived, discovered, developed, or otherwise made solely by or on behalf of any Party (or its Affiliates, independent contractors or sublicensees) in the conduct of activities [***] or jointly by or on behalf of any of the Parties (or their respective Affiliates, independent contractors or sublicensees) in the conduct of activities [***] (the “NN Background Improvements”). The RCA PM Parties hereby agree to assign, and to cause their Affiliates to assign, and hereby assign, to Novo Nordisk all of their, and their Affiliates’, right, title and interest in and to the NN Background Improvements. The RCA PM Parties shall each promptly disclose to Novo Nordisk in writing, and shall cause its Affiliates to so disclose, the

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discovery, development, invention or creation of any NN Background Improvements developed, invented or created by such Party or its Affiliates or Third Parties acting on their behalf in the conduct of activities [***]. The RCA PM Parties shall take all actions and provide Novo Nordisk with all reasonably requested assistance to effect such assignment and shall execute any and all documents necessary to perfect such assignment.

(d) Improvements to Disclosed PlatformCo Background Patents. In the event that any modification, enhancement or change to any inventions claimed in any PlatformCo Licensed Patent listed on Schedule 1.217 or any other Patent Controlled by PlatformCo prior to the Effective Date and listed on Schedule 10.3.5(d) is conceived, discovered, developed, or otherwise made solely by or on behalf of any Party (or its Affiliates, independent contractors or sublicensees) in the conduct of activities [***] or jointly by or on behalf of any of the Parties (or their respective Affiliates, independent contractors or sublicensees) in the conduct of activities [***] (the “PlatformCo Background Improvements”), [***]. Novo Nordisk and PM SpinCo shall each promptly disclose to PlatformCo in writing, and shall cause its Affiliates to so disclose, the discovery, development, invention or creation of any PlatformCo Background Improvements developed, invented or created by such Party or its Affiliates or Third Parties acting on their behalf in the conduct of activities [***]. Novo Nordisk and PM SpinCo shall take all actions and provide PlatformCo with all reasonably requested assistance to effect such assignment and shall execute any and all documents necessary to perfect the assignment contemplated by this Section 10.3.5(d). The Parties shall discuss in good faith whether to submit Patent applications with respect to PlatformCo Background Improvements consisting of Know-How retained by Novo Nordisk pursuant to this Section 10.3.5(d), but PlatformCo shall have the final decision-making authority with respect to any determination of whether to submit, and will have the sole right, but not the obligation, to Prosecute and Maintain all Patents with respect to PlatformCo Background Improvements.

10.3.6 Assignment Obligation. Each Party shall cause all employees of such Party who perform activities for such Party under this Agreement to be under an obligation to assign their rights in any Patents and Know-How, whether or not patentable, resulting therefrom to such Party to effectuate the terms and conditions set forth in this Section 10.3. With respect to any activities of a Party under this Agreement that are subcontracted to a Person that is not an employee (including an Affiliate, independent contractor, sublicensee or Flagship Labs, LLC), the Party retaining such subcontractor shall use reasonable efforts to include in the applicable subcontract an assignment to such subcontracting Party of all rights in Patents and Know-How made by such subcontractor resulting from such activities, and in any event shall include in the applicable subcontract a license to such subcontracting Party that is sublicensable to the other Party under this Agreement, of any Patents that specifically claim a Licensed Product, Know-How to the extent applicable to a Licensed Product, any Collaboration Epigenomic IP and, in each case, made by such contractor or subcontractor resulting from such activities.

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10.4 Prosecution and Maintenance of Patents.

10.4.1 General Licensed Patents; Licensed Epigenomic Controller Patents. As among the Parties, other than with respect to the Joint Patents, PM SpinCo (or after the Program Handoff Date, Novo Nordisk) shall have the sole right, but not the obligation, to Prosecute and Maintain all General PM SpinCo Licensed Patents in the Territory at PM SpinCo’s (or after the Program Handoff Date, Novo Nordisk’s) expense with counsel of its choice. As among the Parties, (a) other than with respect to the Joint Patents, PlatformCo shall have the sole right, but not the obligation, to Prosecute and Maintain all General PlatformCo Licensed Patents in the Territory and (b) PlatformCo shall have the sole right, but not the obligation, to Prosecute and Maintain all Licensed Epigenomic Controller Patents in the Territory, in each case ((a) and (b)) at PlatformCo’s expense with counsel of its choice.

10.4.2 Joint Patents.

(a) RCA PM Parties Joint Developed Patents. As among the Parties, other than with respect to the Licensed Product-Specific Patents (which are addressed in Section 10.4.4), the RCA PM Parties (or after the Program Handoff Date, PlatformCo) shall have the sole right, but not the obligation, to Prosecute and Maintain all RCA PM Parties Joint Developed Patents in the Territory at the RCA PM Parties’ (or after the Program Handoff Date, PlatformCo’s) expense with counsel of their choice.

(b) PM and NN Joint Developed Patents and LNP Joint Patents.

(i) Prior to the Program Handoff Date. Prior to the Program Handoff Date, as among the Parties, other than with respect to the Licensed Product-Specific Patents (which are addressed in Section 10.4.4), Novo Nordisk on the one hand and the RCA PM Parties on the other hand shall jointly Prosecute and Maintain all PM and NN Joint Developed Patents and LNP Joint Patents in the Territory. Decisions regarding such Prosecution and Maintenance shall be made by the Parties through the JPC. Expenses for such Prosecution and Maintenance shall be shared equally by Novo Nordisk on the one hand and the RCA PM Parties on the other hand.

(ii) After the Program Handoff Date. From and after the Program Handoff Date, as among the Parties, other than with respect to the Licensed Product-Specific Patents (which are addressed in Section 10.4.4), Novo Nordisk shall have the first right, but not the obligation, to Prosecute and Maintain all PM and NN Joint Developed Patents and LNP Joint Patents in the Territory at Novo Nordisk’s expense with counsel of its choice. Novo Nordisk shall (i) keep the RCA PM Parties (or after the Program Handoff Date, PlatformCo) informed as to material developments with respect to the Prosecution and Maintenance of such PM and NN Joint Developed Patents and LNP Joint Patents, including by providing copies of all substantive office actions or any other substantive documents that Novo Nordisk receives from any Patent

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office, including notice of all interferences, reissues, re-examinations, oppositions or requests for Patent term extensions; and (ii) provide the RCA PM Parties (or after the Program Handoff Date, PlatformCo) with a reasonable opportunity to substantively comment on the Prosecution and Maintenance of such PM and NN Joint Developed Patents and LNP Joint Patents (including the filing of initial applications), and in each case, shall in good faith consider any reasonable comments provided by, and reasonable actions recommended by, the RCA PM Parties (or after the Program Handoff Date, PlatformCo). If, during the Term, Novo Nordisk decides not to Prosecute and Maintain any such PM and NN Joint Developed Patent or LNP Joint Patent, or intends to allow such PM and NN Joint Developed Patent or LNP Joint Patent to lapse or become abandoned without having first filed a substitute, Novo Nordisk shall notify and consult with the RCA PM Parties (or after the Program Handoff Date, PlatformCo) of such decision or intention at least [***] prior to the date upon which the subject matter of such PM and NN Joint Developed Patent or LNP Joint Patent shall become unpatentable or shall lapse or become abandoned, and the RCA PM Parties (or after the Program Handoff Date, PlatformCo) shall thereupon have the right (but not the obligation) to assume the Prosecution and Maintenance thereof at the RCA PM Parties’ (or after the Program Handoff Date, PlatformCo’s) own expense with counsel of their choice. In such event, the RCA PM Parties (or after the Program Handoff Date, PlatformCo) shall: (1) provide to Novo Nordisk copies of all substantive office actions or any other substantive documents that the RCA PM Parties (or after the Program Handoff Date, PlatformCo) receive from any Patent office, including notice of all interferences, reissues, re-examinations, oppositions or requests for Patent term extensions, with respect to such PM and NN Joint Developed Patent or LNP Joint Patent; and (2) provide Novo Nordisk with a reasonable opportunity to substantively comment on the Prosecution and Maintenance of such PM and NN Joint Developed Patent or LNP Joint Patent (including the filing of initial applications), and in each case, shall in good faith consider any reasonable comments provided by, and reasonable actions recommended by, Novo Nordisk. Notwithstanding the foregoing, the RCA PM Parties (or after the Program Handoff Date, PlatformCo) shall not have the right to assume the Prosecution and Maintenance of such PM and NN Joint Developed Patent or LNP Joint Patent if Novo Nordisk notifies the RCA PM Parties (or after the Program Handoff Date, PlatformCo) that Novo Nordisk in good faith has reasonable grounds for believing that the RCA PM Parties’ Prosecution and Maintenance of such PM and NN Joint Developed Patent or LNP Joint Patent pursuant to the foregoing could be reasonably detrimental to any Patent within Novo Nordisk’s Background IP, Novo Nordisk Developed IP, PM and NN Joint Developed IP, LNP Joint IP or any Novo Nordisk commercial strategy, as applicable.

10.4.3 Novo Nordisk Patents. As among the Parties, Novo Nordisk shall have the sole right, but not the obligation, to Prosecute and Maintain all Patents that are, as among the Parties, solely Controlled by Novo Nordisk in the Territory (including Patents within Novo Nordisk’s Background IP and NN Background Improvements) at Novo Nordisk’s expense with counsel of its choice.

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10.4.4 Licensed Product-Specific Patents.

(a) Background Licensed Product-Specific Patents. As among the Parties, the RCA PM Parties (or PlatformCo after the Program Handoff Date) shall have the first right, but not the obligation, to Prosecute and Maintain all Licensed Product-Specific Patents within the Background IP (“Background Licensed Product-Specific Patents”) in the Territory at the RCA PM Parties’ (or PlatformCo’s after the Program Handoff Date) expense with counsel of their choice. The RCA PM Parties (or PlatformCo after the Program Handoff Date) shall (i) keep Novo Nordisk informed as to material developments with respect to the Prosecution and Maintenance of the Background Licensed Product-Specific Patents, including by providing copies of all substantive office actions or any other substantive documents that PlatformCo receives from any Patent office, including notice of all interferences, reissues, re-examinations, oppositions or requests for Patent term extensions; and (ii) provide Novo Nordisk with a reasonable opportunity to substantively comment on the Prosecution and Maintenance of such Background Licensed Product-Specific Patents (including the filing of initial applications), and in each case, shall in good faith consider any reasonable comments provided by, and reasonable actions recommended by, Novo Nordisk. If, during the Term, the RCA PM Parties (or PlatformCo after the Program Handoff Date) decide not to Prosecute and Maintain any Background Licensed Product-Specific Patent in the Field in a given country in the Territory, or intend to allow such Background Licensed Product-Specific Patent to lapse or become abandoned without having first filed a substitute, the RCA PM Parties (or PlatformCo after the Program Handoff Date) shall notify and consult with Novo Nordisk of such decision or intention at least [***] prior to the date upon which the subject matter of such Background Licensed Product-Specific Patent shall become unpatentable or shall lapse or become abandoned, and Novo Nordisk shall thereupon have the right (but not the obligation) to assume the Prosecution and Maintenance thereof at Novo Nordisk’s own expense with counsel of its choice. In such event, Novo Nordisk shall: (1) provide to the RCA PM Parties (or PlatformCo after the Program Handoff Date) copies of all substantive office actions or any other substantive documents that Novo Nordisk receives from any Patent office, including notice of all interferences, reissues, re-examinations, oppositions or requests for Patent term extensions, with respect to such Background Licensed Product-Specific Patent; and (2) provide the RCA PM Parties (or PlatformCo after the Program Handoff Date) with a reasonable opportunity to substantively comment on the Prosecution and Maintenance of such Background Licensed Product-Specific Patents (including the filing of initial applications), and in each case, shall in good faith consider any reasonable comments provided by, and reasonable actions recommended by, the RCA PM Parties (or PlatformCo after the Program Handoff Date). Notwithstanding anything in the foregoing, Novo Nordisk shall not have the right to assume the Prosecution and Maintenance of such Background Licensed Product-Specific Patent if the RCA PM Parties (or PlatformCo after the Program Handoff Date) notify Novo Nordisk that they have in good faith, reasonable grounds for believing that Novo Nordisk’s Prosecution and Maintenance of such Background Licensed Product-Specific Patent pursuant to the foregoing could be reasonably detrimental to any Patent within the RCA PM Parties’ (or PlatformCo’s after the Program Handoff

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Date) Background IP, RCA PM Parties Joint Developed IP, PM and NN Joint Developed IP or any RCA PM Party (or PlatformCo after the Program Handoff Date) commercial strategy, as applicable.

(b) Developed Licensed Product-Specific Patents. As among the Parties, Novo Nordisk shall have the first right, but not the obligation, to Prosecute and Maintain all Licensed Product-Specific Patents other than the Background Licensed-Product Specific Patents (“Developed Licensed Product-Specific Patents”). Novo Nordisk shall (i) keep the RCA PM Parties (or after the Program Handoff Date, PlatformCo) informed as to material developments with respect to the Prosecution and Maintenance of the Developed Licensed-Product Specific Patents, including by providing copies of all substantive office actions or any other substantive documents that Novo Nordisk receives from any Patent office, including notice of all interferences, reissues, re-examinations, oppositions or requests for Patent term extensions; and (ii) provide the RCA PM Parties (or after the Program Handoff Date, PlatformCo) with a reasonable opportunity to substantively comment on the Prosecution and Maintenance of such Developed Licensed-Product Specific Patents (including the filing of initial applications), and in each case, shall in good faith consider any reasonable comments provided by, and reasonable actions recommended by, the RCA PM Parties (or after the Program Handoff Date, PlatformCo). If, during the Term, the Novo Nordisk decides not to Prosecute and Maintain any Developed Licensed-Product Specific Patent, or intends to allow such Developed Licensed-Product Specific Patent to lapse or become abandoned without having first filed a substitute, Novo Nordisk shall notify and consult with the RCA PM Parties (or after the Program Handoff Date, PlatformCo) of such decision or intention at least [***] prior to the date upon which the subject matter of such Developed Licensed-Product Specific Patent shall become unpatentable or shall lapse or become abandoned, and the RCA PM Parties (or after the Program Handoff Date, PlatformCo) shall thereupon have the right (but not the obligation) to assume the Prosecution and Maintenance thereof at the RCA PM Parties’ (or after the Program Handoff Date, PlatformCo’s) own expense with counsel of its choice. In such event, the RCA PM Parties (or after the Program Handoff Date, PlatformCo) shall: (1) provide to Novo Nordisk copies of all substantive office actions or any other substantive documents that the RCA PM Parties (or after the Program Handoff Date, PlatformCo) receive from any Patent office, including notice of all interferences, reissues, re-examinations, oppositions or requests for Patent term extensions, with respect to such Developed Licensed-Product Specific Patent; and (2) provide Novo Nordisk with a reasonable opportunity to substantively comment on the Prosecution and Maintenance of such Developed Licensed-Product Specific Patent (including the filing of initial applications), and in each case, shall in good faith consider any reasonable comments provided by, and reasonable actions recommended by, Novo Nordisk. Notwithstanding the foregoing, the RCA PM Parties (or after the Program Handoff Date, PlatformCo) shall not have the right to assume the Prosecution and Maintenance of such Developed Licensed-Product Specific Patent if Novo Nordisk notifies the RCA PM Parties that it has in good faith, reasonable grounds for believing that the RCA PM Parties’ Prosecution and Maintenance of such Developed Licensed-Product Specific Patent pursuant to the foregoing could be reasonably detrimental to any Patent

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within Novo Nordisk’s Background IP, Novo Nordisk Developed IP, PM and NN Joint Developed IP or any Novo Nordisk commercial strategy, as applicable.

10.4.5 Cooperation. Each Party agrees to make its employees, agents and consultants reasonably available to the other Party (or to the other Party’s authorized attorneys, agents or representatives), to the extent reasonably necessary to enable the Party responsible for the Prosecution and Maintenance of a Patent in accordance with this Section 10.4 to undertake such Prosecution and Maintenance.

10.4.6 Patent Term Extension. The Parties shall consult with and cooperate and coordinate with each other in obtaining patent term extensions or supplemental protection certificates and the like with respect to the Licensed Patents as related to Licensed Products, in each country and region where it is possible to do so. As among the Parties, Novo Nordisk shall have the sole right to elect whether to pursue patent term extensions or supplemental protection certificates as related to Licensed Products. Novo Nordisk shall have the right in its sole discretion to pursue (and require that PlatformCo pursue) patent term extensions or supplemental protection certificates with respect to Licensed Product-Specific Patents. The prior written consent of the RCA PM Parties (or PlatformCo following the Program Handoff Date) shall be required for Novo Nordisk to pursue (and require that PlatformCo pursue) patent term extensions or supplemental protection certificates with respect to any Licensed Patent other than Licensed Product-Specific Patents, which consent shall not unreasonably be withheld, conditioned or delayed. The RCA PM Parties (or PlatformCo following the Program Handoff Date) shall provide prompt and reasonable assistance, as requested by Novo Nordisk, at Novo Nordisk’s reasonable, cost and expense, including by taking such action as may be required of the Patent holder under any Applicable Laws to obtain such patent term extension or supplementary protection certificate.

10.4.7 CREATE Act. The Parties acknowledge and agree that this Agreement is deemed a “joint research agreement” as defined in 35 USC § 100(h). Notwithstanding anything to the contrary in this Article 10, no Party will have the right to provide to a court or an agency a statement under 37 C.F.R. §1.104(c)(4)(ii)(A) to disqualify, for purposes of 35 USC § 102(b)(2)(C) or 35 USC § 102(c), prior art under § 102(a)(2) by the other Parties without the prior written consent of such Party, which will not be unreasonably withheld, conditioned or delayed. With respect to any such permitted statement, the Parties shall coordinate their activities with respect to any submissions, filings, or other activities in support thereof, including the filing of a terminal disclaimer under 37 C.F.R. § 1.321(d) to overcome an obviousness-type double patenting rejection in any patent application Covering a Licensed Product or uses thereof. For the avoidance of doubt, it shall not be considered unreasonable for a Party to withhold written consent with respect to the foregoing if such written consent would allow the filing of a terminal disclaimer that could shorten the Patent term of a Licensed Product-Specific Patent that has been increased due to Patent term adjustment under 35 U.S.C. § 154.

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10.4.8 Certain Licensed Patents. In the event that any claims of a Licensed Patent could Cover subject matter that could be claimed under either a Licensed Epigenomic Controller Patent or a Licensed Product-Specific Patent, then where practicable under the circumstances, the Parties shall use good-faith efforts to cause such subject matter to be divided among separate Patents, such that any resulting Licensed Epigenomic Controller Patent and Licensed Product-Specific Patent do not both contain claim(s) Covering such subject matter.

10.5 Enforcement and Defense of Patents.

10.5.1 Notice. If any Party learns of an infringement or threatened infringement by a Third Party with respect to any Licensed Patent in the Field in the Territory, or of any claim of invalidity, unenforceability, or non-infringement of any Licensed Patent (and can disclose same without violating any Third Party obligations) such Party shall promptly notify the other Parties and shall provide the other Parties with available evidence of such infringement in such Party’s possession or control.

10.5.2 General Licensed Patents; Licensed Epigenomic Controller Patents. As among the Parties, other than with respect to Joint Patents (which are addressed in Sections 10.5.4 and 10.5.5), PM SpinCo (Novo Nordisk after the Program Handoff Date) shall have the sole and exclusive right, but not the obligation, to institute, prosecute and control any Action with respect to any infringement of any General PM SpinCo Licensed Patents in the Territory, by counsel of its own choice. As among the Parties, other than with respect to Joint Patents (which are addressed in Sections 10.5.4 and 10.5.5), PlatformCo shall have the sole and exclusive right, but not the obligation, to institute, prosecute and control any Action with respect to any infringement of any General PlatformCo Licensed Patents and Licensed Epigenomic Controller Patents in the Territory, by counsel of its own choice; provided, however, that notwithstanding the foregoing, [***].

10.5.3 Novo Nordisk Patents. As among the Parties, Novo Nordisk shall have the sole and exclusive right, but not the obligation, to institute, prosecute and control any Action with respect to any infringement of any Patents that are solely Controlled, as among the Parties, by Novo Nordisk in the Territory (including Patents within the NN Background Improvements), by counsel of its own choice.

10.5.4 PM and NN Joint Developed Patents and LNP Joint Patents.

(a) Competitive Infringement. As among the Parties, other than with respect to the Licensed Product-Specific Patents (which are addressed in Section 10.5.6), Novo Nordisk shall have the sole and exclusive right, but not the obligation, to institute, prosecute and control any Competitive Infringement Action with respect to any infringement of any PM and NN Joint Developed Patents and LNP Joint Patents in the Territory in the Field.

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(b) Actions Other Than Competitive Infringement. As among the Parties, other than with respect to the Licensed Product-Specific Patents (which are addressed in Section 10.5.6), Novo Nordisk on the one hand and the RCA PM Parties (or after the Program Handoff Date, PlatformCo) have the right, but not the obligation, to jointly institute, prosecute and control any Action with respect to any infringement of any PM and NN Joint Developed Patents and LNP Joint Patents in the Territory that is not Competitive Infringement. Notwithstanding the foregoing, (a) prior to the Program Handoff Date, decisions regarding such Actions (including whether to commence, continue or settle such Action) will be made by the Parties through the JPC and (b) from and after the Program Handoff Date, decisions regarding such Actions (including whether to commence, continue or settle such Action) will require the mutual written agreement of Novo Nordisk and PlatformCo. Expenses for such Action shall be shared equally by Novo Nordisk on the one hand and the RCA PM Parties on the other hand.

10.5.5 RCA PM Parties Joint Developed Patents. As among the Parties, other than with respect to Licensed Product-Specific Patents (which are addressed in Section 10.5.6), the RCA PM Parties (or after the Program Handoff Date, PlatformCo) shall have the sole and exclusive right, but not the obligation, to institute, prosecute and control any Action with respect to any infringement of any RCA PM Parties Joint Developed Patents in the Territory, and to defend the RCA PM Parties Joint Developed Patents in the Territory from any Action of invalidity or unenforceability, in each case, by counsel of their own choice.

10.5.6 Licensed Product-Specific Patents.

(a) Prior to [***]. Prior to the [***]:

(i) Enforcement and Defense. As among the Parties, the RCA PM Parties shall have the sole and exclusive right, but not the obligation, to institute, prosecute and control any Action with respect to any infringement of any Licensed Product-Specific Patents in the Territory; provided, that (a) the RCA PM Parties shall inform Novo Nordisk in writing of any proposed Action prior to commencement thereof and (b) commencement of any such Action by the RCA PM Parties shall require mutual agreement of the RCA PM Parties and Novo Nordisk. The RCA PM Parties shall keep Novo Nordisk reasonably informed of material developments with respect to any Action instituted, prosecuted or controlled under this Section 10.5.6(a) (including by notifying Novo Nordisk of any decision to settle any such Action) and use Commercially Reasonable Efforts to implement any reasonable comments from Novo Nordisk in respect thereto.

(ii) Settlement. The RCA PM Parties may settle any claim, suit or action that it brought under this Section 10.5.6(a); provided, however, that the consent of Novo Nordisk shall be required if such settlement includes the grant of any license, covenant or other rights to any Licensed Product-Specific Patents to any Third Party that would conflict with or reduce the scope of the subject matter included under any rights granted (or contemplated to be granted) to Novo Nordisk pursuant to this Agreement.

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(b) After the [***]. From and after the [***]:

(i) Novo Nordisk First Right. As among the Parties, Novo Nordisk shall have the first right, but not the obligation, using counsel of its choosing and at its sole expense, to institute any Competitive Infringement Action alleging Competitive Infringement of the Licensed Product-Specific Patents by a Third Party. Novo Nordisk shall notify and keep PlatformCo reasonably apprised in writing of any such Competitive Infringement Action and shall consider PlatformCo’s reasonable interests and requests regarding such Competitive Infringement Action.

(ii) PlatformCo Right. Novo Nordisk shall notify PlatformCo of its decision to commence a Competitive Infringement Action with respect to the Licensed Product-Specific Patents (or to settle a Competitive Infringement Action or otherwise secure the abatement of the applicable Competitive Infringement). If Novo Nordisk fails to bring or defend such Competitive Infringement Action or otherwise take action to abate such Competitive Infringement (i) within [***] after its receipt or delivery of notice under Section 10.5.1, or (ii) provided such date occurs after the first such notice of the Competitive Infringement is provided, at least [***] before the time limit, if any, set forth in the Applicable Laws for the filing of such Actions, whichever comes first, then PlatformCo shall have the right, but not the obligation, at its own expense to institute such Competitive Infringement Action against the applicable Third Party infringer(s); provided that PlatformCo shall have no right to bring such Competitive Infringement Action if Novo Nordisk’s election not to bring such Competitive Infringement Action is based on good faith, reasonable grounds for believing that bringing such Competitive Infringement Action pursuant to the foregoing could be reasonably detrimental to any Patent within Novo Nordisk’s Background IP, Novo Nordisk Developed IP, PM and NN Joint Developed IP, Licensed Patents or any Novo Nordisk commercial strategy, as applicable.

(iii) Settlement. Neither PlatformCo nor Novo Nordisk shall settle or consent to an adverse judgment in any action described in this Section 10.5.6(b) and controlled by the other Party, including any judgment which affects the scope, validity or enforcement of Licensed Product-Specific Patents involved therewith, without the prior written consent of the other (such consent not to be unreasonably withheld or delayed).

10.5.7 Cooperation, Expenses and Recoveries.

(a) Cooperation. In any Action brought under or with respect to the PM and NN Joint Developed Patents or Licensed Product-Specific Patents pursuant to Section 10.5.4 or 10.5.6, each Party shall, and shall cause its Affiliates to, reasonably cooperate with each other, in good faith, relative to the other Party’s efforts to protect such Patents, including, at such other Party’s cost and expense, by joining such action as a party plaintiff if required by Applicable Laws to pursue such action. Furthermore, the Controlling Party shall consider in good faith all reasonable and timely comments from the other Party on any proposed arguments asserted or to

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be asserted in such Action. Neither Party shall have the right to settle any Action with respect to any PM and NN Joint Developed Patent or Licensed Product-Specific Patent under Section 10.5.4 or 10.5.6 in a manner that imposes any costs or liability on, or involves any admission by, the other Party without the consent of such other Party (which shall not be unreasonably withheld, conditioned, or delayed).

(b) Expenses. Subject to Sections 10.5.7(a) and 10.5.7(c), each Party shall be solely responsible for all of its expenses arising from an Action brought pursuant to Section 10.5.4 or 10.5.6. For the avoidance of doubt, the Controlling Party shall not be responsible for the other Party’s internal expenses (e.g., FTEs) incurred as a result of the other Party’s cooperation with the Action as provided in Section 10.5.7(a). The non-Controlling Party with respect to an Action shall be entitled to participate in such Action with separate representation in such matter by counsel of its own choice and at its own expense, but such Party shall at all times cooperate fully with the Party bringing such Action.

(c) Allocation of Recoveries. Any settlements, damages or monetary awards recovered by a Party pursuant to any Action brought pursuant to Section 10.5.4 or 10.5.6 shall, after reimbursing the Parties for their reasonable expenses in making such recovery (which amounts shall be allocated pro rata if insufficient to cover the totality of such expenses), be [***]; provided, that if Novo Nordisk is the Controlling Party, such amounts shall [***].

10.5.8 Patent Invalidity Claim. If a Third Party at any time asserts a counterclaim to a patent infringement claim initiated by a Party that any Licensed Patent or Joint Patent that Covers a Licensed Product in the Field is invalid or otherwise unenforceable (an “Invalidity Claim”), control of the response to such Invalidity Claim shall, as among the Parties, be determined in the same manner as enforcement rights with respect to such Patents are determined pursuant to Section 10.5, and the non-Controlling Party shall cooperate with the Controlling Party in the preparation and formulation of such response, and in taking other steps reasonably necessary to respond, to such Invalidity Claim. Neither Party shall settle or compromise any Invalidity Claim without the consent of the other Party, which consent shall not be unreasonably withheld. If the Invalidity Claim does not arise in connection with a suit or action referred to in this Section 10.5, Control of and the costs and expenses of responding to the Invalidity Claim shall be borne by the Party responsible for Prosecuting and Maintaining the applicable Patent in accordance with Section 10.4.

10.6 Defense of Claims Brought by Third Parties. The Parties shall each promptly notify the other if a Third Party brings any Action against any of them alleging patent infringement by a Party or any of its respective Affiliates or sublicensees (including Sublicensees) with respect to the Development, Manufacture or Commercialization of any Licensed Product (any such Action, an “Infringement Claim”) in the Territory, and the Parties shall each promptly confer to consider the claim or assertion and the appropriate course of action. Each Party (itself or through its sublicensee (including Sublicensee)) shall have the sole right, but not the obligation, to control

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the defense and response to any such Infringement Claim in the Territory naming such Party or its Affiliate or its sublicensee (including Sublicensee) as a defendant, at such Party’s or its sublicensee’s (including its Sublicensee’s) sole cost and expense, and the other Parties (itself or through its sublicensees (including Sublicensees)) shall have the right, at its own expense, to be represented in any such Infringement Claim in the Territory by counsel of their own choice. Upon the request and at the expense of the Party controlling the response to the Infringement Claim, the other Parties shall reasonably cooperate with the controlling Party in the reasonable defense of such Infringement Claim. If the Infringement Claim is brought against two or more Parties, then such Parties shall each have the right to defend against the Infringement Claim. The Party defending an Infringement Claim under this Section 10.6 shall (a) consult with the other Parties as to the strategy for the prosecution of such defense, (b) consider in good faith any comments from the other Parties with respect thereto, and (c) keep the other Parties reasonably informed of any material steps taken and provide copies of all material documents filed in connection with such defense. The Party controlling the defense against an Infringement Claim shall have the right to settle such Infringement Claim on terms deemed reasonably appropriate by such Party, provided that no Party shall have the right to settle any Infringement Claim in a manner that imposes any costs or liability on, or involves any admission by, the other Parties without the consent of such other Parties (which shall not be unreasonably withheld, conditioned, or delayed).

10.7 Patent Marking. Novo Nordisk shall mark, and shall cause all of its Affiliates and Sublicensees to mark, Licensed Products with all Licensed Patents in accordance with Applicable Laws, which marking obligation shall continue to the extent and for as long as required under Applicable Laws. Pursuant to the FPIV License, Novo Nordisk agrees to permanently and legibly mark all Licensed Products (as defined in the FPIV License) made, used, reproduced, or sold under the terms of this Agreement, or their respective containers, in accordance with the applicable provisions set forth in the Patent marking and notice provisions under Title 35 of the United States Code.

10.8 Common Interest Disclosures. With regard to any information or opinions disclosed pursuant to this Article 10 by one Party to the other Parties regarding Prosecution and Maintenance of the Licensed IP, or enforcement of Intellectual Property or technology by or against Third Parties, the Parties agree that they have a common legal interest in determining the ownership, scope, validity and enforcement of Licensed IP, and whether, and to what extent, Third Party Intellectual Property rights may affect the conduct of the Development, Manufacture and Commercialization of any Licensed Product, and have a further common legal interest in defending against any actual or prospective Third Party claims based on allegations of misuse or infringement of Intellectual Property rights relating to the research, Development, Manufacturing, or Commercialization of any Licensed Product. Accordingly, the Parties agree that all such information and materials obtained by the Parties from each other shall be used solely for purposes of the Parties’ common legal interests with respect to the conduct of the Agreement. All such information and materials shall be treated as protected by the attorney-client privilege, the work

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product privilege, and any other privilege or immunity that may otherwise be applicable. By sharing any such information and materials, no Party intends to waive or limit any privilege or immunity that may apply to the shared information and materials. No Party shall have the authority to waive any privilege or immunity on behalf of the other Parties without such other Parties’ prior written consent, nor shall the waiver of privilege or immunity resulting from the conduct of one Party be deemed to apply against the other Parties.

10.9 Upstream Licenses. To the extent that an Upstream Licensor of PlatformCo has retained any right to prosecute or enforce any PlatformCo Licensed Patents or otherwise be involved in such activities pursuant to the Upstream Licenses granting PlatformCo a license thereto, PlatformCo shall use reasonable efforts to cause such Upstream Licensor to take the actions (or refrain from taking action, as applicable) consistent with this Article 10. [***].

10.10 In-Licenses.

10.10.1 Upstream Licenses. Except as set forth in Section 10.10.2, as among the Parties, PlatformCo shall be responsible for all payments associated with any Upstream Licenses (“Upstream License Costs”). Without limiting the foregoing, if PlatformCo fails to pay Upstream License Costs or otherwise fails to maintain the Upstream Licenses as required by Section 9.4.3 and Novo Nordisk pays such Upstream License Costs on PlatformCo’s behalf or otherwise incurs any costs in connection with maintaining such Upstream Licenses, including without limitation costs associated with securing and maintaining a replacement agreement if PlatformCo allows any such Upstream License to terminate or expire in violation of Section 9.4.3, then Novo Nordisk shall be entitled to offset any such costs from any payments due to PlatformCo hereunder, [***]. The offsets in this Section 10.10.1 are intended to be additive with the offsets regarding Upstream License Costs in the Share Purchase Agreement and the Option Agreement, and nothing in this Agreement shall prevent Novo Nordisk from taking offsets under this Section 10.10.1 as well as the foregoing offsets in the Share Purchase Agreement and the Option Agreement to the extent otherwise applicable.

10.10.2 New In-Licenses.

(a) Generally. Subject to this Section 10.10.2, if during the Term, a Party identifies any Third Party Patents or Know-How that would be necessary or reasonably useful for the Parties’ performance of activities set forth in the R&D Plan or for the Exploitation of the IND-Enabling Candidate or Licensed Products, in each case, pursuant to the terms of this Agreement, such Party may independently negotiate and enter into an agreement to obtain a license or other rights to such Patents or Know-How for use in connection with the performance of such R&D Plan activities or the Exploitation of the IND-Enabling Candidate or Licensed Products, in each case pursuant to the terms of this Agreement (a “New In-License”).

(b) Core IP.

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(i) Negotiation Responsibility. Notwithstanding Section 10.10.2(a), if a Party identifies any Core Patents or Core Know-How owned or Controlled by a Third Party, including a Flagship Affiliate, PMCo or any of its Subsidiaries, or Shareholder or any of its Subsidiaries, such Party shall promptly notify PlatformCo of such Core Patents or Core Know-How, and PlatformCo shall negotiate for and use good faith efforts to enter into a New In-License with respect to such Core Patents or Core Know-How. PlatformCo shall keep Novo Nordisk reasonably apprised of the negotiations of such license, including by providing copies of any draft agreements received from or sent to such Third Party, and PlatformCo shall reasonably consider any comments or requests provided by Novo Nordisk. PlatformCo shall not agree to terms that disproportionately allocate any amounts payable to such Third Party with respect to the IND-Enabling Candidate, Licensed Products or Novo Nordisk’s rights hereunder (e.g., the upfront payments, milestone payments, royalty for product sales and other payments shall be fairly allocated based on the extent to which such amounts are attributable to the IND-Enabling Candidate and Licensed Product(s), and taking into account exploitation of the Core Patents and Core Know-How by PlatformCo for other purposes). If PlatformCo enters into a New In-License with respect to such Core Patents or Core Know-How pursuant to this Section 10.10.2(b)(i), then, provided Novo Nordisk agrees to comply with any obligations under such New In-License that apply to Novo Nordisk as a sublicensee thereunder, such Core Patents and Core Know-How shall be deemed PlatformCo Licensed Patents or PlatformCo Licensed Know-How, as applicable, subject to the terms and conditions of this Agreement and the applicable New In-License shall be deemed an Upstream License hereunder. If Novo Nordisk does not agree to comply with such obligations, then: (A) such Core Patents and Core Know-How, as applicable, shall not be deemed “Controlled” by PlatformCo for purposes of this Agreement and shall be excluded from the PlatformCo Licensed Patents or PlatformCo Licensed Know-How, as applicable; and (B) Novo Nordisk shall have no right or license under such Core Patents and Core Know-How or any financial obligations with respect thereto; and (C) PlatformCo shall have the right to terminate or cease negotiations for a license to such Core Patent(s) and Core Know-How.

(ii) Financial Responsibility.

(A) Affiliate Core IP and PlatformCo In-Licensed Known Third Party Core IP. If Novo Nordisk accepts a sublicense under a New In-License with respect to any Core IP pursuant to Section 10.10.2(b)(i) and such Core IP constitutes Affiliate Core IP or PlatformCo In-Licensed Known Third Party Core IP, then [***] shall be responsible for all payments to the applicable Third Party in connection with such New In-License, [***].

(B) PlatformCo In-Licensed Unknown Third Party Core IP. If Novo Nordisk accepts a sublicense under a New In-License with respect to any Core IP pursuant to Section 10.10.2(b)(i) and such Core IP constitutes PlatformCo In-Licensed Unknown Third Party Core IP, then Novo Nordisk shall be responsible for, and shall pay to PlatformCo, all payments that would be due to the Upstream Licensor under such New In-License

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as a result of Novo Nordisk’s exercise of its rights under this Agreement (including an equitably prorated portion of non-royalty payments under such New In-License), and Novo Nordisk shall be entitled to deduct [***] of such payments against any [***] otherwise due to PlatformCo under this Agreement; provided, however, that in no event shall such deductions under this Section 10.10.2(b)(ii)(B) in aggregate reduce any [***] to less than the Payment Reduction Floor. The offsets in this Section 10.10.2(b)(ii)(B) are intended to be additive with the offsets regarding PlatformCo In-Licensed Unknown Third Party Core IP in the Share Purchase Agreement and the Option Agreement, and nothing in this Agreement shall prevent Novo Nordisk from taking offsets under this Section 10.10.2(b)(ii)(B) as well as the foregoing offsets in the Share Purchase Agreement and the Option Agreement to the extent otherwise applicable.

(iii) Novo Nordisk Step-In Rights. If PlatformCo does not enter into such New In-License with respect to any Core IP within [***] after receipt of notice under Section 10.10.2(b)(i) (or such earlier time as PlatformCo notifies Novo Nordisk that PlatformCo is unlikely to enter into such New In-License despite PlatformCo’s Commercially Reasonable Efforts), then Novo Nordisk shall have the right to negotiate for and enter into such New In-License and PlatformCo’s failure to enter into such New In-License shall not constitute a breach of this Agreement, provided that PlatformCo has used Commercially Reasonable Efforts to enter into such New In-License. If Novo Nordisk subsequently enters into a New In-License with respect to such Core IP and such Core IP constitutes: (A) NN Flagship Known Third Party Core IP, then Novo Nordisk shall be responsible for all payments associated with the license between Novo Nordisk and the applicable Third Party in connection with such NN Flagship Known Third Party Core IP, and Novo Nordisk shall be entitled to deduct [***] of such payments against [***] otherwise due to PlatformCo under this Agreement (including an equitably prorated portion of non-royalty payments under such New In-License) and such deduction under this Section 10.10.2(b)(iii)(A) shall [***]; or (B) NN Unknown Third Party Core IP, then Novo Nordisk shall be responsible for all payments associated with the license between Novo Nordisk and the applicable Third Party in connection with such NN Unknown Third Party Core IP, and Novo Nordisk shall be entitled to deduct [***] of such payments against [***] otherwise due to PlatformCo under this Agreement (including an equitably prorated portion of non-royalty payments under such New In-License); provided, however, that in no event shall such deductions under this Section 10.10.2(b)(iii)(B) in aggregate reduce [***] to [***]. The offsets in this Section 10.10.2(b)(iii) are intended to be additive with the offsets regarding NN Flagship Known Third Party Core IP and NN Unknown Third Party Core IP, as applicable, in the Share Purchase Agreement and the Option Agreement, and nothing in this Agreement shall prevent Novo Nordisk from taking offsets under this Section 10.10.2(b)(iii) as well as the foregoing offsets in the Share Purchase Agreement and the Option Agreement to the extent otherwise applicable.

(c) Other New PM Party IP.

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(i) In General. Following the Effective Date, (A) PlatformCo or any of its Subsidiaries shall have the right to enter into New In-Licenses for Other New PM Party IP (subject to Section 10.10.2(c)(iv), including with respect to the Program Tissue LNP) and (B) prior to the Program Handoff Date, PM SpinCo shall not enter into New In-Licenses for Other New PM Party IP except with the prior written consent of Novo Nordisk subject in each case ((A) and (B)) to this Section 10.10.2(c). For the avoidance of doubt, nothing in this Section 10.10.2(c) shall limit Novo Nordisk’s ability to enter into in-license agreements for Other New IP (in which case, Section 8.5.4(a)(i) will apply).

(ii) Negotiation Responsibility. If PlatformCo determines to enter into a New In-Licenses for Other New PM Party IP or if Novo Nordisk consents to PM SpinCo’s entry into a New In-Licenses for Other New PM Party IP, then the applicable RCA PM Party shall (A) so inform Novo Nordisk, (B) keep Novo Nordisk reasonably apprised of the negotiations of such license, including by providing copies of any draft agreements received from or sent to such Third Party, and (C) shall reasonably consider any comments or requests provided by Novo Nordisk. The applicable RCA PM Party shall not agree to terms that disproportionately allocate any amounts payable to such Third Party with respect to the IND-Enabling Candidate, Licensed Products or Novo Nordisk’s rights hereunder (e.g., the upfront payments, milestone payments, royalty for product sales and other payments shall be fairly allocated based on the extent to which such amounts are attributable to the applicable the IND-Enabling Candidate and Licensed Product(s) and taking into account exploitation of the Core Patents and Core Know-How by the applicable RCA PM Party for other purposes). If an RCA PM Party enter into such New In-License for Other New PM Party IP, then, provided Novo Nordisk agrees to comply with any obligations under such New In-License that apply to Novo Nordisk as a sublicensee thereunder, such Other New PM Party IP shall be deemed Licensed Patents or Licensed Know-How, as applicable, subject to the terms and conditions of this Agreement, and the applicable New In-License shall be deemed an Upstream License hereunder. If Novo Nordisk does not agree to comply with any obligations under such New In-License that apply to Novo Nordisk or make such payments, such Other New PM Party IP shall not be deemed “Controlled” by the applicable RCA PM Party for the purposes of this Agreement and shall be excluded from the Licensed Patents or PlatformCo Licensed Know-How, as applicable, and Novo Nordisk shall have no right or license under such Other New PM Party IP or any financial obligations with respect thereto.

(iii) Financial Responsibility. If Novo Nordisk accepts a sublicense under a New In-License for Other New PM Party IP pursuant to Section 10.10.2(c)(ii), then Novo Nordisk shall be responsible for, and shall pay to PlatformCo or PM SpinCo, as applicable, all payments that would be due to the Upstream Licensor under such New In-License as a result of Novo Nordisk’s exercise of its rights under this Agreement (including an equitably prorated portion of non-royalty payments under such New In-License). Novo Nordisk shall be entitled to deduct [***] of such payments against [***] otherwise due to PlatformCo under this Agreement; provided, however, that in no event shall such deductions under this Section

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10.10.2(c)(iii) in aggregate reduce any [***] to less than [***]. The offsets in this Section 10.10.2(c)(iii) are intended to be additive with the offsets regarding Other New PM Party IP in the Share Purchase Agreement and the Option Agreement, and nothing in this Agreement shall prevent Novo Nordisk from taking offsets under this Section 10.10.2(c)(iii) as well as the foregoing offsets in the Share Purchase Agreement and the Option Agreement to the extent otherwise applicable.

(iv) Program Tissue LNP.

(A) Notwithstanding anything to the contrary in this Section 10.10.2(c) above, if any Party identifies any Patents or Know-How Controlled by a Third Party that such Party believes are necessary or reasonably useful for the Parties’ performance of R&D Activities set forth in the R&D Plan with respect to the Development of the Program Tissue LNP (or any component thereof) or for the Exploitation of the IND-Enabling Candidate or Licensed Products, then such Party shall promptly notify the other Parties. Promptly upon such notification, the JSC shall meet to determine whether to seek a license to such Patents or Know-How and, if so, which Party shall negotiate for such license. If the JSC determines that PlatformCo will obtain the license to such Patents or Know-How, then PlatformCo shall negotiate for and use Commercially Reasonable Efforts to enter into a New In-License with respect to such Patents or Know-How (and Sections 10.10.2(c)(ii) and 10.10.2(c)(iii) shall apply). If PlatformCo does not enter into such New In-License within [***] after the JSC’s determination to seek a license pursuant to this Section 10.10.2(c)(iv) (or such earlier time as PlatformCo notifies Novo Nordisk that PlatformCo is unlikely to enter into such New In-License despite PlatformCo’s Commercially Reasonable Efforts), then Novo Nordisk shall have the right to negotiate for and enter into such New In-License and PlatformCo’s failure to enter into such New In-License shall not constitute a breach of this Agreement, provided that PlatformCo has used Commercially Reasonable Efforts to enter into such New In-License. If the JSC determines that Novo Nordisk will obtain the license to such Patents or Know-How, then Novo Nordisk shall use Commercially Reasonable Efforts to enter into a New In-License with respect to such Patents or Know-How (and Section 8.5.4(a)(i)(B) shall apply). Novo Nordisk’s failure to enter into such New In-License shall not constitute a breach of this Agreement, provided that Novo Nordisk has used Commercially Reasonable Efforts to enter into such New In-License.

(B) Nothing in this Section 10.10.2(c)(iv) shall prevent Novo Nordisk from Developing or acquiring (including through a license from a Third Party) any LNPs for use in any Novo Nordisk product or program, in which case, Novo Nordisk may elect to use such LNPs for the Development of the Development Candidate, in its sole discretion. If the Parties utilize a Novo Nordisk Controlled LNP in the performance of the Parties’ R&D Activities under the R&D Plan, then Novo Nordisk shall be responsible for all payments due to its Third Party licensors under any applicable in-license agreement with respect to such use and the Exploitation of Licensed Products hereunder, and shall be entitled to deduct [***] of such payments against [***] otherwise due to PlatformCo under this Agreement; provided, however,

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that in no event shall such deductions under this Section 10.10.2(c)(iv) in aggregate reduce [***] to [***]. The offsets in this Section 10.10.2(c)(iv) are intended to be additive with the offsets regarding Novo Nordisk Controlled LNPs in the Share Purchase Agreement and the Option Agreement, and nothing in this Agreement shall prevent Novo Nordisk from taking offsets under this Section 10.10.2(c)(iv) as well as the foregoing offsets in the Share Purchase Agreement and the Option Agreement to the extent otherwise applicable.

10.11 Joint Patent Committee. Within thirty (30) days after the Effective Date, the Parties will form a joint patent committee (the “JPC”), a subcommittee of the JSC that reports to the JSC. The JPC will be composed of an equal number of representatives of each Party (with the exact number of representatives as the Parties may mutually agree), with each representative having appropriate expertise, seniority, decision-making authority and ongoing familiarity with the collaboration under this Agreement, and each Party’s representatives collectively will have relevant expertise in intellectual property portfolio management and licensing matters. Each Party may change its representatives to the JPC from time to time in its sole discretion, effective upon written notice to the other Party of such change. The JPC shall (a) evaluate the JPC Evaluated Patents and provide input regarding the strategy of Prosecution and Maintenance and enforcement of JPC Evaluated Patents in accordance with Sections 10.4.2(b) and 10.5.4(b), (b) facilitate information sharing and cooperation among the Parties with respect to the JPC Evaluated Patents and (c) address any other Patent-related matters for which the Parties are obligated to cooperate. Unless otherwise agreed by the Parties, the JPC will have no further responsibilities and will disband at the earlier of (x) the Program Handoff Date or (y) end of the Term. Other than as set forth herein, in order to make any decision required of it hereunder, the JPC must have present (in person, by videoconference or telephonically) at least one member of each Party. The Parties will endeavor to make decisions of the JPC by consensus, provided that no decision may be in conflict with any of the terms of this Agreement including the decision rights assigned, as among the Parties, related to patent matters. The JPC will solely have the roles and responsibilities assigned to it in this Section 10.11 or as otherwise specifically provided in this Agreement, and the JPC will have no authority to amend, modify or waive compliance with this Agreement. For purposes of this Section 10.11, “JPC Evaluated Patents” shall include the Joint Patents and Licensed Product-Specific Patents.

10.12 New PlatformCo Patents. PlatformCo shall disclose to Novo Nordisk any New PlatformCo Patent [***] after PlatformCo determines that [***] for the Exploitation of the IND-Enabling Candidate or Licensed Products in the Field in the Territory, and upon such New PlatformCo Patent issuing in the Territory after such initial notice to Novo Nordisk, PlatformCo shall provide [***] written notice of such issuance to Novo Nordisk. Novo Nordisk may elect to [***].

11. CONFIDENTIALITY AND PUBLICITY.

11.1 Confidential Information.

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11.1.1 Confidentiality Obligations. During the Term and for a period of [***] after any termination or expiration of this Agreement, each Party (including Shareholder, Pioneering Medicines and PMCo) agrees to, and shall cause its Affiliates and require its sublicensees (including Sublicensees) and independent contractors to, (a) keep in confidence and not disclose to any Third Party, (b) not use for any purpose except to exercise its rights or perform its obligations under this Agreement, in each case (a) and (b), or as otherwise permitted in this Agreement, any Confidential Information of the other Parties, without the prior written consent of the disclosing Party.

11.1.2 Permitted Disclosures. Each receiving Party agrees that it shall provide or permit access to the other Parties’ Confidential Information only to such receiving Party’s and its Affiliates’ employees, consultants, subcontractors, advisors, and sublicensees (including Sublicensees) (collectively, “Representatives”), in each case, on a need to know basis and provided that any such Representative is subject to obligations of confidentiality and non-use with respect to such Confidential Information no less stringent than the obligations of confidentiality and non-use of the receiving Parties pursuant to this Section 11.1 (but of duration customary in confidentiality agreements entered into for a similar purpose); provided, however, that each Party shall remain responsible for any failure by its Representatives to treat such Confidential Information as required under this Section 11.1 as if such Representatives were parties directly bound to the requirements of this Section 11.1.

11.1.3 Confidentiality Limitation. Notwithstanding anything to the contrary herein, each Party may use and disclose the other Parties’ Confidential Information (as applicable) as follows: (a) to its financial advisors, attorneys and accountants and underwriters, in each case on a need to know basis and under appropriate confidentiality and non-use obligations (which may include professional ethical obligations) no less stringent than those in this Agreement (but of duration customary in confidentiality agreements entered into for a similar purpose); provided, however, that each Party shall remain responsible for any failure by any of the foregoing individuals to treat such Confidential Information as required under this Section 11.1 as if such individuals were parties directly bound to the requirements of this Section 11.1, (b) as required by any court or other governmental body or as otherwise required by Applicable Laws (including, solely with respect to the terms of this Agreement, any such disclosures as are required by the rules or regulations of the United States Securities and Exchange Commission or similar Regulatory Authority in a country other than the United States or of any stock exchange or listing entity); provided that, notice is promptly given to the disclosing Party and the receiving Party cooperates with reasonable requests from the disclosing Party to assist the disclosing Party’s efforts to seek a protective order or other appropriate remedy to protect its Confidential Information or (c) as reasonably necessary in connection with the prosecution of any Patents in accordance with the terms of this Agreement or in connection with seeking authorization to conduct any Clinical Trial, Regulatory Approval, Pricing and Reimbursement Approval or import authorization, in each case, for any Licensed Product in the Territory in accordance with the terms of this Agreement. In

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addition, (1) each Party may disclose the terms of this Agreement to its bona fide actual or potential acquisition partners, financing sources or private investors, in each case on a need to know basis and under appropriate confidentiality and non-use obligations (which may include professional ethical obligations) no less stringent than those in this Agreement (but of duration customary in confidentiality agreements entered into for a similar purpose), (2) Novo Nordisk may disclose (A) the terms of this Agreement to its bona fide potential or actual collaborators, licensors, Sublicensees, licensees, or strategic partners and to employees, directors, agents, consultants, and advisers of such entities and (B) (i) the other Parties’ Confidential Information to [***] and (ii) [***] and (3) Novo Nordisk may make public disclosures of [***]. Notwithstanding anything to the contrary contained in this Article 11, Confidential Information that is permitted or required to be disclosed shall remain otherwise subject to the confidentiality and non-use provisions of this Section 11.1. If a Party concludes that a copy of this Agreement must be filed with the United States Securities and Exchange Commission or equivalent foreign agency in a country other than the United States, then such Party shall, a reasonable time (and in no event less than [***]) prior to any such filing, provide the other Parties with a copy of the Agreement showing any provisions hereof as to which the Party proposes to request redaction, shall provide the other Parties with an opportunity to comment on any such proposed redactions and to suggest additional redactions, and shall take such Party’s reasonable comments into consideration before filing such agreement and use reasonable efforts to have terms identified by such other Party redacted by the applicable agency, to the extent consistent with the legal requirements, with respect to the filing Party, governing disclosure of material agreements and material information that must be publicly filed.

11.2 Publicity.

11.2.1 Public Disclosures in General. The Parties acknowledge the importance of supporting each other’s efforts to publicly disclose results and significant developments regarding any Development Candidates, the IND-Enabling Candidate and Licensed Product in the Field in the Territory, and each Party may make such disclosures from time to time, subject to the terms and conditions of this Agreement, including this Section 11.2. Such disclosures may include achievement of milestones, significant events in the Development process with respect to any Development Candidates, the IND-Enabling Candidate and Licensed Products, or Commercialization activities with respect to Development Candidates, the IND-Enabling Candidate and Licensed Products.

11.2.2 Press Release; Notification; Review and Comment. At a mutually agreed upon time following execution of this Agreement, the Parties shall issue a joint press release announcing, inter alia, the existence of this Agreement, provided that such press release has been reviewed and approved by the Parties, and such joint press release shall be distributed over wire by Novo Nordisk, and concurrently with such press release, PlatformCo shall issue a press release in the form set forth in Schedule 11.2.2, and such PlatformCo press release may be disseminated by PlatformCo by any means except wire distribution (collectively, the “Press Releases”). Except

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for the Press Releases or for disclosures permitted in accordance with Section 11.1 or 11.3, no Party shall make any public disclosure regarding this Agreement, including any milestones, significant events in the Development or the Commercialization of any Development Candidates, the IND-Enabling Candidate or the Licensed Products in the Territory without first complying with this Section 11.2.2. The Party proposing to make such disclosure shall first notify the other Party(ies) of such planned press release or public announcement and provide a draft for review and seek the other Parties’ consent thereof no less than [***] in advance of issuing such press release or making such public announcement (unless, with respect to press releases and public announcements that are required by Applicable Laws, if it is not possible to provide notice at least [***] in advance, in which case such Party shall provide as much advance notice as possible under the circumstances). Each other Party shall have the right to review and comment on any such planned press release or public announcement proposed by any of the other Parties; provided, however, that the reviewing Party shall attempt to provide comments, if any, as soon as reasonably possible, but in any event within [***] after its receipt thereof. Without limiting the foregoing, the Party desiring to make such public disclosure shall consider in good faith any timely comments of the reviewing Party and, if requested, remove the reviewing Party’s Confidential Information from such public disclosure. Notwithstanding the foregoing, a Party desiring to make such public disclosure may issue such press release or public announcement without prior review or consent by the other Parties if (i) the contents of such press release or public announcement have previously been made public other than through a breach of this Agreement by such Party, and (ii) such press release or public announcement is consistent with the previously issued press release or other publicly available information.

11.2.3 Disclosures Required by Applicable Laws. Each Party shall have the right to review, but not approve, any press release or public announcement that the proposing Party determines is required by Applicable Laws based on the advice of counsel, which public disclosures are subject to this Section 11.2.3. The principles to be observed in such disclosures shall include accuracy, compliance with Applicable Laws and regulatory guidance documents, reasonable sensitivity to potential negative reactions of Regulatory Authorities, the desirability to obtain Patents where applicable and the need to keep investors informed regarding the business of the Party making such public disclosure. Nothing in this Section 11.2.3 shall restrict a Party from making a disclosure required by Applicable Laws as reasonably determined by such Party’s counsel, including disclosures required by any Applicable Laws relating to the public sale of securities (as provided in Section 11.1.3); provided, however, that such disclosure shall not include more than the minimum amount of Confidential Information required by such Applicable Laws, and the Parties shall use reasonable efforts to seek confidential treatment of Confidential Information to be included in such disclosures.

11.3 Publications.

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11.3.1 Review for Confidential Information and Patentability. In the event that, (a) [***], Novo Nordisk proposes to publish or present the results of [***], including any oral presentation or abstract, that contains [***] of the IND-Enabling Candidate or Licensed Product or (b) [***], Novo Nordisk proposes to (i) publish or present information for [***] about, and that [***] to, the Program Epigenomic Controller or (ii) publish or present information that [***] to [***] Collaboration Epigenomic Controllers other than the Program Epigenomic Controller [***], then (x) such publication or presentation shall be subject to the prior review by PlatformCo for patentability and protection of PlatformCo’s Confidential Information, and (y) Novo Nordisk shall provide to the RCA PM Parties (or after the Closing Date, PlatformCo) the opportunity to review any such proposed publication or presentation at least [***] prior to publication of any article or [***] prior to any oral presentation or abstract. Each RCA PM Party (or after the Closing Date, PlatformCo) may respond in writing promptly (and in no event less than [***] prior to any publication deadline or [***] for oral presentation or abstracts) with a request to remove from such proposed publication or presentation any Confidential Information of the such RCA PM Party (or after the Closing Date, PlatformCo) or a request that Novo Nordisk delay publication or presentation to allow the applicable RCA PM Party (or after the Closing Date, PlatformCo) to seek patent protection for patentable subject matter disclosed therein. In the event of any such request, Novo Nordisk agrees not to submit such publication or to make such presentation that contains patentable subject matter for an additional period of [***] in order to provide the applicable RCA PM Party (or after the Closing Date, PlatformCo) time to seek patent protection for any such material in such publication or presentation that the RCA PM Party (or after the Closing Date, PlatformCo) believes is patentable, and Novo Nordisk shall remove from such proposed publication any Confidential Information of the applicable RCA PM Party (or after the Closing Date, PlatformCo) as requested by such RCA PM Party (or after the Closing Date, PlatformCo). It is understood that the requirements of this Section 11.3.1 are subject to the publication rights of Third Party investigators and collaborators under the agreements pursuant to which any results of a Clinical Trial of a Licensed Product to be published have been or may be generated; provided that [***]. Notwithstanding the foregoing, neither the RCA PM Parties nor any of their Affiliates (or after the Closing Date, PlatformCo or any or its Affiliates) shall have the right to publish, publicly present, or otherwise publicly disclose information or data [***] the IND-Enabling Candidate or a Licensed Product (including the Program Epigenomic Controller therein), unless Novo Nordisk consents to such publication, public presentation or other public disclosure in its sole discretion.

11.3.2 Compliance with Pharmaceutical industry accepted guidelines. All publications made by Novo Nordisk relating to any Development Candidate or Licensed Product shall be prepared, presented, and published in accordance with the then-current version of the Recommendations for the Conduct, Reporting, Editing, and Publication of Scholarly Work in Medical Journals of the International Committee of Medical Journal Editors (ICMJE), or other pharmaceutical industry accepted guidelines mutually agreed upon by the Parties.

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11.4 Injunctive Relief. Each Party acknowledges and agrees that breach of any of the terms of this Article 11 would cause irreparable harm and damage to the other Parties, that such damage may not be ascertainable in money damages and that as a result thereof the non-breaching Parties would be entitled to seek from a court equitable or injunctive relief restraining any breach or future violation of such terms by the breaching Party without the necessity of proving actual damages or posting bond. Such right to equitable relief is in addition to whatever remedies either Party may be entitled to as a matter of law or equity, including money damages.

11.5 Residual Information. Notwithstanding anything to the contrary in this Agreement, this Article 11 shall not be construed to prohibit a Party’s use of Residual Information for any purpose, including for Development and Commercialization of any products and services; provided that this Section 11.5 will not be deemed to excuse from the prohibitions of Article 11 [***]. “Residual Information” means the Confidential Information disclosed under this Agreement that consists of generalized knowledge, techniques, experiences, or Know-How gained or learned in the course of the activities under this Agreement and that is mentally retained in the unaided memories of the receiving Party’s and its Affiliates’ employees and other representatives without making reference to any document or other tangible media containing such Confidential Information.

12. INDEMNITY; LIMITATION OF LIABILITY; INSURANCE.

12.1 Indemnification of PlatformCo by PM SpinCo and Shareholder. PM SpinCo and Shareholder shall, jointly and severally, defend, indemnify and hold harmless PlatformCo and its Affiliates, and its and their respective officers, directors, employees, and agents (the “PlatformCo Indemnitees”) from, against and in respect of any and all Third Party Losses incurred or suffered by any PlatformCo Indemnitee to the extent resulting from: (a) any breach by PM SpinCo, Pioneering Medicines, PMCo or Shareholder of this Agreement, which breach occurred prior to the Closing Date or (b) the negligence or intentional misconduct of the PM SpinCo Indemnitees in performing PM SpinCo’s obligations or exercising PM SpinCo’s rights under this Agreement, which negligence or intentional misconduct occurred prior to the Closing Date; provided, however, that PM SpinCo’s obligations pursuant to this Section 12.1 shall not apply to the extent such Third Party Losses result from any act or omission (a) for which PlatformCo has an obligation to indemnify PM SpinCo pursuant to Section 12.2 or (b) occurring after the Closing Date. For the avoidance of doubt, following the Closing Date, neither Novo Nordisk nor PM SpinCo shall have any obligation to indemnify the PlatformCo Indemnitees under this Section 12.1 for any acts or omissions of PM SpinCo occurring prior to the Closing Date; provided, however, that nothing herein shall impact Shareholder’s obligation to indemnify the PlatformCo Indemnitees under this Section 12.1 for any acts or omission of PM SpinCo, Pioneering Medicines, PMCo or Shareholder occurring prior to the Closing Date.

12.2 Indemnification of PM SpinCo by PlatformCo. PlatformCo shall defend, indemnify and hold harmless PM SpinCo and its Subsidiaries, Pioneering Medicines, PMCo and

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its Subsidiaries, Shareholder and its Subsidiaries, and its and their respective officers, directors, employees, and agents (the “PM SpinCo Indemnitees”) from, against and in respect of any and all Third Party Losses incurred or suffered by any PM SpinCo Indemnitee to the extent resulting from: (a) any breach by PlatformCo of this Agreement; or (b) the negligence or intentional misconduct of the PlatformCo Indemnitees in performing PlatformCo’s obligations or exercising PlatformCo’s rights under this Agreement; provided, however, that PlatformCo’s obligations pursuant to this Section 12.2 shall not apply to the extent such Third Party Losses result from any act or omission for which PM SpinCo has an obligation to indemnify PlatformCo pursuant to Section 12.1.

12.3 Indemnification of Novo Nordisk by PlatformCo. PlatformCo shall defend, indemnify and hold harmless Novo Nordisk and its Affiliates (including, after the Closing Date, PM SpinCo), and its and their respective officers, directors, employees, and agents (the “Novo Nordisk Indemnitees”) from, against and in respect of any and all Third Party Losses incurred or suffered by any Novo Nordisk Indemnitee to the extent resulting from: (a) any breach of this Agreement by PlatformCo; or (b) the negligence or intentional misconduct of any PlatformCo Indemnitee in performing PlatformCo’s obligations or exercising PlatformCo rights under this Agreement; or (c) the Exploitation by or on behalf of PlatformCo or any of its Affiliates, or any of its or their respective officers, directors, employees, agents, licensees, sublicensees, contractors, subcontractors or consultants, of any Epigenomic Controller-LNP Candidate outside of the Field; provided, however, that PlatformCo’s obligations pursuant to this Section 12.3 shall not apply to the extent such Third Party Losses result from any act or omission for which Novo Nordisk has an obligation to indemnify PlatformCo pursuant to Section 12.6.2.

12.4 Indemnification of Novo Nordisk by PM SpinCo and Shareholder. PM SpinCo and Shareholder shall, jointly and severally, defend, indemnify and hold harmless the Novo Nordisk Indemnitees from, against and in respect of any and all Third Party Losses incurred or suffered by any Novo Nordisk Indemnitee to the extent resulting from: (a) any breach of this Agreement by PM SpinCo, Pioneering Medicines, PMCo or Shareholder, which breach occurred prior to the Closing Date, (b) the negligence or intentional misconduct of any PM SpinCo Indemnitee in performing PM SpinCo’s obligations or exercising PM SpinCo’s rights under this Agreement, which negligence or intentional misconduct occurred prior to the Closing Date; or (c) the Exploitation by or on behalf of (i) any PM Entity or (ii) any Affiliate of any PM Entity, in each case ((i) and (ii)) other than PlatformCo and its Subsidiaries, or (iii) any officers, directors, employees, agents, licensees, sublicensees, contractors, subcontractors or consultants of the Persons described in clauses (i) and (ii), of any Epigenomic Controller-LNP Candidate outside of the Field; provided, however, that PM SpinCo’s obligations pursuant to this Section 12.4 shall not apply to the extent such Third Party Losses result from (A) any act or omission for which Novo Nordisk has an obligation to indemnify PM SpinCo pursuant to Section 12.6.1 or (B) events occurring after the Closing Date.

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12.5 Joint Indemnification of Novo Nordisk. (a) PlatformCo, on the one hand, and (b) PM SpinCo and Shareholder, jointly and severally, on the other hand, shall each ((a) and (b)) defend, indemnify and hold harmless the Novo Nordisk Indemnitees from, against and in respect of fifty percent (50%) of any and all Third Party Losses (totaling one hundred percent (100%) of such Third Party Losses between (a) and (b) collectively) incurred or suffered by any Novo Nordisk Indemnitee to the extent resulting from (i) an allegation by a Flagship Affiliate, PMCo or any of its Subsidiaries, or Shareholder or any of its Subsidiaries, that the Exploitation by Novo Nordisk of the IND-Enabling Candidate or Licensed Product as contemplated by this Agreement infringes or misappropriates any Affiliate Core IP that is Controlled by such Flagship Affiliate, PMCo or any of its Subsidiaries, or Shareholder or any of its Subsidiaries, if PlatformCo has not obtained an in-license to such Affiliate Core IP as contemplated by Section 10.10.2(b)(i) or (ii) an allegation by a Third Party that the Exploitation by Novo Nordisk of the IND-Enabling Candidate or Licensed Product as contemplated by this Agreement infringes or misappropriates any Known Third Party Core IP that is Controlled by such Third Party if PlatformCo has not obtained an in-license to such Known Third Party Core IP as contemplated by Section 10.10.2(b)(i).

12.6 Indemnification of RCA PM Parties by Novo Nordisk.

12.6.1 PM SpinCo. Novo Nordisk shall defend, indemnify and hold harmless PM SpinCo and its Subsidiaries, Shareholder and its Subsidiaries, and their respective officers, directors, employees, and agents from, against and in respect of any and all Third Party Losses incurred or suffered by PM SpinCo or its Subsidiaries, Shareholder or its Subsidiaries, or their respective officers, directors, employees, and agents to the extent resulting from: (a) any breach by Novo Nordisk of this Agreement, which breach occurred prior to the Closing Date; (b) the negligence or intentional misconduct of Novo Nordisk Indemnitees in performing Novo Nordisk’s obligations or exercising Novo Nordisk’s rights under this Agreement, which negligence or intentional misconduct occurred prior to the Closing Date; or (c) the Exploitation by Novo Nordisk or any of its Affiliates, Sublicensees, contractors, subcontractors, agents or consultants (other than the RCA PM Parties under this Agreement) of any IND-Enabling Candidate or Licensed Product under or in connection with this Agreement; provided, however, that Novo Nordisk’s obligations pursuant to this Section 12.6.1 shall not apply to the extent such Third Party Losses result from any act or omission for which PM SpinCo and Shareholder have an obligation to indemnify Novo Nordisk pursuant to Section 12.4 or 12.5. For the avoidance of doubt, Novo Nordisk shall have no obligation to indemnify any Person under this Section 12.6.1 for any acts or omissions of PM SpinCo occurring prior to the Closing Date.

12.6.2 PlatformCo. Novo Nordisk shall defend, indemnify and hold harmless the PlatformCo Indemnitees from, against and in respect of any and all Third Party Losses incurred or suffered by any PlatformCo Indemnitee to the extent resulting from: (a) any breach by Novo Nordisk of this Agreement; (b) the negligence or intentional misconduct of Novo Nordisk Indemnitees in performing Novo Nordisk’s obligations or exercising Novo Nordisk’s rights under

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this Agreement; or (c) the Exploitation by Novo Nordisk or any of its Affiliates (other than Exploitation by PM SpinCo prior to the Closing Date), Sublicensees, contractors, subcontractors, agents or consultants (other than the RCA PM Parties under this Agreement) of any IND-Enabling Candidate or Licensed Product under this Agreement; provided, however, that Novo Nordisk’s obligations pursuant to this Section 12.6.2 shall not apply to the extent such Third Party Losses result from any act or omission for which PlatformCo has an obligation to indemnify Novo Nordisk pursuant to Section 12.3 or 12.5. For the avoidance of doubt, Novo Nordisk shall have no obligation to indemnify the PlatformCo Indemnitees under this Section 12.6.2 for any acts or omissions of PM SpinCo occurring prior to the Closing Date.

12.7 Notice of Claims. Any Party seeking indemnification hereunder (the “Indemnified Party”) shall give to the Party obligated to provide indemnification to such Indemnified Party (each, an “Indemnifying Party”) a notice (a “Claim Notice”) describing in reasonable detail and in good faith the facts giving rise to any Action by a Third Party for which indemnification may be sought (a “Third Party Claim”); provided, that a Claim Notice in respect of a Third Party Claim shall be given promptly after the action or suit is commenced; provided further that failure to give such notice shall not relieve the Indemnifying Party of its obligations hereunder, except and only to the extent the failure to give such notice actually and materially prejudices the Indemnifying Party with respect to such Third Party Claim.

12.8 Defense. Within [***] after delivery of a Claim Notice in accordance with Section 12.7, the Indemnifying Party shall assume sole control of the defense of such Third Party Claim with counsel reasonably satisfactory to the Indemnified Party, provided that the Indemnified Party may participate therein at its own expense with counsel of its choosing. If the Indemnifying Party does not assume control of such defense, the Indemnified Party may control such defense (with counsel reasonably selected by the Indemnified Party and reasonably acceptable to the Indemnifying Party). Notwithstanding anything to the contrary in this Section 12.8, Novo Nordisk, as the Indemnified Party, may assume sole control of the defense of such Third Party Claim if Novo Nordisk reasonably believes that the Indemnifying Party does not have sufficient capital and other resources to adequately defend the Third Party Claim.

12.9 Cooperation. The Indemnifying Party shall keep the Indemnified Party advised of the status and material developments of such Third Party Claim and the defense thereof and shall reasonably consider recommendations made by the Indemnified Party with respect thereto. The Indemnified Party shall reasonably cooperate with the Indemnifying Party in defense of the Third Party Claim as reasonably requested by the Indemnifying Party, with all out-of-pocket costs of such cooperation to be borne by the Indemnifying Party.

12.10 Settlement. The Indemnified Party shall not agree to any settlement of such Third Party Claim without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld, conditioned or delayed. The Indemnifying Party shall not agree to any compromise or settlement of such Third Party Claim or consent to any judgment in respect thereof

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that does not include a complete and unconditional release of the Indemnified Party from all liability with respect thereto or that imposes any liability or obligation on the Indemnified Party (other than a monetary obligation on the Indemnifying Party) without the prior written consent of the Indemnified Party, which shall not be unreasonably withheld, conditioned or delayed (unless such compromise or settlement involves (a) any admission of legal wrongdoing by the Indemnified Party, (b) any payment by the Indemnified Party that is not indemnified under this Agreement, or (c) the imposition of any equitable relief against the Indemnified Party (in which case, (a) through (c), the Indemnified Party may withhold its consent to such settlement in its sole discretion)).

12.11 No Duplication of Recovery. Without derogation from any of the terms and provisions hereof, the indemnification provisions of this Article 12 and those set forth in Article VIII of the Share Purchase Agreement are cumulative with respect to Novo Nordisk, PM SpinCo and the Shareholder, provided that any Indemnified Party shall be entitled to seek indemnification under this Agreement or the Share Purchase Agreement with respect to damages arising or resulting out of or relating to the same set of facts only up to the aggregate amount of such damages, subject to the limitations on indemnification and liability herein or therein. For the avoidance of doubt, with respect to PlatformCo’s obligations under this Article 12, the indemnification provisions of this Article 12 are not cumulative with respect to any indemnification obligations of any of the other Parties, including under the Share Purchase Agreement and Option Agreement.

12.12 No Consequential or Punitive Damages.

12.12.1 LIMITATION OF LIABILITY. EXCEPT AS SET FORTH IN SECTION 12.12.2, NO PARTY NOR ANY OF ITS AFFILIATES SHALL BE LIABLE FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, EXEMPLARY, OR PUNITIVE DAMAGES ARISING OUT OF THIS AGREEMENT OR THE EXERCISE OF ITS RIGHTS OR THE PERFORMANCE OF ITS OBLIGATIONS HEREUNDER, INCLUDING ANY LOST PROFITS ARISING OUT OF THIS AGREEMENT, IN EACH CASE HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY, WHETHER IN CONTRACT, TORT, NEGLIGENCE, BREACH OF STATUTORY DUTY OR OTHERWISE, REGARDLESS OF ANY NOTICE OF SUCH DAMAGES.

12.12.2 EXCLUSIONS. THE LIMITATIONS AND DISCLAIMER SET FORTH IN SECTION 12.12.1 SHALL NOT APPLY TO: (A) A CLAIM ARISING FROM FRAUD, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OR BREACH OF ARTICLE 11; (B) A PARTY’S BREACH OF ARTICLE 6; OR (C) INDEMNIFIABLE LOSSES PURSUANT TO SECTIONS 12.1, 12.2, 12.3, 12.4, 12.5 OR 12.6.

12.13 Insurance. Each Party shall maintain, at its cost, insurance or self-insurance with respect to liabilities and other risks associated with its activities and obligations under this Agreement, including its indemnification obligations herein, in such amounts and on such terms

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as are customary for prudent practices for companies in the biotechnology/pharmaceutical industry for the activities to be conducted by the Parties under this Agreement. Each Party shall furnish the other Parties with evidence of such insurance or self-insurance, upon reasonable request.

12.14 Indemnification under the Whitehead Licenses.

12.14.1 Novo Nordisk shall indemnify, defend, and hold harmless the Whitehead and its trustees, officers, faculty, students, medical and professional staff, employees, and agents and its respective successors, heirs and assigns (each, a “Whitehead Indemnitee”) against any liability, damage, loss, or expense (including reasonable attorneys’ fees and expenses) incurred by or imposed upon the Whitehead Indemnitees or any one of them, in connection with any Third Party claims, suits, investigations, actions, demands or judgments (a) arising out of the design, production, manufacture, sale, use in commerce, lease, or promotion by Novo Nordisk or its Affiliates or Sublicensees of any Licensed Product developed pursuant to this Agreement, [***], (c) [***] or (d) any breach of the Whitehead Licenses by Novo Nordisk or any of its Affiliates or Sublicensees.

12.14.2 Notwithstanding the foregoing, Novo Nordisk’s indemnification obligations under this Section 12.14 does not apply to any liability, damage, loss or expense to the extent (a) that it is attributable to the grossly negligent activities of the Whitehead Indemnitees, or the intentional wrongdoing or intentional misconduct of the Whitehead Indemnitees or (b) result from any act or omission for which any PM Entity has an obligation to indemnify Novo Nordisk pursuant to Section 12.3, 12.4 or 12.5.

12.14.3 With respect to any claim for which indemnification is sought by a Whitehead Indemnitee pursuant to the terms of the Whitehead Licenses as incorporated herein, Novo Nordisk acknowledges and agrees that the provisions of the Whitehead Licenses relating to the procedures for indemnification shall apply as if such procedures were written in full herein, with the defined terms “Company” being deemed to refer to Novo Nordisk.

12.14.4 [***].

13. TERM AND TERMINATION.

13.1 Term. This Agreement shall become effective as of the Effective Date and, unless earlier terminated pursuant to the other provisions of this Article 13, shall continue in full force and effect on a country-by-country and Licensed Product-by-Licensed Product basis, until the expiration of the last to expire Royalty Term in the Territory for such Licensed Product (the “Term”). Upon the expiration of the Royalty Term for a given Licensed Product in a given country in the Territory, the licenses granted to Novo Nordisk pursuant to Section 5.2 under the PlatformCo Licensed IP shall survive and become perpetual, irrevocable, fully paid-up and royalty free with respect to such Licensed Product in such country.

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13.2 Early Termination.

13.2.1 Termination upon Expiration or Termination of Option Agreement. This Agreement shall automatically terminate in the event that (a) the Option Agreement expires pursuant to Section 6.2(a)(ii) thereof without the Option having been exercised by Novo Nordisk, (b) Novo Nordisk delivers a Rejection Notice and the Option Agreement and Share Purchase Agreement, if applicable, thereafter terminate or expire pursuant to the terms thereof or (c) the Share Purchase Agreement terminates in accordance with Section 10.1 of the Share Purchase Agreement; provided that, this Agreement shall not terminate in the event that Novo Nordisk elects its remedy under Section 10.3 of the Share Purchase Agreement (including pursuant to Section 2.2(b)(ii) of the Option Agreement).

13.2.2 Termination by Novo Nordisk for Convenience.

(a) Prior to the Closing Date. Prior to the Closing Date, Novo Nordisk shall have the right to terminate this Agreement in its entirety for convenience upon [***] prior written notice to the RCA PM Parties.

(b) After the Closing Date. From and after the Closing Date, Novo Nordisk shall have the right to terminate this Agreement in its entirety for convenience upon [***] prior written notice to PlatformCo.

13.2.3 Termination for Material Breach.

(a) PM Entity Material Breach.

(i) Upon any material breach of this Agreement by a PM Entity (such PM Entity, the “Breaching PM Party”), Novo Nordisk shall have the right, but not the obligation, to terminate this Agreement in its entirety (with respect to all PM Entities) by providing [***] written notice to the RCA PM Parties with respect to any material breach, which notice shall, in each case (a) expressly reference this Section 13.2.3, (b) reasonably describe the alleged breach which is the basis of such termination, and (c) clearly state Novo Nordisk’s intent to terminate this Agreement if the alleged breach is not cured within the [***] cure period. Subject to Section 13.2.3(c), termination shall become effective at the end of the cure period unless the Breaching PM Party cures such breach during such cure period.

(ii) If Novo Nordisk has the right to terminate this Agreement pursuant to this Section 13.2.3 (i.e., a final, binding determination pursuant to Article 14 that the Breaching PM Party was in material breach and failed to cure such material breach during the applicable cure period), Novo Nordisk may elect to keep this Agreement in effect. In such event, Novo Nordisk shall have the right, but not the obligation, to elect the remedies set forth in this Section 13.2.3(a)(ii) by written notice to the RCA PM Parties (or after the Closing Date,

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PlatformCo), as applicable; provided, however, that Novo Nordisk may elect such remedies only once with respect to PlatformCo (i.e., either under (A) or (B) below) and only once with respect to the PM Entities other than PlatformCo, collectively (i.e., either under (A) or (C) below):

(A) [***]

(B) [***]

(C) [***]

For the avoidance of doubt, (x) Novo Nordisk shall have the right, in its sole discretion, to elect or forbear its remedies under Section 13.2.3(a)(ii)(A) – (C) if and when applicable, and any such forbearance by Novo Nordisk shall not prejudice Novo Nordisk’s ability to elect such remedies, if and when applicable, with respect to any subsequent material breach of this Agreement by any PM Entity and (y) following exercise by Novo Nordisk of its remedies under Section 13.2.3(a)(ii)(A) – (C) with respect to a material breach by PlatformCo or the PM Entities other than PlatformCo, as applicable, nothing herein shall limit Novo Nordisk’s ability to seek any remedy against such Person, at law or in equity, with respect to any subsequent material breach of this Agreement by such Person.

(b) Novo Nordisk Material Breach. Upon any material breach of this Agreement by Novo Nordisk, PlatformCo (acting for and on behalf of itself and PM SpinCo before the Closing Date) shall have the right, but not the obligation, to terminate this Agreement in its entirety by providing [***] written notice to Novo Nordisk with respect to any breach of any payment obligation under this Agreement and [***] written notice to the Novo Nordisk with respect to any other material breach, which notice shall, in each case (a) expressly reference this Section 13.2.3, (b) reasonably describe the alleged breach which is the basis of such termination, and (c) clearly state the RCA PM Parties’ (PlatformCo’s following the Closing Date) intent to terminate this Agreement if the alleged breach is not cured within the applicable cure period. Subject to Section 13.2.3(c), the termination shall become effective at the end of the applicable cure period unless Novo Nordisk cures such breach during such cure period, provided that, if the material breach is curable but is not capable of cure within such [***] period, then the cure period will be extended for so long as Novo Nordisk is diligently implementing a cure plan reasonably designed to cure such breach, provided further that, such cure period does not exceed [***] in total.

(c) Disputes. If the Party accused of materially breaching this Agreement (the “Breaching Party”) notifies the other Party(ies) in writing that it disputes that it is in material breach or contends that it cured such material breach within the applicable cure period and, in either such case, promptly initiates the dispute resolution procedure set forth in Article 14, then termination under this Section 13.2.3 shall not become effective unless and until a final, binding determination pursuant to Article 14 that the Breaching Party was in material breach and failed to cure such material breach during the applicable cure period, provided that, if

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the material breach concerned a payment hereunder and the Breaching Party remits such payment in full within [***] after such final determination, then the other Party(ies) shall not have a right to terminate this Agreement.

13.2.4 Termination for Bankruptcy. This Agreement may be terminated immediately, to the extent permitted by Applicable Laws, by (a) Novo Nordisk in the event of a Bankruptcy Event of either RCA PM Party or (b) PlatformCo (acting for and on behalf of itself and PM SpinCo before the Closing Date) in the event of a Bankruptcy Event of Novo Nordisk. As used herein, a “Bankruptcy Event” means the filing or institution of bankruptcy, reorganization, liquidation or receivership proceedings or the assignment of a substantial portion of the assets for the benefit of creditors; provided, however, that in the case of any involuntary bankruptcy, reorganization, liquidation or receivership proceeding the right to terminate this Agreement under this Section 13.2.4 shall only become effective if the Party subject to such proceeding consents to the involuntary bankruptcy or such proceeding is not dismissed within [***] after the filing thereof.

13.2.5 Rights in Bankruptcy. All rights and licenses granted under or pursuant to this Agreement by PM SpinCo, PlatformCo, or Novo Nordisk are and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code or any analogous provisions in any other country or jurisdiction, licenses of right to “intellectual property” as defined under Section 101 of the U.S. Bankruptcy Code. The Parties agree that the Parties, as licensees of such rights under this Agreement, shall retain and may fully exercise all of their rights and elections under the U.S. Bankruptcy Code or any analogous provisions in any other country or jurisdiction. The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against a Party under the U.S. Bankruptcy Code or any analogous provisions in any other country or jurisdiction, the Party hereto that is not a Party to such proceeding shall be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, which, if not already in the non-subject Party’s possession, shall be promptly delivered to it (a) upon any such commencement of a bankruptcy proceeding upon the non-subject Party’s written request therefor, unless the Party subject to such proceeding elects to continue to perform all of its obligations under this Agreement or (b) if not delivered under clause (a) above, following the rejection of this Agreement by or on behalf of the Party subject to such proceeding upon written request therefor by the non-subject Party.

13.2.6 Patent Challenge.

(a) Except to the extent that this Section 13.2.6(a) is unenforceable under Applicable Laws of the applicable jurisdiction where the applicable PM SpinCo Licensed Patents are pending or issued, prior to the Closing Date, PM SpinCo has the right to [***], upon written notice to Novo Nordisk in the event that Novo Nordisk or any of its Affiliates or its or their Sublicensees (each, a “Patent Challenging Party”) directly or indirectly brings a Patent Challenge with respect to any PM SpinCo Licensed Patent; provided that (i) this Section 13.2.6(a) shall not apply to any Patent Challenge that is (A) first made by a Patent Challenging Party in

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defense of a claim of patent infringement under the applicable PM SpinCo Licensed Patents, or (B) made in ordinary course Patent Prosecution or Maintenance activities to distinguish the inventions claimed in any Patent Controlled by Novo Nordisk or its Affiliate from those claimed or disclosed in any PM SpinCo Licensed Patent or to respond to citation of the PM SpinCo Licensed Patent by a patent office in a rejection against any Patent Controlled by Novo Nordisk or its Affiliate (ii) PM SpinCo shall not have the right to terminate this Agreement under this Section 13.2.6(a) if Novo Nordisk (A) causes the Patent Challenge to be terminated or dismissed (or in the case of ex-parte proceedings, multi-party proceedings, or other Patent Challenges in which the challenging party does not have the power to unilaterally cause the Patent Challenge to be withdrawn, withdraws or causes its Affiliate or Sublicensee to withdraw as a party from such Patent Challenge and to cease actively assisting any other party to such Patent Challenge), or (B) in the case of a Patent Challenge brought by a Sublicensee, terminates such Sublicensee’s sublicense to the PM SpinCo Licensed Patents being challenged by the Sublicensee, in each case ((A) and (B)), within [***] of PM SpinCo’s notice to Novo Nordisk under this Section 13.2.6(a), (iii) this Section 13.2.6(a) shall not apply to any Patent Challenge that is due to the Patent Challenging Party responding to a court request, subpoena, or order, or an administrative agency request or order, or the applicable proceeding is initiated by a Patent office and not at the instigation of the Patent Challenging Party, and (iv) this Section 13.2.6(a) shall not apply to any Patent Challenge that was initiated by a Third Party that subsequently becomes an Affiliate of Novo Nordisk if (A) such Patent Challenge was initiated one (1) Calendar Year or more before the closing of the transaction whereby such Third Party became an Affiliate of Novo Nordisk, or (B) if such Patent Challenge was initiated within any such one (1) Calendar Year period, if Novo Nordisk causes such Patent Challenge to be terminated or dismissed (or in the case of ex-parte proceedings, multi-party proceedings, or other Patent Challenges in which the challenging party does not have the power to unilaterally cause the Patent Challenge to be withdrawn, withdraws causes such Third Party to withdraw as a party from such Patent Challenge and to cease actively assisting any other party to such Patent Challenge). This Section 13.2.6(a) shall have no further force or effect from and after the Closing Date.

(b) Except to the extent that this Section 13.2.6(b) is unenforceable under Applicable Laws of the applicable jurisdiction where the applicable PlatformCo Licensed Patents are pending or issued, PlatformCo has the right to [***] upon written notice to Novo Nordisk in the event that a Patent Challenging Party (including, after the Closing Date, PM SpinCo) directly or indirectly brings a Patent Challenge with respect to any PlatformCo Licensed Patent; provided that (i) this Section 13.2.6(b) shall not apply to any Patent Challenge that is (A) first made by a Patent Challenging Party (including, after the Closing Date, PM SpinCo) in defense of (1) a claim of patent infringement under the applicable PlatformCo Licensed Patents or (2) a claim of patent infringement under any New PlatformCo Patents to which Novo Nordisk does not elect to take a license pursuant to Section 10.12 or (B) made in ordinary course Patent Prosecution or Maintenance activities to distinguish the inventions claimed in any Patent Controlled by Novo Nordisk or its Affiliate from those claimed or disclosed in any PlatformCo Licensed Patent or to

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respond to citation of the PlatformCo Licensed Patent by a patent office in a rejection against any Patent Controlled by Novo Nordisk or its Affiliate, (ii) PlatformCo shall not have the right to terminate this Agreement under this Section 13.2.6(b) if Novo Nordisk (A) causes the Patent Challenge to be terminated or dismissed (or in the case of ex-parte proceedings, multi-party proceedings, or other Patent Challenges in which the challenging party does not have the power to unilaterally cause the Patent Challenge to be withdrawn, withdraws or causes its Affiliate (including, after the Closing Date, PM SpinCo) or Sublicensee to withdraw as a party from such Patent Challenge and to cease actively assisting any other party to such Patent Challenge), or (B) in the case of a Patent Challenge brought by a Sublicensee, terminates such Sublicensee’s sublicense to the PlatformCo Licensed Patents being challenged by the Sublicensee, in each case ((A) and (B)), within [***] PlatformCo’s notice to Novo Nordisk under this Section 13.2.6(b), (iii) this Section 13.2.6(b) shall not apply to any Patent Challenge that is due to the Patent Challenging Party responding to a court request, subpoena, or order, or an administrative agency request or order, or the applicable proceeding is initiated by a Patent office and not at the instigation of the Patent Challenging Party, and (iv) this Section 13.2.6(b) shall not apply to any Patent Challenge that was initiated by a Third Party that subsequently becomes an Affiliate of Novo Nordisk if (A) such Patent Challenge was initiated one (1) Calendar Year or more before the closing of the transaction whereby such Third Party became an Affiliate of Novo Nordisk, or (B) if such Patent Challenge was initiated within any such one (1) Calendar Year period, if Novo Nordisk causes such Patent Challenge to be terminated or dismissed (or in the case of ex-parte proceedings, multi-party proceedings, or other Patent Challenges in which the challenging party does not have the power to unilaterally cause the Patent Challenge to be withdrawn, withdraws or causes such Third Party to withdraw as a party from such Patent Challenge and to cease actively assisting any other party to such Patent Challenge).

13.3 Effects of Termination.

13.3.1 Effects of Termination Generally. If this Agreement is terminated by a Party in accordance with this Article 13 at any time and for any reason, in addition to the other rights and remedies that may be available to the Parties under this Agreement, the following terms shall apply, which terms shall not be construed to limit any such rights or remedies:

(a) Licenses. Other than the licenses granted to an RCA PM Party under Section 10.3.1, to Novo Nordisk under Section 10.3.5, and to the Parties under Section 10.3.3(a), the Parties’ rights, licenses, including any Sublicenses, and obligations under this Agreement shall terminate and neither Party shall have any further rights or obligations under this Agreement from and after the effective date of termination, except as set forth in this Section 13.3.

(b) Return of Confidential Information. Within [***] after the effective date of termination of this Agreement, each Party shall, and shall cause its Affiliates to (i) destroy all tangible items solely comprising, bearing or containing any Confidential Information of the other Parties that are in such Party’s or its Affiliates’ possession or control, and provide

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written certification of such destruction, or (ii) prepare such tangible items of the other Parties’ Confidential Information for shipment to the applicable other Party, as such other Party may direct, at such other Party’s expense; provided, however, that, in any event, (A) each Party may retain copies of the Confidential Information of the other Parties to the extent necessary to perform its obligations or exercise its rights that survive termination of this Agreement; and (B) each Party may retain one (1) copy of the Confidential Information of the other Parties for its legal archives.

13.3.2 Termination Without Acquisition Closing. Without limiting Section 13.3.1, if this Agreement terminates pursuant to Section 13.2.1 then, notwithstanding anything to the contrary herein, neither PM SpinCo, PlatformCo nor any of their respective Affiliates or designees shall practice or otherwise Exploit the RCA PM Parties Joint Developed IP or PM and NN Joint Developed IP without the prior written consent of the other such Party (i.e., PlatformCo or PM SpinCo). For clarity, this Agreement shall not terminate in the event that Novo Nordisk elects its remedy under Section 10.3 of the Share Purchase Agreement (including pursuant to Section 2.2(b)(ii) of the Option Agreement).

13.3.3 Termination by PlatformCo for Cause or by Novo Nordisk for Convenience. If this Agreement is terminated by PlatformCo pursuant to Sections 13.2.3(b), 13.2.4 or 13.2.6 or by Novo Nordisk pursuant to Section 13.2.2, then, in addition to the provisions of Section 13.3.1, the following terms shall apply:

(a) Transitioning Activities. If there are any on-going Clinical Trials of Licensed Products as of the effective date of termination of this Agreement, PlatformCo and Novo Nordisk shall negotiate in good faith to establish an appropriate course of action, which may include transitioning activities from Novo Nordisk to PlatformCo or its designee, with due regard for patient safety and the rights of any subjects that are participants in any clinical studies of Licensed Products, and take any actions it deems reasonably necessary or appropriate to avoid any human health or safety problems and in compliance with all Applicable Laws.

(b) Regulatory. Novo Nordisk shall and hereby does, and shall cause its Affiliates to, (i) effective as of the effective date of termination, assign to PlatformCo all of its rights, title, and interests in and to all [***] to the extent allowed under Applicable Laws that are then Controlled by Novo Nordisk or any of its Affiliates and that [***] (each, a “Grantback Product”) and (ii) to the extent assignment pursuant to clause (i) is delayed or is not permitted by the applicable Regulatory Authority, Novo Nordisk shall and hereby does grant to PlatformCo an exclusive right of reference to such items so affected, to the extent allowed under Applicable Laws, in each case for the continued Development and Commercialization thereof by PlatformCo and its Affiliates and sublicensees of Grantback Products in accordance with Section 13.3.3(d).

(c) Assignment of RCA PM Parties Joint Developed IP. Without limiting Section 13.2.3(b), Novo Nordisk shall and hereby does, and shall cause its Affiliates’ to, effective as of the effective date of termination, assign to PMCo or its designee all of its and their

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right, title and interest in and to the RCA PM Parties Joint Developed IP. Notwithstanding anything to the contrary herein, neither PMCo, PlatformCo nor any of their respective Affiliates or designees shall practice or otherwise Exploit the RCA PM Parties Joint Developed IP or PM and NN Joint Developed IP without the prior written consent of other such party.

(d) License. Subject to the remainder of this Section 13.3.3(d), Novo Nordisk (for itself and its Affiliates) shall grant to PlatformCo an exclusive, worldwide, royalty-bearing license, with the right to sublicense (through multiple tiers) (i) under [***] and (ii) if termination occurs after Regulatory Approval of a Grantback Product, to use any Trademarks that are specific to and solely used for such Grantback Product (which shall not include any Trademarks that contain the corporate or business name(s) of Novo Nordisk or any of its Affiliates or Sublicensees), in each case ((i) and (ii)) that are Controlled by Novo Nordisk or its Affiliates as of the effective date of termination and are [***] to Develop, Manufacture or Commercialize any Grantback Product (collectively (clauses (i) and (ii)), the “Grantback IP”) [***] to Develop, Manufacture or Commercialize such Grantback Product in the Field in the Territory as such Grantback Product [***]. [***].

(e) Inventory. PlatformCo shall have the right to purchase all of Novo Nordisk’s and its Affiliates’ then-current remaining inventory of Grantback Products. If PlatformCo makes such purchase, Novo Nordisk shall provide the applicable primary drug substance reference standard record of analysis within its Control, and a summary report describing its characterization. No raw materials (including chromatography resins, filters, or consumables) shall be transferred to PlatformCo. PlatformCo shall have the right to purchase such remaining Grantback Product inventory at a price equal to Novo Nordisk’s fully burdened Manufacturing cost, as reasonably determined by Novo Nordisk.

(f) Transition Plan. PlatformCo and Novo Nordisk shall negotiate in good faith regarding a plan acceptable to both Parties for the transition to PlatformCo of Development of the IND-Enabling Candidate and the Licensed Products and commercially reasonable financial terms therefor. Novo Nordisk shall, at PlatformCo’s cost and expense, provide other assistance or take any other actions, in each case reasonably requested by PlatformCo, as necessary to transfer to PlatformCo the Development of the IND-Enabling Candidate and Licensed Products, and shall execute all documents as may be reasonably requested by PlatformCo in order to give effect to this Section 13.3.3(f) and to enable PlatformCo to assume the Development of the IND-Enabling Candidate and Licensed Products.

(g) Patent Information. Novo Nordisk, if requested in writing by PlatformCo or PMCo (or its designee), shall provide any material correspondence with the relevant Patent offices pertaining to Novo Nordisk’s Prosecution and Maintenance of the PlatformCo Licensed Product-Specific Patents to the extent not previously provided to PlatformCo during the course of performance under this Agreement.

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13.4 Cooperation. Each Party shall use reasonable efforts to cause its Affiliates, its and their sublicensees and subcontractors to comply with the obligations in Section 13.3.

13.5 Accrued Obligations. Expiration or termination of this Agreement for any reason shall not release a Party from any obligation or liability which, on the effective date of such expiration or termination, has already accrued to the other Parties or which is attributable to a period prior to such expiration or termination.

13.6 Survival. This Section 13.6, the provisions set forth in the following Articles and Sections, as well as, to the extent applicable, any other Sections or defined terms referred to in such Sections necessary to give them effect, shall survive the expiration or termination of this Agreement: [***].

14. DISPUTE RESOLUTION.

14.1 Generally. Except as otherwise expressly provided herein (including as provided in Section 2.4 and Section 13.3.3(d)), disputes of any nature arising under, relating to, or in connection with this Agreement, including any questions regarding its formation, existence, validity, enforceability, performance, interpretation, breach or termination (“Disputes”) shall be resolved pursuant to this Article 14.

14.2 Dispute Escalation. In the event of a Dispute among the Parties, the Parties shall first attempt in good faith to resolve such Dispute by negotiation and consultation between themselves. In the event that such Dispute is not resolved on an informal basis within [***] from receipt of a written notice of a Dispute, any Party may, by written notice to the other, have such Dispute referred to the Executive Officers (or their designees, which designee is required to have decision-making authority on behalf of such Party), who shall attempt in good faith to resolve such Dispute by negotiation and consultation for a [***] period following receipt of such written notice. Following such escalation, (a) for any Dispute of a type for which this Agreement specifies that [***] shall have final decision rights, [***] may make a final decision, and (b) for any other Dispute, such Dispute shall be resolved in accordance with Section 14.3.

14.3 Arbitration. Subject to Section 2.4 and Section 13.3.3(d), any Dispute (other than a type for which this Agreement specifies that [***] shall have final decision rights) that is not resolved under the process outlined in Section 14.2 shall be finally settled by arbitration under the Rules of Arbitration of the International Chamber of Commerce. The seat of arbitration shall be New York, New York. The language of the arbitration shall be English. The arbitral tribunal shall be composed of three (3) arbitrators, each of whom shall be impartial and independent. The RCA PM Parties (or after the Closing Date, PlatformCo) shall nominate one (1) arbitrator, Novo Nordisk shall nominate one (1) arbitrator, and the two arbitrators so nominated shall nominate the presiding arbitrator. The arbitrators shall not have the power to award any damages expressly prohibited by Section 12.12. The Parties shall equally share the costs of the arbitration including the

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administrative fees and the fees payable to the arbitrators, but each Party shall bear its own costs of legal representation. Except in a proceeding to enforce the results of the arbitration or as otherwise required by Applicable Laws, neither the RCA PM Parties (or after the Closing Date, PlatformCo) or Novo Nordisk nor any arbitrator may disclose the existence, content or results of any arbitration hereunder without the prior written consent of both the RCA PM Parties (or after the Closing Date, PlatformCo) and Novo Nordisk (each such consent not to be unreasonably withheld, delayed or conditioned).

14.4 Injunctive Relief. Notwithstanding the dispute resolution procedures set forth in this Article 14, in the event of an actual or threatened breach of this Agreement, the aggrieved Party may seek equitable relief (including restraining orders, specific performance or other injunctive relief) in any court or other forum, including without first submitting to any dispute resolution procedures hereunder if necessary to preserve the status quo pending the dispute resolution procedures hereunder.

14.5 Interpretation; Final Decision. Notwithstanding anything contained herein to the contrary, the interpretation and enforcement of the arbitration provisions contained herein shall be governed by the Federal Arbitration Act, 9 U.S.C. Section 1 et seq. The arbitration award(s) shall be final and binding on the Parties and their Affiliates and the Parties expressly exclude any and all rights to set aside or otherwise challenge any award by the arbitrators insofar as such exclusion can validly be made, except in the case of fraud, willful misconduct or manifest error. Judgment upon any award may be entered in any court having jurisdiction thereof and shall be entitled to recognition and enforcement under the United Nations Convention on the Recognition and Enforcement of Arbitral Awards (New York, 1958).

15. MISCELLANEOUS.

15.1 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the state of New York, without respect to its conflict of laws rules or principles that might otherwise refer construction or interpretation of this Agreement to the substantive laws of another jurisdiction; provided, however, that any dispute relating to the scope, validity, enforceability or infringement of any Patents shall be governed by, and construed and enforced in accordance with, the substantive laws of the jurisdiction in which such Patents apply. The Parties agree to exclude the application to this Agreement of the United Nations Convention on Contracts for the International Sale of Goods.

15.2 Entire Agreement. This Agreement and the attached Exhibits and the documents and instruments and other agreements specifically referred to herein, including the Option Agreement and the Share Purchase Agreement and the exhibits thereto, constitute the entire agreement among the Parties as to the subject matter of this Agreement and shall supersede and merge all prior and contemporaneous negotiations, representations, agreements and understandings among the Parties regarding the same (other than the Prior Agreement), including,

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effective as of the Effective Date, [***] (provided that all information disclosed or exchanged under such [***] shall be treated as Confidential Information hereunder).

15.3 Waivers and Modifications. The failure of any Party to insist on the performance of any obligation, term, provision or condition hereunder shall not be deemed to be a waiver of such obligation, term, provision or condition. Waiver of any breach of any obligation, term, provision or condition hereunder shall not be deemed to be a waiver of any other breach of such obligation, term, provision or condition or any other provision on such occasion or any succeeding occasion. No waiver, modification, release, or amendment of any obligation, term, provision or condition of this Agreement shall be valid or effective unless in writing and signed by each of the Parties.

15.4 Severability. If any one or more of the provisions of this Agreement is held to be void, invalid or unenforceable by a court of competent jurisdiction in any situation in any jurisdiction, the provision shall be considered severed from this Agreement and shall not affect the validity or enforceability of the remaining provisions hereof or the validity or enforceability of the invalid, void or unenforceable provision in any other situation or in any other jurisdiction. The Parties shall make a good faith effort to replace any invalid or unenforceable provision with a valid and enforceable one such that the objectives contemplated by the Parties when entering this Agreement may be realized.

15.5 Assignment.

15.5.1 In General. This Agreement may not be assigned by Novo Nordisk or an RCA PM Party, nor may Novo Nordisk or an RCA PM Party delegate its obligations or otherwise transfer any rights created by this Agreement, except as expressly permitted hereunder or otherwise without the prior written consent of the other such Parties, which consent shall not be unreasonably withheld, delayed or conditioned; provided that Novo Nordisk or PlatformCo may assign this Agreement (a) to an Affiliate and (b) to such Party’s successor in connection with the merger, consolidation, sale of all or substantially all of its assets or that portion of its business pertaining to the subject matter of this Agreement. In the event Novo Nordisk assigns this Agreement to a permitted assign in accordance with the terms and conditions set forth in this Section 15.5, [***]. This Agreement may not be assigned by Shareholder or PMCo, nor may Shareholder or PMCo delegate its obligations or otherwise transfer any rights created by this Agreement, except as expressly permitted hereunder, without the prior written consent of the other Parties. [***]. Subject to the foregoing, the rights and obligations of the Parties under this Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the Parties, and the name of a Party appearing herein shall be deemed to include the name of such Party’s successors and permitted assigns to the extent necessary to carry out the intent of this Section 15.5. Any assignment or attempted assignment by a Party in violation of the terms of this Section 15.5 shall be null and void.

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15.5.2 Revenue Assignment. PlatformCo may monetize its right to receive Royalty Payments or Milestone Payments under this Agreement (together with corresponding rights under Article 8) by assigning to [***] (such Third Party, the “Revenue Buyer” and such assignment the “Revenue Assignment”), such right (or a portion thereof) subject to this Section 15.5.2. For clarity, PlatformCo may not assign its rights to receive Royalty Payments or Milestone Payments under this Agreement to [***] without the prior written consent of Novo Nordisk, which consent shall not be unreasonably withheld, conditioned or delayed.

(a) If at any time during the Term, PlatformCo desires to effect a Revenue Assignment, PlatformCo shall provide Novo Nordisk with written notice of such intention (the “Revenue Buyout Notice”). Novo Nordisk will have [***] from the receipt of such Revenue Buyout Notice (the “Notice Period”) to review the opportunity and determine whether to seek to negotiate a buyout of its Royalty Payments obligations (or a portion thereof, as applicable) hereunder (a “Revenue Buyout”). If Novo Nordisk determines to seek to negotiate a Revenue Buyout, then PlatformCo and Novo Nordisk shall exclusively negotiate in good faith for a period of [***] (the “Negotiation Period”) to reach agreement on Revenue Buyout terms. If Novo Nordisk does not exercise its Revenue Buyout right of first negotiation within the Notice Period or the Parties are unable to reach agreement with respect to a Revenue Buyout during the Negotiation Period, then in each such instance, [***]; provided, however, that, in the event such Revenue Assignment is executed, all of Novo Nordisk’s reporting obligations under this Agreement shall terminate other than the obligation to provide royalty reports under Section 8.5.3 and as necessary to satisfy PlatformCo’s reporting obligations to Whitehead pursuant to the Whitehead License (collectively, “Required Whitehead Reports”), which Required Whitehead Reports PlatformCo shall not share with the Revenue Buyer. A Revenue Assignment shall not affect Novo Nordisk’s right to take any offsets or reductions in payments otherwise provided under this Agreement, the Option Agreement or the Share Purchase Agreement.

(b) PlatformCo shall not grant any lien or security interest in any PlatformCo Licensed IP in connection with the Revenue Assignment.

(c) Subject to compliance with this Section 15.5.2, assignment by PlatformCo of its right to receive Royalty Payments under this Agreement to a Revenue Buyer shall not be a violation of Section 15.5.1.

15.6 Notices. All notices, deliveries and other communications pursuant to this Agreement shall be in writing and in English and shall be deemed given if delivered personally, sent by email (and promptly confirmed by globally recognized express delivery service) or delivered by globally recognized express delivery service to the Parties at the email or addresses set forth below or to such other email or address as the Party to whom notice is to be given may have furnished to the other Parties in writing in accordance herewith. Any such notice, delivery or communication shall be deemed to have been delivered and received (a) in the case of personal delivery, on the delivery date, (b) in the case of email, on the delivery date (or if delivered on a

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non-Business Day, then on the next Business Day), and (c) in the case of a globally recognized express delivery service, on the date of receipt.

If to Novo Nordisk:

Novo Nordisk A/S
Novo Allé
2880 Bagsvaerd
Denmark
Attention: Head of Early Innovation, Outreach & Alliances

with copies (which shall not constitute notice) to:

Novo Nordisk A/S
Novo Allé
2880 Bagsvaerd
Denmark
Attention: General Counsel, Legal Department

Wilmer Cutler Pickering Hale and Dorr LLP
60 State Street
Boston, MA 02109
Attention: Steven D. Barrett
Email: steven.barrett@wilmerhale.com

If to PM SpinCo (prior to the Closing Date):

Pioneering Medicines 08, Inc.
c/o Flagship Pioneering

55 Cambridge Pkwy, Suite 800E

Cambridge, MA 02142

Attention: Paul Biondi
Email: [***]

with a copy (which shall not constitute notice) to:

Goodwin Procter LLP
100 Northern Avenue
Boston, MA 02210
Attention: Christopher J. Denn; Nancy L. Urizar
Email: CDenn@goodwinlaw.com; NUrizar@goodwinlaw.com

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If to PMCo:

PM (NN) Explorations, Inc.
c/o Flagship Pioneering

55 Cambridge Pkwy, Suite 800E

Cambridge, MA 02142

Attention: Paul Biondi
Email: [***]

with a copy (which shall not constitute notice) to:

Goodwin Procter LLP
100 Northern Avenue
Boston, MA 02210
Attention: Christopher J. Denn; Nancy L. Urizar
Email: CDenn@goodwinlaw.com; NUrizar@goodwinlaw.com

If to Shareholder:

Pioneering Medicines (NN), LLC
c/o Flagship Pioneering

55 Cambridge Pkwy, Suite 800E

Cambridge, MA 02142

Attention: Paul Biondi
Email: [***]

with a copy (which shall not constitute notice) to:

Goodwin Procter LLP
100 Northern Avenue
Boston, MA 02210
Attention: Christopher J. Denn; Nancy L. Urizar
Email: CDenn@goodwinlaw.com; NUrizar@goodwinlaw.com

If to PlatformCo:

Omega Therapeutics, Inc.
140 First Street, Suite 501
Cambridge, MA 02141
Attention: Mahesh Karande
Email: [***]

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with a copy (which shall not constitute notice) to:

Omega Therapeutics, Inc.
140 First Street, Suite 501
Cambridge, MA 02141
Attention: Ling Zeng
Email: [***]

15.7 Force Majeure. [***] no Party shall be liable for delay or failure in the performance of any of its obligations hereunder if such delay or failure is due to causes beyond its reasonable control, including acts of God, fires, floods, hurricanes, earthquakes, war, acts of war (whether war be declared or not), terrorism, civil unrest, embargoes, insurrections, riots, strikes, lockouts, or other labor disturbances (whether involving the workforce of the non-performing Party or of any other Person), shortage, government actions, floods, epidemics, pandemics or quarantines; provided, however, that the affected Party promptly notifies the other Parties and further provided that the affected Party shall use Commercially Reasonable Efforts to avoid or remove such causes of non-performance and to mitigate the effect of such occurrence, and shall continue performance with the utmost dispatch whenever such causes are removed. When such circumstances arise, the Parties shall negotiate in good faith any modifications of the terms of this Agreement that may be necessary or appropriate in order to arrive at an equitable solution.

15.8 Relationship of the Parties. Nothing in this Agreement is intended or shall be deemed to constitute a partnership, agency, employer-employee or joint venture relationship among the Parties. No Party shall incur any debts or make any commitments for the other, except to the extent, if at all, specifically provided therein. There are no express or implied Third Party beneficiaries hereunder (except for Whitehead for purposes of Section 12.14 and Section 15.9).

15.9 Compliance with Exports Controls Laws. [***]

15.10 Affiliates and Contractors. To the extent that this Agreement imposes obligations on Affiliates or independent contractors of a Party, such Party shall cause its Affiliates and its independent contractors to perform such obligations, as applicable. Either Party may use one or more of its Affiliates or independent contractors to perform its obligations and duties or exercise its rights under this Agreement, solely to the extent permitted and as specified in this Agreement; provided, however, that (a) each such Affiliate or contractor shall perform any such obligations delegated to it in compliance with the applicable terms and conditions of this Agreement as if such Affiliate or contractor were a party hereto, (b) the performance of any obligations of a Party by its Affiliates or independent contractors shall not diminish, reduce or eliminate any obligation of such Party under this Agreement, except to the extent satisfied by such Affiliate or contractor and (c) subject to such Party’s assignment to an Affiliate pursuant to Section 15.5, such Party shall remain liable under this Agreement for the prompt payment and performance of all of its obligations under this Agreement.

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15.11 Cumulative Remedies. All rights and remedies of the Parties hereunder shall be cumulative and in addition to all other rights and remedies provided hereunder or available by agreement, at law or otherwise.

15.12 Interpretation. Each of the Parties acknowledges and agrees that this Agreement has been diligently reviewed by and negotiated by and between them, that in such negotiations each of them has been represented by competent counsel and that the final agreement contained herein, including the language whereby it has been expressed, represents the joint efforts of the Parties and their counsel. Accordingly, in interpreting this Agreement or any provision hereof, no presumption shall apply against any Party as being responsible for the wording or drafting of this Agreement or any such provision and ambiguities, if any, in this Agreement shall not be construed against any Party, irrespective of which Party may be deemed to have authored the ambiguous provision.

15.12.1 The definitions of the terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The word “will” shall be construed to have the same meaning and effect as the word “shall,” and vice versa. The word “any” means “any and all” unless otherwise clearly indicated by context. The words “including”, “include” and “includes” shall be deemed to be followed by the phrase “without limitation.” The word “or” is disjunctive but not necessarily exclusive.

15.12.2 Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented, or otherwise modified (subject to any restrictions on such amendments, supplements, or modifications set forth herein or therein), (b) any reference to any Applicable Laws herein shall be construed as referring to such Applicable Laws as from time to time enacted, repealed or amended, (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns, and (d) all references herein to Articles, Sections or Exhibits, unless otherwise specifically provided, shall be construed to refer to Articles, Sections and Exhibits of this Agreement.

15.12.3 Headings and captions are for convenience only and are not to be used in the interpretation of this Agreement.

15.13 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall be deemed to be one and the same instrument. PDF execution and delivery of this Agreement by any Party shall constitute a legal, valid and binding execution and delivery of this Agreement by such Party.

[Signature Page Next]

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IN WITNESS WHEREOF, the Parties have caused this Research Collaboration Agreement to be executed by their respective duly authorized officers as of the Effective Date.

NOVO NORDISK A/S
By: /s/ Marcus Schindler
Name: Marcus Schindler
Title: Executive Vice President and Chief Scientific Officer

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IN WITNESS WHEREOF, the Parties have caused this Research Collaboration Agreement to be executed by their respective duly authorized officers as of the Effective Date.

OMEGA THERAPEUTICS, INC.
By: /s/ Mahesh Karande
Name: Mahesh Karande
Title: President and Chief Executive Officer

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IN WITNESS WHEREOF, the Parties have caused this Research Collaboration Agreement to be executed by their respective duly authorized officers as of the Effective Date.

PM (NN) EXPLORATIONS, INC.
By: /s/ Paul Biondi
Name: Paul Biondi
Title: President
PIONEERING MEDICINES (NN), LLC
By: /s/ Paul Biondi
Name: Paul Biondi
Title: President
PIONEERING MEDICINES 08, INC.
By: /s/ Paul Biondi
Name: Paul Biondi
Title: President

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Schedule 1.19

Validation Criteria for Backup Target Validation Studies

[***]

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Schedule 1.20

Contents of Backup Target Validation Studies Data Package

[***]

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Schedule 1.65

Development Candidate Criteria & Development Candidate Data Package Contents

[***]

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Schedule 1.114

In Vitro Proof of Concept Criteria

[***]

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Schedule 1.118

IND-Enabling Data Package Contents & IND-Enabling Criteria

[***]

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Schedule 1.127

Initial Backup Target Studies Data Package Content

[***]

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Schedule 1.139

Knowledge of PlatformCo

[***]

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Schedule 1.217

PlatformCo Licensed Patents

[***]

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Schedule 1.222

PM Management

[***]

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Schedule 1.229

PM SpinCo Licensed Patents

[***]

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Schedule 1.244

List of Proposed and Prioritized Backup Targets for Computational Assessment

[***]

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Schedule 1.312

Upstream Licenses

[***]

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Schedule 2.4

Resolution of Disputed Criteria Achievement Matters

[***]

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Schedule 3.1.1

Initial R&D Plan and Initial R&D Budget

[***]

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Schedule 3.7

Novo Nordisk Principles for the Use of Animals

[***]

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Schedule 4.1.3(b)

Form of Development Report

[***]

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Schedule 5.5.5

Whitehead Milestones

[***]

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Schedule 8.1

Novo Nordisk’s Invoicing Instructions

[***]

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Schedule 10.3.5(d)

PlatformCo Background Patents (Other Than PlatformCo Licensed Patents)

[***]

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Schedule 11.2.2

PlatformCo Press Release

[***]

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Schedule 13.3.3(d)

Baseball Arbitration For [***]

[***]

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